                                                                     Exhibit 2.2

                         AGREEMENT TO CONTRIBUTE ASSETS

                                  BY AND AMONG

                       PROGRESSIVE BAGEL CONCEPTS, INC.,

                              BAGEL & BAGEL, INC.

                                      AND

                                 RICHARD LOZOFF

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
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                                                         TABLE OF CONTENTS
                                                         -----------------

SECTION                                                                                                                         PAGE
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1. CONTRIBUTION AND EXCLUDED ASSETS ..........................................................................................    2
   1.A.       Contributed Assets .............................................................................................    2
   1.B.       Excluded Assets ................................................................................................    4

2. CONSIDERATION TO BE EXCHANGED FOR CONTRIBUTED ASSETS ......................................................................    4
   2.A.       Consideration ..................................................................................................    4
   2.B.       Assumed Liabilities ............................................................................................    4
   2.C.       Excluded Liabilities ...........................................................................................    4
   2.D.       No Expansion of Third Party Rights .............................................................................    5
   2.E.       Allocation of the Consideration Among the Contributed Assets ..................................................     5

3. PUT OPTION ................................................................................................................    5

4. REPRESENTATIONS AND WARRANTIES
   OF THE TRANSFEROR AND THE SHAREHOLDER .....................................................................................    7
   4.A.       Organization, Power and Authority of the Transferor ............................................................    7
   4.B.       Capital Stock of the Transferor ................................................................................    7
   4.C.       The Shareholder of the Transferor ..............................................................................    7
   4.D.       Financial Statements of the Transferor .........................................................................    8
   4.E.       Liabilities of the Transferor ..................................................................................    8
   4.F.       Financial Obligations ..........................................................................................    8
   4.G.       Tax Matters ....................................................................................................    8
   4.H.       Real Estate of the Transferor ..................................................................................    9
   4.I.       Good Title to the Contributed Assets ...........................................................................   10
   4.J.       [Intentionally Omitted] ........................................................................................   10
   4.K.       Licenses and Permits of the Transferor .........................................................................   10
   4.L.       Proprietary Rights of the Transferor ...........................................................................   10
   4.M.       Adequacy of the Contributed Assets; the Transferor's Relationships
              with its Customers and Suppliers ...............................................................................   11
   4.N.       Documents of and Information with Respect to the Transferor ....................................................   11
   4.0.       Litigation Involving the Transferor ............................................................................   12
   4.P.       The Records of the Transferor ..................................................................................   12
   4.Q.       No Material Adverse Change .....................................................................................   12
   4.R.       Absence of Certain Acts or Events ..............................................................................   13
   4.S.       Compliance with Laws by the Transferor .........................................................................   13
   4.T.       Environmental Matters ..........................................................................................   13
   4.U.       Labor Relations of the Transferor ..............................................................................   14
   4.V.       Employee Benefit ...............................................................................................   15
   4.W.       Product Liability Claims; Product Warranties and Indemnities ...................................................   15
   4.X.       Due Authorization; Binding Obligation ..........................................................................   15

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SECTION                                                                                                                         PAGE
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   4.Y.       Accuracy of Information Furnished by the Transferor or the
              Shareholder ....................................................................................................   16
   4.Z.       Brokers and Finders. ...........................................................................................   16
   4.AA.      Private Placement Memorandum ...................................................................................   16
   4.AAA.     Dissolution and Distributions ..................................................................................   17
   4.AB.      Additional Representations and
              Warranties of the Shareholder ..................................................................................   18

5. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE
   TRANSFEREE ................................................................................................................   19
   5.A.       Organization, Power and Authority of the Transferee ............................................................   19
   5.B.       Due Authorization; Binding Obligation ..........................................................................   19
   5.C.       Timing of Closing ..............................................................................................   19
   5.D.       Covenants Regarding Exchange Shares ............................................................................   20

6. ADDITIONAL COVENANTS, AGREEMENTS AND
   ACKNOWLEDGMENTS OF THE TRANSFEROR AND THE SHAREHOLDER .....................................................................   20
   6.A.       [Intentionally Omitted] ........................................................................................   20
   6.B.       No Other Discussions ...........................................................................................   20
   6.C.       Retention and Voting of Shares .................................................................................   20
   6.D.       Best Efforts ...................................................................................................   20
   6.E.       Restrictions on Transfer of Exchange Shares ....................................................................   21
   6.F.       Legends on Exchange Shares .....................................................................................   21
   6.G.       Confidential Information .......................................................................................   22
   6.H.       Restrictive Covenant ...........................................................................................   23
   6.I.       Remedies; Waiver ...............................................................................................   24
   6.J.       Acknowledgement of Dual Representation .........................................................................   24
   6.K.       Acknowledgement of Related Party Transactions ..................................................................   24
   6.L.       Subsequent Audited Financials ..................................................................................   25
   6.M.       Directors ......................................................................................................   25
   6.N.       Conduct of Business Prior to Closing ...........................................................................   25
   6.0.       Access Pending and After Closing ...............................................................................   27
   6.P.       Consents of Third Parties ......................................................................................   27
   6.Q.       Interim Financial Statements ...................................................................................   28
   6.R.       Public Disclosure ..............................................................................................   28
   6.S.       Cooperation ....................................................................................................   28
   6.T.       Preemptive Rights ..............................................................................................   28

7. CONDITIONS TO THE OBLIGATION OF THE TRANSFEREE ............................................................................   29
   7.A.       Accuracy of Representations and Warranties and Compliance
              Obligations ....................................................................................................   29
   7.B.       Deliveries .....................................................................................................   29

                                       ii
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SECTION                                                                                                                         PAGE
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   7.C.       Receipt of Necessary Consents ..................................................................................   30
   7.D.       Registration Rights Agreement ..................................................................................   30
   7.E.       Employment Agreement ...........................................................................................   30
   7.F.       Payoff .........................................................................................................   30
   7.G.       [Intentionally Omitted] ........................................................................................   30
   7.H.       Due Diligence ..................................................................................................   30
   7.I.       Deliveries .....................................................................................................   31

8. CONDITIONS TO OBLIGATIONS OF THE
   TRANSFEROR AND THE SHAREHOLDER ............................................................................................   31
   8.A.       Accuracy of Representations and
              Warranties and Compliance with Obligations .....................................................................   31
   8.B.       Investor Offering ..............................................................................................   31
   8.C.       BCI Loan Agreement .............................................................................................   31
   8.D.       Employment Agreement ...........................................................................................   31
   8.E.       Board of Directors' Approval ...................................................................................   31
   8.F.       Deliveries .....................................................................................................   32
   8.G.       Registration Rights Agreement ..................................................................................   32
   8.H.       Assignment of Rights ...........................................................................................   32
   8.I.       Election of Gail Lozoff ........................................................................................   32
   8.J.       Closing Condition ..............................................................................................   32

9. CLOSING AND CLOSING DELIVERIES ............................................................................................   32
   9.A.       Closing ........................................................................................................   32
   9.B.       Action To Be Taken by Transferor and the Shareholder ...........................................................   32
   9.C.       Action To Be Taken By The Transferee ...........................................................................   34
   9.D.       Form of Documents ..............................................................................................   35
   9.E.       Further Assurances .............................................................................................   35

10. SURVIVAL OF REPRESENTATIONS AND WARRANTIES AND
    COVENANTS ................................................................................................................   35

11. CERTAIN ACTIONS AFTER THE CLOSING ........................................................................................   36
    11.A.      The Transferee to Act as Agent for the Transferor .............................................................   36
    11.B.      Delivery of Property Received by the Transferor After Closing .................................................   36
    11.C.      The Transferee Appointed Attorney for the Transferor ..........................................................   37
    11.D.      Employment by the Transferee of the Transferor's Employees ....................................................   37
    11.E.      Payment of Certain Assumed Liabilities .......................................................................    37

12. INDEMNIFICATION ..........................................................................................................   38
    12.A.      Agreement by the Transferor and the Shareholder to Indemnify ..................................................   38
    12.B.      Agreement by the Transferee to Indemnify ......................................................................   39

                                      iii
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SECTION                                                                                                                         PAGE
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13. MISCELLANEOUS ............................................................................................................   39
    13.A.      Amendment and Modification ....................................................................................   39
    13.B.      Termination ...................................................................................................   39
    13.C.      Binding Effect ................................................................................................   40
    13.D.      Severability ..................................................................................................   40
    13.E.      Entire Agreement ..............................................................................................   40
    13.F.      Headings ......................................................................................................   40
    13.G.      Execution in Counterpart ......................................................................................   40
    13.H.      Notices .......................................................................................................   40
    13.I.      Governing Law .................................................................................................   42
    13.J.      Construction. .................................................................................................   42
    13.K.      Expenses ......................................................................................................   43
    13.L.      Agreement Regarding Schedules .................................................................................   43

                         AGREEMENT TO CONTRIBUTE ASSETS
                         ------------------------------


     This agreement to contribute assets (the "Agreement") is made and entered into this 2nd day of March by and among Bagel & Bagel, Inc., a Missouri corporation (the "Transferor"), Progressive Bagel Concepts, Inc. (the "Transferee"), a Delaware corporation, and Richard Lozoff (referred to as the "Shareholder").


                                R E C I T A L S:
                                - - - - - - - -

     A. The Transferee is being formed for the purpose of acquiring, developing and operating retail bagel bakeries.

     B. The Transferee proposes to purchase from Boston Chicken, Inc., a Delaware corporation ("BCI"), that number of shares of the common stock of BCI that will have an aggregate market value of Five Million Five Hundred Thousand Dollars ($5,500,000) (the "BCI Shares") as provided in and pursuant to a Stock Purchase Agreement by and between the Transferee and BCI substantially in the form attached hereto as Exhibit I ("Stock Purchase Agreement") and to enter into a related registration rights agreement with BCI substantially in form attached to the Stock Purchase Agreement as Exhibit B thereto (the "BCI Registration Rights Agreement").

     C. The Shareholder owns 500 shares of the common stock of the Transferor, which shares constitute all of the issued and outstanding shares of the Transferor.

     D. The Transferor currently owns and operates seven (7) bagel shops using the service mark "Bagel & Bagel", each of which is located in leased premises (the "Stores") (such business is referred to herein as the "Business"). The Transferor desires to contribute to the Transferee and the Transferee desires to accept from the Transferor all of the net assets, properties and business of the Transferor in exchange for the BCI Shares, that number of shares of common stock, par value $.01 per share, of the Transferee as shall meet the provisions of Section 5.D hereof (such shares of the Transferee are referred to herein as the "Exchange Shares") and the assumption by the Transferee of certain liabilities of the Transferor, all as herein provided and on the terms and conditions hereinafter set forth.

     E. The Transferor and the Transferee hereby acknowledge and agree that it is their intention that (i) the transaction contemplated hereby will close simultaneously with the closing of the Investor Offering (as defined herein) and the Simultaneous Contribution (as defined herein) and (ii) the closing of the transaction contemplated hereby and the closings of the Investor Offering and the Simultaneous Contribution and the documentation evidencing the closing of all such transactions be treated as an integrated unitary transaction between the parties thereto and one plan of formation of the Transferee under Section 351 of the Internal Revenue Code of 1986, as amended.

     F. The Transferee has no present intent or plan to engage in any specific transaction after the date hereof, the result of which would be that the shares in the Transferee issued in connection with the Investor Offering, this Agreement, the Simultaneous Contribution and one additional Concept Acquisition, as that term is defined in the "Memorandum" (defined below) would, in the aggregate, constitute less than 80% of the issued and outstanding shares of the Transferee; provided that the Transferor acknowledges that it is the general expectation of the parties that the Transferee will issue shares in the Transferee in connection with future acquisitions and public and private offerings.


                                   COVENANTS
                                   ---------

     In consideration of the mutual representations, warranties and covenants and subject to the conditions herein contained, the parties hereto agree as follows:


1. CONTRIBUTION AND EXCLUDED ASSETS.

     1.A. Contributed Assets.

     The Transferor agrees to and will sell, convey, transfer, assign and deliver to the Transferee at the Closing (as hereinafter defined), free and clear of all liens, mortgages, pledges, encumbrances and charges of every kind except for liens securing the Assumed Liabilities, which liens are disclosed on
Schedule 4.I. hereto (the "Permitted Liens"), on the terms and subject to the conditions set forth in this Agreement, all of the properties, business and assets of the Transferor of every kind and description, real, personal and mixed, tangible and intangible, wherever located (except those assets of the Transferor which are specifically excluded from this transaction by Section 1.B. hereof) as they shall exist on the date hereof (the "Closing Date") (as hereinafter defined), whether or not appearing on the Balance Sheet (as hereinafter defined) (collectively, the "Contributed Assets"). Without limiting the generality of the foregoing, the Contributed Assets shall include the following:

          (1) all machinery, equipment, tools, supplies, leasehold improvements, computer hardware and software vehicles, construction in progress, furniture and fixtures located at the Stores and other fixed assets owned by the Transferor (the "Contributed Fixed Assets");

          (2) all inventories and raw materials of the Transferor (the "Contributed Inventory");


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

          (3) all receivables of the Transferor, including, without limitation, all trade accounts receivable arising from sales of inventory in the ordinary course of business, notes receivable, credit card receivables, co-op advertising receivables, income tax receivables, and insurance proceeds receivable (the "Contributed Receivables");

          (4) (a) all of the interest of and the rights and benefits accruing to the Transferor as lessee under leases of real property and all improvements to and buildings thereon, which leases are described in Schedule 4.H. attached hereto (the "Purchased Leasehold Premises"), and (b) all leases or rental agreements covering machinery, equipment, tools, supplies, vehicles, furniture and fixtures and other fixed assets and personal property, including without limitation those described in Schedule 1.A. attached hereto (the leasehold rights and improvements described in clauses (a) and (b) are collectively referred to as the "Contributed Leasehold Rights");

          (5) all of the rights and benefits accruing to the Transferor under all sales orders, sales contracts, supply contracts, purchase orders and purchase commitments made by the Transferor in the ordinary course of business, all other agreements to which the Transferor is a party or by which it is bound and all other choses in action, causes of action and other rights of every kind of the Transferor (the "Contributed Contract and Other Rights");

          (6) copies of all operating data and records of the Transferor, including without limitation customer lists, financial, accounting and credit records, correspondence, budgets and other similar documents and records (the "Contributed Records");

          (7) all of the Transferor's right, title and interest in and to the proprietary rights of the Transferor, including without limitation all trademarks, trade names, patents, patent applications, licenses thereof, trade secrets, technology, know-how, formulae, designs and drawings, computer software, slogans, copyrights, processes, operating rights, other licenses and permits, and other similar intangible property and rights relating to the products or business of the Transferor (the "Contributed Proprietary Rights");

          (8) all cash and cash equivalents and investments, whether short-term or long-term, of the Transferor, including without limitation, certificates of deposit, treasury bills and securities (the "Purchased Cash and Investments");

          (9) all prepaid and deferred items of the Transferor, including prepaid rentals, insurance, taxes (other than income taxes) and unbilled charges and deposits relating to the operations of the Transferor (the "Purchased Prepaid Items"); and

          (10) all of the Transferor's right, title and interest in and to their respective corporate and trade names and all of the other intangibles of the Transferor.

     1.B. Excluded Assets.

     Anything to the contrary in Section 1.A. notwithstanding, the Contributed Assets shall exclude the following assets of the Transferor: (1) the Consideration (as hereinafter defined) and the Transferor's other rights under this Agreement; (2) any shares of capital stock of the Transferor which are owned and held by the Transferor as treasury shares; (3) the corporate minute books and stock records of the Transferor; and (4) any income tax deductions of the Transferor.

2. CONSIDERATION TO BE EXCHANGED FOR CONTRIBUTED ASSETS.

     2. A. Consideration.

     As consideration for the Contributed Assets (the "Consideration"), the Transferee agrees, subject to the terms, conditions and limitations set forth in this Agreement, to and will deliver to the Transferor at the Closing the Exchange Shares and the BCI Shares.

     2.B. Assumed Liabilities.

     The Transferee agrees to and will at the Closing assume and agree to pay, discharge and perform when lawfully due those liabilities, trade payables, sales taxes, and other obligations of the Transferor (1) reflected on the Balance Sheet (as hereinafter defined), (2) incurred prior to the Closing by the Transferor in the ordinary course of business after the date of the Balance Sheet, (3) (a) under the leases, contracts, agreements or other matters set forth or described in Schedule 2.B. and (b) every other lease, contract and oral and written agreement (i) each having a term of five years or less, (ii) each having aggregate annual payments of $5,000.00 or less, and (iii) which is necessary for the operation of the Business, in each case under subsections 3(a) and 3(b) which arise and relate to periods after the Closing Date, (4) which arise and relate to the Transferee's operation of the Business after the Closing Date; and (5) which are described in Sections 11.E. and 13.K. hereof (the "Assumed Liabilities"). Also set forth on Schedule 2.B. hereto is a description of all coupon and other promotional programs with respect to which the Transferor has any outstanding obligations as of the Closing Date, including any obligations to offer free or reduced price menu items and the number of reduced price or free menu items which the Transferor is obligated to provide pursuant to all such coupons and other promotional programs as of the Closing Date.

     2.C. Excluded Liabilities.

     Anything to the contrary in Section 2.B. notwithstanding, the Assumed Liabilities shall exclude the following liabilities, contracts commitments and other obligations of the Transferor (the "Excluded Liabilities"):

          (1) the Transferor's obligations and liabilities arising under this Agreement;

          (2) any obligation for federal, state, local or foreign income tax liability (including interest and penalties) arising from the operations of the Transferor up to the Closing Date, including without limitation the liabilities, if any, shown on the Balance Sheet as "Deferred Taxes";

          (3) any obligation for any transfer, sales, use or other taxes, fees or levies (including motor vehicle sales taxes) imposed by any state or other governmental entity on or arising out of the contribution of the Contributed Assets pursuant hereto;

          (4) any obligation or liability of the Transferor except as listed in
     Section 2.B. or on Schedule 2.B.; and

          (5) any liability, contract, commitment or other obligation of the Transferor, known or unknown, fixed or contingent, the existence of which will make any representation or warranty of the Transferor contained in or made pursuant to this Agreement incomplete, inaccurate or untrue.

     2.D. No Expansion of Third Party Rights.

     The assumption by the Transferee of the Assumed Liabilities shall in no way expand the rights or remedies of any third party against the Transferee, the Transferor or the Shareholder as compared to the rights and remedies which such third party would have had against the Transferor or the Shareholder had the Transferee not assumed such liabilities. Without limiting the generality of the preceding sentence, the assumption by the Transferee of the Assumed Liabilities shall not create any third party beneficiary rights.

     2.E. Allocation of the Consideration Among the Contributed Assets.

     The Consideration shall be allocated among each of the Stores and the Transferor's corporate office, if any, and among each item or class of the Contributed Assets (e.g., fixtures and equipment, leasehold improvements, goodwill) as set forth on Schedule 2.E. hereto. The Transferor, the Shareholder and the Transferee agree that they will prepare and file their federal and any state or local income tax returns based on such allocation of the Contribution. The Transferor, the Shareholder and the Transferee agree that they will prepare and file any notices or other filings required pursuant to Section 1060 of the Internal Revenue Code of 1986, as amended (the "Code"), and that any such notices or filings will be prepared based on such allocation of the Consideration.

3. PUT OPTION.

     (1) In the event that:

          (a) as of August 1, 1998, the Transferee has not completed an initial public offering of its shares of common stock pursuant to a registration statement filed pursuant to the Securities Act of 1933, as amended the "Securities Act") (a "Qualified Public Offering"), or

          (b) at any time during the term of the Lozoff Employment Agreement (defined below) Gail Lozoff is terminated by the Transferee without "cause" (as defined therein),

then upon the occurrence of either such event (each a "Trigger Date"), the Transferor shall have the option, exercised by written notice to the Transferee given not later than fifteen (15) days after the Trigger date, to require the Transferee to purchase all or less than all of the Exchange Shares then owned by it for a purchase price equal to the greater of: (a) the fair market value of such Exchange Shares; and (b) $1,959.56 per share (and aggregating $4,996,875.00), appropriately adjusted to take into account any dividend, stock split, combination of shares or other relevant change in the capitalization of the Transferee occurring prior to any exercise of this put option. The fair market value of the Transferor's Exchange Shares shall be determined by the agreement of the Transferee and the Transferor at the time, without regard to any factor relating to the lack of liquidity of such Exchange Share or the fact that the Transferor's Exchange Shares represent a minority of all of the Transferee's outstanding stock. If the Transferee and the Transferor are unable to agree on the fair market value of the Transferor's Exchange Shares within sixty (60) days, they shall mutually agree on and appoint a national firm of certified public accountants or a reputable business valuation firm to determine the fair market value of such Exchange Shares within thirty (30) days, and the determination of such firm shall be final and binding on the Transferor. If the parties are unable to agree on a firm to perform the valuation, then the valuation shall be performed by Alex. Brown & Sons, Incorporated within thirty
(30) days of such request. Fees and expenses of any such firm selected pursuant to this Section 3 shall be borne 50% by the Transferee and 50% by the Transferor and the Transferee. Notwithstanding the foregoing, the Transferor acknowledges and agrees that the option provided pursuant to this Section 3 may only be exercised once, regardless of the number of Exchange Shares which are the subject of such exercise, and that upon any such exercise, all rights set forth in this Section 3 shall automatically expire.

     (2) In the event that the Transferor exercises its option granted pursuant to this Section 3, the Transferee shall pay the Transferor the applicable purchase price in cash within thirty (30) days of the determination of such price against delivery of the Exchange Shares duly endorsed for transfer to the Transferee. All of the Exchange Shares sold to the Transferee pursuant to any exercise of the put option in this Section 3 shall be free and clear of all liens, pledges, encumbrances, claims and equities of every kind.

4. REPRESENTATIONS AND WARRANTIES
   OF THE TRANSFEROR AND THE SHAREHOLDER.

     In order to induce the Transferee to enter into this Agreement and to consummate the transactions contemplated hereunder, the Transferor and the Shareholder jointly and severally make the following representations and warranties:

     4.A. Organization, Power and Authority of the Transferor.

     The Transferor is a corporation duly organized and legally existing in good standing under the laws of its state of incorporation and has full corporate power and authority (i) to own or lease its properties and to carry on its business as it is now being conducted, (ii) to enter into this Agreement and to sell, convey, transfer, assign and deliver the Contributed Assets to the Transferee as provided herein, and (iii) to carry out the other transactions and agreements contemplated hereby. The Transferor is legally qualified to transact business as a foreign corporation in each of the jurisdictions in which its business or property is such as to require that it be thus qualified, and it is in good standing in each of the jurisdictions in which it is so qualified. The Transferor has no subsidiaries and owns no equity interest in any corporation, partnership, joint venture, association or other entity. The Transferor is not engaged in any business other than the Business.

     4.B. Capital Stock of the Transferor.

     Schedule 4.B. sets forth, with respect to the Transferor, the number of authorized shares of its capital stock, the number of such shares which are issued and outstanding and the number of such shares which are issued and held in its treasury. All voting rights in the Transferor are vested exclusively in its shares of common stock. All of the issued and outstanding shares of common stock of the Transferor are validly authorized and issued and are fully paid and non-assessable. There are no outstanding written warrants, options or rights of any kind to acquire from the Transferor any shares of its common stock or securities of any kind. The Transferor has no obligation to acquire any of its issued and outstanding shares of common stock or any other security issued by it from any holder thereof.

     4.C. The Shareholder of the Transferor.

     The Shareholder owns 500 shares of common stock of the Transferor, which shares constitute all of the issued and outstanding shares of capital stock of the Transferor. The Shareholder has full power, authority and capacity to enter into this Agreement. There are no outstanding written warrants, options or rights of any kind to acquire from the Transferor or the Shareholder any shares of the Transferor's common stock or securities of any kind.

     4.D. Financial Statements of the Transferor.

     The Transferor has previously furnished to the Transferee: (1) an audited balance sheet at December 27, 1994 (the "Balance Sheet"); and (2) an audited statement of income for the year ended December 27, 1994 (the "Transferor Income Statement"), including the notes pertaining thereto (the "Financial Statements"), of the Transferor.

     The Financial Statements present fairly the consolidated financial position of the Transferor at each of the said balance sheet dates and the results of its operations for each of the said periods covered, and they have been prepared in accordance with generally accepted accounting principles consistently applied and have been certified by the President of the Transferor to such effect, such certification being attested to by the Secretary of the Transferor and referred to herein as the "President's Certificate."

     4.E. Liabilities of the Transferor.

     The Transferor has no liabilities or obligations, either accrued, absolute, contingent or otherwise, except: (i) to the extent reflected or taken into account in determining net worth in the Balance Sheet and not heretofore paid or discharged; (ii) to the extent specifically set forth in any of the schedules attached hereto or in this Agreement; and (iii) liabilities incurred in the ordinary course of business since the date of the Balance Sheet.

     4.F. Financial Obligations.

     As of the date of execution of this Agreement, the Transferor has drawn approximately $1,873,000.00 of the Line of Credit (as defined herein).

     4.G. Tax Matters.

          (1) The Transferor has timely filed all tax returns and reports required to be filed by it, including without limitation all federal, state, local and foreign tax returns, and has paid in full or made adequate provision by the establishment of reserves for all taxes and other charges which here become due from the Transferor. There is no tax deficiency proposed or threatened against the Transferor. There are no tax liens upon any property or assets of the Transferor. The Transferor has made all required payments of estimated taxes when due in amounts sufficient to avoid the imposition of any penalty.

          (2) All taxes and other assessments and levies which the Transferor was required by law to withhold or to collect have been duly withheld and collected, and have been paid over to the proper governmental entity or are being held by the Transferor in separate bank accounts for such payment, and all such withholdings and collection and all other payments due in connection therewith as of the date of the Balance Sheet are duly reflected on the Balance Sheet.

          (3) The federal and state income tax returns of the Transferor have been closed by applicable statute or examined by all appropriate tax authorities as set forth in Schedule 4.G. Except as set forth in Schedule 4.G., there are no outstanding agreements or waivers extending the statute of limitations applicable to any federal or state income tax returns of the Transferor for any period.

          (4) The Transferor has filed a valid election to be taxed as an S corporation (within the meaning of Section 1361 of the Internal Revenue
     Code), which filing has been in effect since the date of the incorporation of the Transferor.

4.H. Real Estate of the Transferor.

     (1) The Transferor owns no real estate.

     (2) Attached hereto is an accurate list of each lease agreement with respect to the Purchased Leasehold Premises which sets forth: (i) the lessor and lessee thereof and the date and term of the lease governing such property; and
(ii) the location, including address, thereof. The leases covering the Purchased Leasehold Premises are in full force and effect, and the Transferor is not in default or breach under any such lease. No event has occurred which with the passage of time or the giving of notice or both would cause a material breach of or material default under any of such leases by the Transferor. To the best knowledge of the Transferor, there is no material breach or anticipated material breach by any other party to any such lease.

     (3) The Transferor has valid leasehold interests in the Purchased Leasehold Premises, free and clear of all liens, mortgages, pledges, encumbrances, charges, assessments, restrictions, covenants and easements or title defects of any nature whatsoever, except for liens set forth on Schedule 4.H., liens for real estate taxes not yet due and payable, and such imperfections of title and encumbrances, if any, as are not material in character, amount or extent and do not materially detract from the value, or materially interfere with the present use, of such properties or otherwise impair business operations in any material respect.

     (4) [Intentionally Omitted]

     (5) [Intentionally Omitted]

     (6) The Transferor has not received notice from any applicable governmental authority of: (i) any condemnation proceeding with respect to any portion of the Purchased Leasehold Premises or any access thereto, and the Transferor has no knowledge that any such proceeding is contemplated by any governmental authority; or (ii) any special assessment applicable to any of the Purchased Leasehold Premises, and the Transferor has no knowledge that any such special assessment is contemplated by any governmental authority.

     4.I. Good Title to the Contributed Assets.

          (1) Except as set forth on Schedule 4.I., the Transferor has good and marketable title to all of the Contributed Assets (other than the Purchased Leasehold Premises), free and clear of all liens, mortgages, pledges, encumbrances or charges of every kind, nature, and description whatsoever.

          (2) [Intentionally Omitted]

          (3) [Intentionally Omitted]

     4.J. [Intentionally Omitted]

     4.K. Licenses and Permits of the Transferor.

     The Transferor possesses all licenses and required governmental or official approvals, permits or authorizations, the failure to possess which would have a material adverse effect on the business, financial condition or results of operations of the Transferor. All such licenses, approvals, permits and authorizations are in full force and effect, the Transferor is in material compliance with their requirements, and no proceeding is pending or to the knowledge of the Transferor threatened to revoke or amend any of them. Schedule 4.K. attached hereto contains a complete list of all such licenses, approvals, permits and authorizations. Except as indicated on such Schedule 4.K., none of such licenses, approvals, permits and authorizations are or will be impaired or in any way affected by the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

     4.L. Proprietary Rights of the Transferor.

          (1) The Contributed Proprietary Rights include all proprietary rights, the failure to possess which would have a material adverse effect on the business, financial condition or results of operations of the Transferor.

          (2) Except as set forth in Schedule 4.L., (i) the Transferor owns all right, title and interest in and to all of the Contributed Proprietary Rights, (ii) the Transferor has no knowledge of any claim made against the Transferor asserting the invalidity, abuse, misuse, or unenforceability of any such rights, and to the best of the Transferor's knowledge, there are not grounds for the same, (iii) the Transferor has not received a notice of conflict with the asserted rights of others within the last five years and
     (iv) to the best of the Transferor's knowledge, the conduct of the Transferor's business has not infringed any rights of others. The Transferee acknowledges that the Transferor does not own any patents with respect to its recipes.

     4.M. Adequacy of the Contributed Assets; the Transferor's Relationships with its Customers and Suppliers.

     The Contributed Assets constitute, in the aggregate, all of the property necessary for the conduct of the business of the Transferor in the manner in which and to the extent to which it is currently being conducted. The Transferor knows of no written or oral communication, fact, event or action which exists or has occurred prior to the date of this Agreement, which would tend to indicate that any current supplier to the Transferor of items essential to the conduct of its business, which items cannot be replaced by the Transferor at comparable cost to the Transferor and the loss of which would have a material adverse effect on the business or operations of the Transferor, will terminate its business relationship with the Transferor. The Transferor does not have any customer which accounts for over 1% of the total consolidated net revenues of the Transferor for the year ended December 27, 1994. Except for the lease agreement respecting the Transferor's College Boulevard Store, neither the Transferor nor any of its affiliates (as hereinafter defined) has any direct or indirect interest in any supplier or competitor of the Transferor, or in any person from whom or to whom the Transferor leases real or personal property, or in any person with whom the Transferor is doing business. The Transferor is not restricted by agreement from carrying on its business anywhere in the world.

     4.N. Documents of and Information with Respect to the Transferor.

          (1) Schedule 4.N. attached hereto accurately and completely sets forth a true and complete list of the following: (i) each policy of insurance in force with respect to the assets and properties of the Transferor and each of the performance or other surety bonds maintained by the Transferor in the conduct of its business; (ii) each loan, credit agreement, guarantee, security agreement or similar document or instrument to which the Transferor is a party or by which it is bound; (iii) each lease of personal property to which the Transferor is a party or by which it is bound; (iv) any other agreement, contract or commitment to which the Transferor is a party or by which it is bound which involves a future commitment by the Transferor in excess of $5,000 and which has a term of five (5) years or more; (v) the name and current annual salary of each officer or other employee of the Transferor and the profit sharing, bonus or any other form of compensation (other than salary) paid or payable by the Transferor to or for the benefit of each such person for the year ended December 27, 1994, any written employment or other written agreement of the Transferor with any of its officers or employees and any oral employment agreement or other agreement of the Transferor with any of its officers or corporate office employees which, to the knowledge of the Transferor, provides for a specific duration; (vi) the name of the officers and directors of the Transferor; and (vii) the name of each bank in which the Transferor has an account or safe-deposit box, the name in which the account or box is held and the names of all persons authorized to draw thereon or to have access thereto. The Transferor has previously furnished the Transferee with a true and complete copy of each such agreement, contract or commitment listed in Schedule 4.N. There has not been any default in any obligation to be performed by the Transferor or any other party under any such instrument.

          (2) The Transferor has provided all required performance or other surety bonds. All premiums and other payments which have become due under the policies of insurance listed in Schedule 4.N. have been paid in full, all of such policies are now in full force and effect and the Transferor has not received notice from any insurer, agent or broker of the cancellation of, or any increase in premium to take effect after the date hereof with respect to, any of such policies or bonds. Except as set forth in Schedule 4.N., the Transferor has not received any notification from any insurer, agent or broker denying or disputing any claim made by the Transferor or denying or disputing any coverage for any such claim or the amount of any claim. Except as set forth in Schedule 4.N., the Transferor has no claim against any of its insurers under any of such policies pending or anticipated and there has been no occurrence of any kind which would give rise to any such claim.

     4.O. Litigation Involving The Transferor.

     Except as set forth in Schedule 4.O., there are no actions, suits, claims, governmental investigations or arbitration proceedings pending or, to the knowledge of the Transferor and the Shareholder, threatened against or affecting the Transferor or any of the Contributed Assets and there is no basis known to the Transferor or the Shareholder for any of the foregoing with respect to the Contributed Assets. There are no orders, decrees or stipulations issued by any federal, state, local or foreign judicial or administrative authority in any proceeding to which the Transferor is or was a party which have a material effect on the Business.

     4.P. The Records of The Transferor.

     The Transferor has previously furnished the Transferee with copies of the Transferor's charter and all amendments thereto to date and of the Transferor's bylaws, and such copies are correct and complete in all respects. The Transferor's records included as part of the Contributed Assets are accurate and complete in all material respects and there are no material matters as to which appropriate entries have not been made in such records which are material to the ongoing operation of the Business. A record of all action taken by the shareholders and the board of directors of the Transferor and all minutes of its meetings are contained in the minute books of the Transferor and are accurate and complete. The records, book and stock ledger of the Transferor contain an accurate and compete record of all issuances, transfers and cancellations of shares of capital stock of the Transferor.

     4.Q. No Material Adverse Change.

     Since the date of the Balance Sheet, there has not been (i) any material change in the business or properties of the Transferor, or in the financial condition of the Transferor, other than changes occurring in the ordinary course of business which have not had a material adverse effect on the business, properties financial condition, business prospects or operating results of the Transferor, or (ii) any overtly threatened or reasonably foreseeable prospective event or condition of any character whatsoever which could materially and adversely affect the Contributed Assets or the business, financial condition or results of operations of the Transferor.

     4.R. Absence Of Certain Acts Or Events.

     Except as disclosed in Schedule 4.R. and except for this Agreement and the transactions contemplated hereby, since the date of the Balance Sheet, the Transferor has not: (i) authorized or issued any of its shares of capital stock (including any held in its treasury) or any other securities; (ii) declared or paid any dividend or made any other distribution of or with respect to its shares of capital stock or other securities or purchased or redeemed any shares of its capital stock or other securities; (iii) paid any bonus or increased the rate of compensation of any of its employees; (iv) sold or transferred any of its assets other than in the ordinary course of business; (v) made or obligated itself to make capital expenditures aggregating more than $5,000; (vi) made any payment in respect of the Excluded Liabilities other than in the ordinary course of business; (vii) incurred any material obligations or liabilities (including any indebtedness) or entered into any material transaction; or (viii) suffered any theft, damage, destruction or casualty loss in excess of $5,000.

     4.S. Compliance With Laws By The Transferor.

          (1) The Transferor is in compliance with all laws, regulations and orders applicable to it or the Contributed Assets, the failure with which to comply would have a material adverse effect on the Business. The Transferor has not received notification of any asserted past or present failure to comply with any laws and no proceeding with respect to any such violation is contemplated.

          (2) To the knowledge of the Transferor, neither the Transferor nor any employee of the Transferor, has made any payment of funds in connection with the business of the Transferor prohibited by law, and no funds have been set aside to be used in connection with the business of the Transferor for any payment prohibited by law.

          4.T. Environmental Matters.

     The Transferor has obtained and is in compliance in all material respects with all Environmental Requirements and all permits, licenses and other authorizations required for Operations by Environmental Requirements. There are no conditions, circumstances, activities, practices, incidents, or actions (collectively, "Conditions") resulting from the Operations and, to the best of the Transferor's and the Shareholder's knowledge, resulting from any other source or activity, which Conditions may reasonably form the basis of any claim or suit against the Transferor or the Transferee nor is there any investigation, study, removal or remediation known to the Transferor or the Shareholder which is based on or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling by the Transferor, or the emission, discharge, release or threatened release by the Transferor into the environment, of any pollutant, contaminant, or hazardous or toxic materials, substances or wastes which claim, suit, investigation, study, removal or remediation would have an adverse effect on the Transferor, the Business, or the Contributed Assets.

     "Operations" means the operations of the Transferor which have occurred or are occurring on the Contributed Leasehold Premises since the Transferor took possession thereof.

     "Environmental Requirements" means federal, state and local laws relating to regulations, ordinances or other requirements, pollution or protection of the environment, including laws or provisions relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, or hazardous or toxic materials, substances, or wastes into air, surface water, groundwater, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants or hazardous or toxic materials, substances, or wastes.

     There are no laws, regulations, ordinances, licenses, permits, or orders relating to environmental or worker safety matters requiring any work, repairs, construction, or capital expenditures with respect to the Contributed Assets.

     Neither the Transferor nor the Shareholder knows of any: (i) environmental audits, assessments, or occupational health studies undertaken by the Transferor or its agents or known to be taken by governmental agencies as to the Operations; (ii) ground, water, soil, air, or asbestos monitoring undertaken with respect to the Contributed Leasehold Premises; (iii) written communications between the Transferor and any environmental agencies; or (iv) citations issued under the Occupational Safety and Health Act (29 U.S.C. Sections 651 et seq.).


     4.U. LABOR RELATIONS OF THE TRANSFEROR.

     The Transferor is not a party to or bound by any collective bargaining agreement or any other agreement with a labor union, and there has been no effort by any labor union during the 24 months prior to the date hereof to organize any employees of the Transferor into one or more collective bargaining units. There is not, to the knowledge of the Transferor, pending or to the knowledge of the Transferor threatened any labor dispute, strike or work stoppage which materially and adversely affects or which may materially and adversely affect the business of the Transferor or which may interfere with its continued operation. The Transferor has not within the last 24 months committed any unfair labor practice as defined in the National Labor Relations Act, as amended, and there is not now pending or to the knowledge of the Transferor threatened any charge or complaint relating to such a practice against the Transferor. There has been no strike, walkout or work stoppage involving any of the employees of the Transferor while employed by the Transferor during the 24 months prior to the date hereof. The Transferor is not aware that any executive or key employee or group of employees has any plans to terminate his, her or their employment with the Transferor.

     4.V. Employee Benefits.

     Except as set forth in Schedule 4.V., the Transferor does not maintain or contribute to any "employee pension benefit plan", as such term is defined in
Section 3(2) of the Employment Retirement Income Security Act of 1974, as amended ("ERISA"). Each employee pension benefit plan listed on Schedule 4.V. has complied in all material respect with, and been administered in all material respects in accordance with, the applicable requirements of ERISA, any other applicable law and the terms of such plan. The only "employee welfare benefit plan," as such term is defined in Section 3(1) of ERISA, which the Transferor maintains or to which the Transferor contributes is group health and life insurance.

     4.W. Product Liability Claims; Product Warranties And Indemnities.

     Schedule 4.W. sets forth all product liability claims which are pending or to the Transferor's knowledge threatened against the Transferor with respect to products sold by the Transferor. Schedule 4.W. also sets forth, for each of the last three fiscal years of the Transferor, and for the interim period ended on the date hereof, the aggregate amount of product liability claims paid by or on behalf of the Transferor. Except as may be contained in the promotional and advertising materials of the Transferor, the Transferor has not extended to any person any written product warranties, indemnities, or guarantees except those imposed by law.

     4.X. Due Authorization; Binding Obligation.

     The execution, delivery and performance of this Agreement and each of the other agreements contemplated hereby and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action of the Transferor. This Agreement has been duly executed and delivered by the Transferor and the Shareholder and is a valid and binding obligation of the Transferor and the Shareholder, enforceable in accordance with its terms. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will: (i) conflict with or violate any provision of the Transferor's charter or bylaws, or of any law, ordinance or regulation or any decree or order of any court or administrative or other governmental body which is either applicable to, binding upon or enforceable against the Transferor or the Shareholder; (ii) result in any breach of or default under any mortgage, contract, agreement, indenture, will, trust or other instrument which is either binding upon or enforceable against the Transferor, the Shareholder or the Contributed Assets; or (iii) violate any legally protected right arising in the operation of the Transferor's business or of any individual or entity or give to any individual or entity (including in each case without limitation the Shareholder) a right or claim against the Transferee or the Contributed Assets. No consent, approval, or authorization of any governmental authority is required for the execution, delivery and performance of this Agreement by the Transferor or the Shareholder.

     4.Y. ACCURACY OF INFORMATION FURNISHED BY THE TRANSFEROR OR THE
          SHAREHOLDER.

     No representation, statement or information made or furnished by the Transferor or the Shareholder to the Transferee, including those contained in this Agreement and the various schedules attached hereto and the other information and statements referred to herein and previously furnished by the Transferor or the Shareholder to the Transferee pursuant hereto, including without limitation, the Financial Statements, contains or shall contain any untrue statement of a material fact or omits or shall omit any material fact necessary to make the information contained therein not misleading.

     4.Z. BROKERS AND FINDERS.

     The Transferor has engaged George K. Baum & Company and the Transferor's accountants and attorneys in connection with this transaction. Except for the foregoing, neither the Transferor nor the Shareholder has engaged or authorized any broker, investment banker or third party to act on the Transferor's or the Shareholder's behalf, either directly or indirectly, as a broker, finder or advisor in connection with the transaction contemplated hereby.

     4.AA. PRIVATE PLACEMENT MEMORANDUM.

     The Transferor and the Shareholder acknowledge and agree that the Transferee is engaging in a private offering of shares of its common stock to investors ("Investors") for an aggregate gross proceeds to the Transferee of approximately $20,000,000 in cash to capitalize the Transferee ("Investor Offering"). The Transferor and the Shareholder acknowledge and agree that the Transferee has made an offering of shares of the Transferee to the owners of another chain of retail bagel shops pursuant to a contribution agreement dated February 17, 1995, which contribution transaction is anticipated to close simultaneously with the closing of the transaction contemplated by this Agreement (the "Simultaneous Contribution"). Finally, the Transferor and the Shareholder also understand and acknowledge that the Transferee has made an offering of shares of the Transferee to the Transferor pursuant to that certain Confidential Private Placement Offering Memorandum dated as of February 28, 1995 (the "Memorandum") with respect to the shares of common stock to be issued to the Transferor pursuant to this Agreement.

     The Transferor and the Shareholder acknowledge and agree that they have provided to the Transferee such information as the Transferee has required in connection with the preparation of the Memorandum including, but not limited to, information with respect to the Transferor, the financial operations, financial statements and business of the Transferor and other matters relating to the Transferor included in the Memorandum.

     The Transferor and the Shareholder have carefully reviewed the information relating to the Transferor set forth in Appendix A of the Memorandum (the "Information") and represent and warrant as of the date of the Memorandum and as of the date hereof that the Information does not contain an untrue statement of a material fact, and does not omit to state a material fact necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

     The Shareholder hereby acknowledges and agrees that he has personal knowledge of the Transferor and that all Information relating to the Transferor necessary for his decision as to whether to invest in the Transferee was otherwise available to him even if not included in the Memorandum. Therefore, to the extent the Memorandum contains any untrue statement of a material fact relating to the Transferor or omits to state a material fact relating to the Transferor necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, he waives any claim against the Transferor, the Transferee, the Contributed Assets and any affiliate, agent, attorney for the Transferor or the Transferee.

     4.AAA. DISSOLUTION AND DISTRIBUTIONS.

          The Transferor and the Shareholder represent, warrant and agree:

          (1) there is no existing plan or agreement which provides for the dissolution of the Transferor;

          (2) there is no existing plan of agreement which provides for a pro rata or similar distribution of the BCI Shares to the Shareholder, or any person who acquires shares of capital stock of the Transferor;

          (3) the Board of Directors of the Transferor shall not, within one year after the date of the resolutions authorizing the transactions contemplated by this Agreement, take any action which will provide for the dissolution of the Transferor or a pro rata or similar distribution of the BCI Shares to the Shareholder or any person who acquires shares of capital stock of the Transferor;

          (4) the transactions contemplated by this Agreement are not part of a pre-existing plan for distribution of the BCI Shares; and

          (5) in the event that the Transferor hereafter takes any action which provides for the dissolution of the Transferor or a pro rata or similar distribution of the BCI Shares to the Shareholder, or any person who acquires shares of capital stock of the Transferor, the Transferor will obtain an opinion of counsel for the Transferor, reasonably satisfactory to BCI or the Transferee as applicable, stating that such action shall not cause the transactions contemplated by this Agreement to be deemed "offers", "offers to sell", "offers for sale" or "sales" within the meaning of Rule 145 under the Securities Act.

     4.AB. ADDITIONAL REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDER.

     ACQUISITION OF BCI SHARES AND EXCHANGE SHARES. The Shareholder represents and warrants that:

          (1) He is the sole shareholder of the Transferor.

          (2) He is causing the Transferor to acquire the BCI Shares and the Exchange Shares for its own account for investment and not with a view to distribution or resale thereof in any transaction which would be in violation of the Securities Act and rules promulgated thereunder, or any state securities statute, has not subdivided the BCI Shares or the Exchange Shares with, nor is it holding all or any portion of the BCI Shares or Exchange Shares for, any other person, and agrees not to, and will cause the Transferor not to, sell, hypothecate or otherwise dispose of all or any part of the BCI Shares or Exchange Shares unless the BCI Shares or Exchange Shares represented thereby have been registered under the Securities Act and applicable state or other securities laws or, in the opinion of counsel for the Transferor, which counsel and which opinion are reasonably satisfactory to BCI or the Transferee as applicable, an exemption from the registration requirements of the Securities Act and such state or other laws is available.

          (3) He is an "accredited investor" as defined in Regulation D promulgated under the Securities Act.

          (4) He has received and carefully read the material set forth on
     Schedule 4.AB. (the "BCI Information") and the Memorandum including all exhibits thereto. The Transferee has made available to him and/or his attorney and/or his accountant all documents that he or they have requested relating to an investment in BCI and in the Transferee and has provided answers to all of his or their questions concerning the offering and an investment in BCI and in the Transferee. In evaluating the suitability of an investment in BCI and in the Transferee, the Transferor has not relied upon any representations or other information (whether oral or written) other than as set forth in the BCI Information and the Memorandum including all exhibits thereto or as contained in any documents or answers in writing to questions so furnished to him by the Transferee.

          (5) He recognizes that the Transferee has no financial or operating history and that an investment in the Transferee involves a high degree of risk, and he has taken full cognizance of and understands all of the risk factors related to the purchase of the Exchange Shares, including, but not limited to, those set forth under the captions "Risk Factors" in the prospectus contained in the BCI Information and in the Memorandum.

          (6) He has discussed with his legal, tax and financial advisors the suitability of an investment in BCI and in the Transferee for his particular tax and financial situation.

          (7) He is causing the Transferor to acquire the BCI Shares and Exchange Shares without being furnished any offering literature or prospectus other than the BCI Information and the Memorandum (and other than any documents or answers to questions described in sub-section 4.AB(4) above).

          (8) He is a bona fide resident of the State of Missouri.

5. Representations, Warranties And Covenants Of The Transferee.

     In order to induce the Transferor to enter into this Agreement and to consummate the transactions contemplated hereunder, the Transferee makes the following representations, warranties and covenants:

     5.A. Organization, Power And Authority Of The Transferee.

     The Transferee is a corporation duly organized and validly existing under the laws of the State of Delaware, with full corporate power and authority to enter into this Agreement and perform its obligations hereunder.

     5.B. Due Authorization; Binding Obligation.

     The execution, delivery and performance of this Agreement and all other agreements contemplated hereby and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate actions of the Transferee. This Agreement has been duly executed and delivered by the Transferee and is a valid and binding obligation of the Transferee, enforceable in accordance with its terms. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will: (i) conflict with or violate any provision of the articles of incorporation or bylaws of the Transferee, or of any decree or order of any court or administrative or other governmental body which is either applicable to, binding upon or enforceable against the Transferee; or (ii) result in any breach of or default under any material mortgage, contract, agreement, indenture, will, trust or other instrument which is either binding upon or enforceable against the Transferee.

     5.C. Timing Of Closing.

     The Transferee will cause the Closing of this transaction to occur within thirty (30) days of the closings of (i) the Investor Offering and (ii) either the Simultaneous Contribution or the acquisition of another Concept Acquisition Candidate (as that term is defined in the Memorandum).

     5.D. COVENANTS REGARDING EXCHANGE SHARES.

     The Exchange Shares shall constitute not less than 3.25% of the issued and outstanding shares of the Transferee after giving effect to the Investor Offering, the Simultaneous Contribution, the conversion of $80,000,000.00 under the BCI Secured Loan Agreement into, and the exercise of all options to acquire, shares of the Transferee pursuant to the Secured Loan Agreement and one additional "Concept Acquisition" as that term is defined in the Memorandum.

6. ADDITIONAL COVENANTS, AGREEMENTS AND ACKNOWLEDGMENTS OF THE TRANSFEROR AND THE SHAREHOLDER.

     In order to induce the Transferee to enter into this Agreement and to consummate the transactions contemplated hereunder, the Transferor and the Shareholder agree with the Transferee as follows:

     6.A. [Intentionally Omitted]

     6.B. NO OTHER DISCUSSIONS.

     He/it will not, prior to the Closing Date, enter into discussions or negotiate with or entertain or accept the unsolicited offer of any other party concerning the potential sale of all or any part of the assets or shares of the transferor to, or the merger or consolidation of the Transferor with, any person other than the Transferee.

     6.C. RETENTION AND VOTING OF SHARES.

     The Shareholder will vote all of the shares of common stock of the Transferor in favor of the sale of the Contributed Assets to the Transferee at a special meeting of the shareholders or by unanimous written consent, and he will not, prior to the Closing Date, sell, assign, transfer, pledge, encumber or otherwise dispose any of the shares of capital stock of the Transferor which he owns or his voting rights with respect thereto.

     6.D. BEST EFFORTS.

     He/it will use his best efforts to cause to be satisfied as soon as practicable and prior to the Closing Date all of the conditions set forth in
Section 7 to the obligation of the Transferee to accept the Contributed Assets and to cause the Closing of this transaction to occur within thirty (30) days of the closing of the earlier to occur of the Investor Offering and the Simultaneous Contribution.

     6.E. Restrictions on Transfer of Exchange Shares.

     The restrictions of this Section 6.E. apply to any holder of the Exchange Shares. The Transferor and the Shareholder acknowledge that:

          (1) The Exchange Shares to be issued pursuant hereto may be owned, as of the Closing, only in the name of and by the Transferor as indicated on the signature page below.

          (2) No federal, state or other agency has made any finding or determination as to the adequacy or accuracy of the information set forth in the Memorandum or as to the fairness of this offering for investment, nor any recommendation or endorsement of the Exchange Shares.

          (3) Because the Exchange Shares have not been registered under the Securities Act or applicable state or other securities laws, the economic risk of the investment must be borne indefinitely by the Transferor, and the Exchange Shares cannot be sold unless subsequently registered under the Securities Act and such state or other laws, or an exemption from such registration is available and such registration under the Securities Act and such state or other laws is unlikely at any time in the future; the Transferee is not obligated to file a notification under Regulation A of the Securities Act or a registration statement under the Securities Act; Rule 144, adopted under the Securities Act and governing the possible disposition of the Exchange Shares, is not currently available or anticipated to be available in the future; the Transferee has not covenanted to take any action necessary to make such Rule available for a resale of the Exchange Shares; and it is not anticipated that there will be any market for resale of the Exchange Shares.

          (4) The Exchange Shares may not be transferred unless (i) such transfer is effected pursuant to a registration statement which has been filed under the Securities Act and declared effective by the Securities and Exchange Commission, or (ii) in the written opinion of counsel, which counsel shall be reasonably acceptable to the Transferee, such transfer may be effected under and is in compliance with Rule 144 under the Securities Act, as in effect on the date of such transfer, or is otherwise exempt from the registration requirements of the Securities Act.

     6.F. Legends on Exchange Shares.

     Each certificate evidencing the Exchange Shares shall bear the following legends:

     "The shares represented by this certificate are "Restricted Securities". As such they may not be transferred unless (i) such transfer is effected pursuant to a registration statement which has been filed under the Securities Act of 1933 (the "1933 Act") and declared effective by the Securities and Exchange Commission, or

     (ii) in the written opinion of counsel, which course shall be reasonably acceptable to the issuer of these shares, such transfer may be effected under and is in compliance with Rule 144 under the 1933 Act, as in effect on the date of such transfer, or is otherwise exempt from the registration requirements of the 1933 Act."

     "The shares represented by this certificate are subject to certain covenants and agreements contained in that certain Agreement to Contribute Assets by and among Bagel & Bagel, Inc. and Progressive Bagel Concepts, Inc. dated March 2, 1995, including, but not limited to, a covenant respecting voting for directors of the issuer of these shares."

     6.G. Confidential Information.

     The Transferor and the Shareholder possess and will further develop and acquire certain confidential and proprietary information and trade secrets including, but not limited to, confidential information, methods, techniques, procedures and knowledge developed or to be developed, by or for the Transferor and the Transferee respecting the business of the Transferor and the Transferee (the "Confidential Information"). The Shareholder acknowledges and agrees that neither he nor any other person or entity has acquired by or through him any interest in or right to use the Confidential Information other than his right to utilize it in the operation of the Transferor, and that the use or duplication of the Confidential Information in any other business would constitute an unfair method of competition with Transferee.

     The Transferor and the Shareholder each acknowledges and agrees that the Confidential Information is confidential to and a valuable asset of the Transferor, is proprietary, and includes trade secrets of the Transferor. The Transferor and the Shareholder each does hereby agree, that he/it:

          (1) will not use the Confidential Information in any other business or capacity; and

          (2) will maintain the absolute secrecy and confidentiality of the Confidential Information; and

          (3) will not make unauthorized copies of any portion of the Confidential Information disclosed in written or other tangible form.

     Notwithstanding the foregoing, the obligations of the Transferor and the Shareholder specified above shall not apply to any Confidential Information which (i) is disclosed in a printed publication available to the public, or is otherwise in the public domain through no act of the Shareholder or the Transferor, his or its agents or any person or entity which has received such

Confidential Information from or through the Shareholder or the Transferor, (ii) is approved for release by written authorization of an officer of the Transferee, or (iii) is required to be disclosed by proper order of a court of applicable jurisdiction after adequate notice to the Transferee to seek a protective order therefor, the imposition of which protective order the Transferor and the Shareholder each agrees to approve and support.

     6.H. Restrictive Covenant.

     The Transferor and the Shareholder each acknowledges and agrees that the Transferee would be unable to protect the Confidential Information against unauthorized use or disclosure and the Transferee would be unable to realize the benefits of this Agreement if the Transferor or the Shareholder were permitted to engage in, hold interests in or perform services for entities conducting a business which derives 20% or more of its revenues from the sale of bagels and/or bagel-related products other than the Transferee (a "Competitive Business"). The Transferor and the Shareholder acknowledge and understand that the Transferee intends, and expects, to expand its business and the Business throughout the United States, as further described in the Memorandum. The Transferor and the Shareholder each further acknowledges and agrees that the restrictions contained in this Section 6.H. will not hinder his/its activities under this Agreement or in general. The Transferee has entered into this Agreement with the Transferor and the Shareholder on the express condition that, with respect to the operation of the Business, the Transferor and the Shareholder each will deal exclusively with the Transferee with respect to the bagel business. Each of the Transferor and the Shareholder therefore agrees that for a period of five (5) years from the Closing Date, he/it shall not directly or indirectly anywhere in the United States:

          (1) have any interest as a record or beneficial owner in any Competitive Business provided, however, the Transferor or the Shareholder may have an interest in any Competitive Business as a passive investor in such Competitive Business provided such interest does not exceed three percent (3%) of the outstanding equity securities of any company which has a class of securities which is registered under Section 12 of the Securities Exchange Act of 1934, as amended, or traded on a national securities exchange; or

          (2) perform services as a director, officer, manager, employee, consultant, representative, agent, or otherwise for any Competitive Business; or

          (3) divert or attempt to divert any business or any customers of the Business, or the Transferee to any Competitive Business.

Further, the Transferor and the Shareholder each agrees that for a period of five (5) years from the Closing Date, he/it will not directly or indirectly, solicit or attempt to solicit for employment or employ any person who is employed by the Transferee or a franchisee, developer, or affiliate of the Transferee, at the level of Assistant Manager or above, nor induce any such person to leave said employment without the prior written consent of such person's employer.

     6.I. Remedies; Waiver.

          (1) Each of the Transferor and the Shareholder agrees that the provisions and restrictions set forth above in Sections 6.G. and 6.H. and in other portions hereof are necessary to protect the Transferee and its successors and assigns in the protection of the business to be acquired by the Transferee pursuant to this Agreement. The Transferor and the Shareholder each agrees that damages cannot compensate the Transferee in the event of a violation of the covenants contained in Sections 6.G. and 6.H. hereof, and that injunctive relief shall be essential for the protection of the Transferee and its successors and assigns. Accordingly, the Transferor and the Shareholder each agrees and consents that, in the event he/it shall violate or breach any of said covenants the Transferee shall be entitled to obtain (and he/it hereby consents to) such injunctive relief against him/it, without bond, in addition to such further or other relief as may appertain at equity or law. The exercise or enforcement by the Transferee of any right or remedy hereunder shall not preclude the exercise or enforcement by the Transferee of any other right or remedy hereunder or which the Transferee has the right to enforce under applicable law.

          (2) Failure by either party to insist upon strict compliance with any of the terms, covenants or conditions hereof shall not be deemed a waiver of such term, covenant or condition, nor shall any waiver or relinquishment of any right or remedy hereunder at any one or more times be deemed a waiver or relinquishment of such right or remedy at any other time or times.

     6.J. Acknowledgement of Dual Representation.

     The Transferor and the Shareholder each understands and acknowledges that the Transferee has been represented in connection with the offering of the Exchange Shares and other matters by the law firm of Rudnick & Wolfe. Each of the Transferor and the Shareholder acknowledges that Rudnick & Wolfe has heretofore and may hereafter represent BCI and/or its affiliates in various matters. The Transferor and the Shareholder each acknowledges that Rudnick & Wolfe has not been engaged to represent the Transferor or the Shareholder and is not representing the Transferor or the Shareholder in connection with the issuance to the Transferor of the Exchange Shares hereunder and each of the Transferor and the Shareholder has obtained, or if deemed necessary by the Transferor or the Shareholder will obtain, independent legal representation in connection with the transaction contemplated hereby.

     6.K. Acknowledgement of Related Party Transactions.

     The Transferor and the Shareholder each understands and acknowledges that the Transferee intends to engage in various transactions with BCI and/or its affiliates as set forth in the Memorandum and hereby agrees that each such transaction between the Transferee, BCI and their respective affiliates and such other transactions as may be undertaken between the Transferee, BCI and their respective affiliates shall not be deemed to be invalid due solely to the participation of BCI or an affiliate thereof.

     6.L. Subsequent Audited Financials.

     The Transferor and the Shareholder each covenants and agrees with the Transferee that if the Transferee shall determine that audited financial statements of the Transferee for the periods prior to the Closing are necessary or advisable in connection with an initial public offering, another transaction or offering or otherwise, each shall, at the Transferee's sole expense, cooperate fully with the Transferee's accountants in the preparation of such audited financial statements and each shall make such reasonable representations and warranties to the applicable certified public accountants which are customary in connection with the preparation of audited financial statements.

     6.M. Directors.

     The Transferor and the Shareholder each covenants and agrees that until the earlier of February 28, 1998 or the completion of any Qualified Public Offering, he/it will vote his/its Exchange Shares for the election to the Board of Directors of Transferee of each person who is a "Founding Director", which shall initially include Gail Lozoff, and thereafter such additional persons designated, from time to time, as Founding Directors by resolution adopted by the Board of Directors of the Transferee, three directors designated by BCI and three directors designated by the Investors. The Transferor and the Shareholder each covenants that he/it will cause each transferee of his/its Exchange Shares to comply with the foregoing.

     6.N. Conduct of Business Prior to Closing.

          (1) From the date hereof until the Closing Date, the Transferor shall, and the Shareholder shall cause the Transferor to: (a) conduct its business and operations in the manner in which the same have heretofore been conducted; (b) use its reasonable best efforts to (i) preserve its business organization intact, (ii) keep available the services of its officers, employees, agents, and distributors, and (iii) preserve its relationships with customers, suppliers, and others having dealings with the Transferor;
     (c) maintain all of its properties in customary repair, order and condition, reasonable wear and tear excepted, and maintain insurance of such types and in such amounts upon all of its properties and with respect to the conduct of its business as are in effect on the date of this Agreement. Without the prior written consent of the Transferee, the Transferor shall not, and the Shareholder shall not allow the Transferor to:

          (i) authorize or issue any shares of its capital stock or any other securities or declare, set aside or pay any dividend or distribution with respect to its capital stock (other than a distribution to the Shareholder to pay income taxes on the net income of the Transferor, not to exceed $110,000.00), or redeem, repurchase or otherwise acquire any of its capital stock;

          (ii) create, incur, assume or guaranty any indebtedness for borrowed money other than indebtedness incurred in the ordinary course of business under the Exchange National Bank revolving credit facility which is in effect at the date hereof (the "Line of Credit");

         (iii) grant any lien, pledge, security interest or other encumbrance upon any of its assets;

          (iv) make any capital expenditure which exceeds, either singly or in the aggregate, Five Thousand Dollars ($5,000.00), except capital expenditures incurred in the ordinary course of business (which the parties agree that for all purposes of this Agreement includes the opening of additional "Bagel & Bagel" retail bagel bakeries and related commissaries and the relocation of the Transferor's corporate headquarters, all as described on
                Schedule 6.N.);

           (v) make any loan to or investment in, or acquire any securities or assets of, any other person or entity;

          (vi) except for an aggregate bonus of $20,000 payable to four employees of the Transferor, increase the rate of compensation, pay any bonus, incentive or other extraordinary compensation or otherwise materially increase the benefits payable or to become payable to any of its directors, officers, employees or independent contractors (other than raises or bonuses made in the ordinary course of business to employees who are not directors or officers, provided that any such raise or aggregate bonuses to any such employee shall not exceed five percent (5%) of the base compensation of such employee in effect at December 27, 1994), or make any material changes to the terms of employment of any of its directors, officers or employees;

         (vii) change any accounting policies, procedures or practices employed by it;

        (viii) sell any of its assets other than sales of inventory in the ordinary course of business and sales of equipment made in the ordinary course of business because of the replacement or abandonment thereof;

          (ix) pay or discharge any long-term liability other than in accordance with its terms and other than payments on the Line of Credit;

           (x) except in the ordinary course of business, and as otherwise permitted in subsection (iv) above, enter into any material contract, agreement, or lease of personal property, which would be required to be disclosed hereunder, make any change in any existing contracts, agreements or leases other than in the ordinary course of business (or unless otherwise permitted herein), suffer or permit any defaults to occur by the Transferor under any contract or agreement or as tenant under any Lease, assign any Lease or sublease any Leased Real Property; or

          (xi)  amend its Articles of Incorporation or By-Laws.

          (2) From the date hereof until the Closing Date, the Transferor shall not, and the Shareholder shall not allow the Transferor to, enter into any lease of real property without the prior written consent of the Transferee, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, the Transferor may enter into one or more of those certain leases described on Schedule 6.N.; provided that each said lease agreement entered into by the Transferor is on the terms set forth on Schedule 6.N.

     6.O. Access Pending and After Closing.

     From the date hereof to and including the Closing Date, and after the Closing, the Transferor shall, and the Shareholder shall cause the Transferor to, permit the Transferee and its accountants and other representatives, to have the right of full and complete access to the books, records, offices, and other facilities of the Transferor during normal business hours, for the purpose of making such investigation of the financial condition and operations of the Transferor as the Transferee or any such accountant or other representative may reasonably deem necessary. The Transferee and its representatives shall have the right to make and utilize copies or extracts of the Transferor's books, records and other data and information for its due diligence investigation and other purposes in connection with the transactions contemplated hereby. In the event of the termination of this Agreement prior to the Closing of the transactions contemplated hereby, the Transferee shall return all such copies and extracts. The Transferor shall provide an accurate and complete copy of each lease for the Purchased Leasehold Premises to the Transferee prior to the Closing.

     6.P. Consents of Third Parties.

     Prior to the Closing on the Closing Date, the Transferor and the Shareholder shall obtain or cause to be obtained all consents and other approvals of all lessors, lenders, governmental authorities and other third parties which are required to be obtained by the Transferor or the Shareholder as a result of the transactions contemplated by this Agreement, and the absence of which would have a material adverse effect on the Transferee's operation of the Business, which consents and approvals shall continue each applicable arrangement related to the Business on substantially identical terms as exist on the date hereof.

     6.Q. Interim Financial Statements.

     From the date hereof to and including the Closing Date, the Transferor shall, and the Shareholder shall cause the Transferor to, promptly deliver to the Transferee interim monthly balance sheets and statements of income and retained earnings, through the end of the month immediately preceding the Closing Date.

     6.R. Public Disclosure.

     Except for delivery of any memorandum to, and discussions with potential investors in the Transferee and disclosures necessary to effect the transactions contemplated hereby, neither the Transferee, the Transferor nor the Shareholder shall provide any information with respect to such transactions to any third parties not involved in the due diligence investigation except after consultation with the other party. Further, neither party shall issue any press release except upon consummation of the transactions contemplated by the Agreement except with the consent of the other party, which will not be unreasonably withheld or except as may be required to comply with the Securities Act or applicable state laws and provided further that the Transferee shall not provide to any third parties any information concerning the consideration to be paid to the Transferor pursuant to this Agreement, except as may be required by law. For purposes hereof the consent of, and consultation with, the Shareholder shall constitute the consent of, or consultation with, the Transferor.

     6.S. Cooperation.

     The Transferor and the Shareholder acknowledge and agree that the Transferee will have need of information concerning the Transferor in order to comply with applicable securities laws and regulations in connection with future public and private debt and equity offerings by the Transferee ("Offerings"). The Transferor and the Shareholder agree that they will cooperate with the Transferee in connection with any Offerings and that they will, at the Transferee's expense: (1) furnish the Transferee with such information concerning the Transferor and the Shareholder as the Transferee may reasonably require to comply with applicable securities laws and regulations (the "B&B Information"); (2) use diligent efforts to review, comment on, and otherwise assist Transferee as reasonably necessary for the preparation of, descriptions concerning the Transferor and the Shareholder to be used in connection with Offerings; and (3) represent and warrant to the Transferee in connection with any Offerings that the B&B Information does not contain any untrue statement of a material fact and that the B&B Information does not omit any material fact necessary to make the information contained therein not misleading.

     6.T. Preemptive Rights.

     Subject to the terms and conditions of this Section 6.T, the Transferor shall have preemptive rights to purchase shares of the common stock of the Transferee ("PBC Shares") at the time of any future issuance of PBC shares by the Transferee (the "Preemptive Rights"). Such preemptive rights shall be subject to the following:

          (1) The Transferor shall have the preemptive right to purchase (a) that number of PBC Shares as are necessary in order for the Transferor to maintain its ownership of 3.25% percent of the issued and outstanding PBC Shares as described in Section 5.D. above; or (b) such lesser number of Shares as the Transferor may in each instance elect;

          (2) Notwithstanding any other provision of this Agreement, the Preemptive Rights shall not apply to: (a) Shares issued to investors pursuant to the Investor Offering; (b) Shares issued to third parties in connection with acquisitions; (c) Shares issued pursuant to the Transferee's Employee Stock Option Plan; or (d) Shares issued to BCI pursuant to BCI's exercise of its conversion or option rights under the Secured Loan Agreement; and

          (3) Notwithstanding any other provision of this Agreement, the Preemptive Rights shall expire immediately prior to the occurrence of a Qualified Public Offering.

7. CONDITIONS TO THE OBLIGATION OF THE TRANSFEREE.

     The obligation of the Transferee to close the transactions contemplated by this Agreement shall be subject to the fulfillment at or prior to the Closing Date of each of the following conditions:

     7.A. Accuracy of Representations and Warranties and Compliance Obligations.

     The representations and warranties of the Transferor and the Shareholder contained in this Agreement shall have been true and correct at and as of the date hereof, and they shall be true and correct in all material respects at and as of the Closing Date with the same force and effect as though made at and as of that time. The Transferor and the Shareholder shall have performed and complied with all of their obligations required by this Agreement to be performed or complied with at or prior to the Closing Date. The Transferor and the Shareholder shall have delivered to the Transferee a certificate, dated as of the Closing Date and signed by the Transferor's President and the Shareholder certifying that such representations and warranties are thus true and correct and that all such obligations have been thus performed and complied with (the "President's Certificate").

     7.B. Deliveries.

     The deliveries of the Transferor and the Shareholder described in Section 9.B. shall have been received.

     7.C. Receipt of Necessary Consents.

     All necessary consents or approvals of third parties to any of the transactions contemplated hereby, the absence of which would materially affect the Transferee's rights hereunder, shall have been obtained and shown by written evidence satisfactory to the Transferee. The Transferor shall have obtained the consent of all lessors of the Purchased Leasehold Premises to the transactions contemplated hereby and shall have delivered written evidence thereof to the Transferee in form satisfactory to the Transferee.

     7.D. Registration Rights Agreement.

     The Transferor and the Shareholder shall have executed and delivered the Registration Rights Agreement in substantially the form attached as Exhibit 7.D. (the "Registration Rights Agreement").

     7.E. Employment Agreement.

     Gail Lozoff shall have executed and delivered to the Transferee the employment agreement attached hereto as Exhibit 7.F. (the "Lozoff Employment Agreement").

     7.F. Payoff Letter.

     The Transferor shall have delivered to the Transferee a payoff letter of Exchange National Bank (the "Payoff Letter"), which letter shall provide the amount owed to Exchange National Bank in order to pay in full all amounts owed by the Transferee and which shall state that upon such payment, Exchange National Bank shall release all liens in its favor with respect to the Contributed Assets.

     7.G. [Intentionally Omitted]

     7.H. Due Diligence.

     The Transferee shall not have discovered, in the course of its business, financial, and legal due diligence investigation of the Transferor and the Contributed Assets, performed during the fourteen (14) day period following the Transferor's and the Shareholder's execution and delivery of this Agreement (the "Due Diligence Period"), any matters which would, in the Transferee's good faith judgment, materially adversely affect the Business or the Transferee's ability to acquire good title to the Contributed Assets and to operate the Business as contemplated herein. The Transferee must notify the Transferor of any such discovery within three (3) business days of the expiration of the Due Diligence Period.

     7.I. Deliveries.

     The deliveries of the Transferor and the Shareholder described in Section 9 shall have been received.

8. CONDITIONS TO OBLIGATIONS OF THE TRANSFEROR AND THE SHAREHOLDER.

     The obligations of the Transferor and the Shareholder to close the transactions contemplated by this Agreement shall be subject to the fulfillment at or prior to the Closing Date of each of the following conditions:

     8.A. Accuracy of Representations and Warranties and Compliance with
          Obligations.

     The representations and warranties of the Transferee contained in this Agreement shall have been true and correct at and as of the date hereof, and they shall be true and correct at and as of the Closing Date with the same force and effect as though made at and as of that time. The Transferee shall have performed and complied with all of its obligations required by this Agreement to be performed or complied with at or prior to the Closing Date. The Transferee shall have delivered to the Transferor a certificate, dated as of the Closing Date and signed by one of its Vice Presidents, certifying that such representations and warranties are thus true and correct and that all such obligations have been thus performed and complied with.

     8.B. Investor Offering.

     The proceeds of the Investor Offering shall have been received by the Transferee.

     8.C. BCI Loan Agreement.

     The Transferee and BCI shall have executed a Secured Loan Agreement substantially in the form attached as Exhibit 8.C.

     8.D. Employment Agreement.

     The Transferee shall have executed and delivered the Employment Agreement.

     8.E. Board of Directors' Approval.

     The Transferee shall have delivered to the Transferor a certified copy of the resolutions duly adopted by the Board of Directors of the Transferee, authorizing the execution of this Agreement and the consummation of the transactions contemplated hereby.

     8.F. Deliveries.

     The deliveries of the Transferee described in Section 9 shall have been received.

     8.G. Registration Rights Agreement.

     The Transferee shall have executed and delivered the Registration Rights Agreement.

     8.H. Assignment of Rights.

     The Transferee shall have executed and delivered an assignment (the "Assignment"), in form reasonably acceptable to the Transferor, assigning to the Transferor all of the Transferee's rights under the Stock Purchase Agreement and BCI Registration Rights Agreement.

     8.I. Election of Gail Lozoff.

     Gail Lozoff shall have been elected a director of Transferee.

     8.J. Closing Condition.

     The Transferee shall have offered to close the transactions contemplated by this Agreement within thirty (30) days of the closing of the earlier to occur of the Investor Offering and the Simultaneous Contribution.

9. CLOSING AND CLOSING DELIVERIES.

     9.A. Closing.

     The closing of the transaction contemplated hereby ("Closing") shall take place at 10:00 A.M. on March 15, 1995 (the "Closing Date"), at the offices of BCI; provided, however, that if any of the conditions which are set forth in
Section 7 or Section 8 of this Agreement have not been satisfied (or waived) by such date, then the Closing Date shall be on a subsequent date, which shall be determined by mutual agreement of the parties hereto.

     9.B. Action To Be Taken by Transferor and the Shareholder.

     At the Closing, the Transferor and the Shareholder shall deliver the following:

          (1) evidence, in such form as is satisfactory to the Transferee, that each of the conditions to the obligation of the Transferee to accept the Contributed Assets from the Transferor which is set forth in Section 7 of this Agreement has been satisfied;

          (2) copies of the Articles of Incorporation certified by the Missouri Secretary of State within ten (10) days prior to the Closing and Bylaws of the Transferor certified by an officer of the Transferor, as amended to date and certificate of good standing of the Transferor from the State of Missouri dated within ten (10) days prior to the Closing Date;

          (3) a duly executed amendment to the Transferor's Articles of Incorporation, in a form which is proper for filing with the State of Missouri, amending the Transferor's Articles of Incorporation to change the Transferor's corporate name to a name reasonably acceptable to Transferee which does not include "Bagel & Bagel" and any other forms and documents which are necessary to effect such amendment to its Articles of Incorporation and to place such amendment of record in each jurisdiction where the Transferor is qualified to do business as a foreign corporation;

          (4) a copy of the resolutions adopted by the Board of Directors and the shareholders of the Transferor authorizing the Transferor's execution, delivery and performance of this Agreement, certified in each case by the Secretary or Assistant Secretary of the Transferor;

          (5) such deeds, bills of sale, endorsements, assignments and other instruments, in such form as in each case is satisfactory to the Transferee, as shall be sufficient to vest in the Transferee good and marketable title to the Contributed Assets, free and clear of all liens, claims, mortgages, pledges, encumbrances, and charges of every kind, other than the Permitted Liens;

          (6) all consents, waivers, approvals, authorizations or orders required to be obtained, and evidence of the making of all filings required to be made, by Transferor and the Shareholder for their execution and delivery of this Agreement and the consummation of the transactions contemplated hereby;

          (7) the President's Certificate;

          (8) the results of UCC financing statement searches, dated within ten
     (10) days of the Closing, and tax lien and judgment searches respecting the Transferor in each state and county in which the Business is conducted, which show no liens or encumbrances except those identified on Schedule 4.I.;

          (9) opinion of Smith, Gill, Fisher & Butts, counsel to the Transferor and the Shareholder, substantially in the form attached as Exhibit 9.B.(a);

          (10) executed copies of the documents referenced in Section 7 hereof;

          (11) a release and waiver of each director and officer of the Transferor releasing and waiving any then existing claim, whether known or unknown, he may have against the Transferor in a form reasonably satisfactory to the Transferee; and

          (12) a receipt acknowledging the Transferor's receipt of the Consideration.

     9.C. Action to Be Taken By The Transferee.

     At the Closing, the Transferee shall deliver the following:

          (1) evidence, in such form as is satisfactory to the Transferor, that each of the conditions to the obligations of the Transferor and the Shareholder to contribute the Contributed Assets to the Transferee which is set forth in Section 8 of this Agreement has been satisfied;

          (2) certified copies of the Certificate of Incorporation and Bylaws of the Transferee and a certificate of good standing of the Transferee from the State of Delaware dated within five days prior to the Closing Date;

          (3) a copy of the resolutions adopted by the Board of Directors of the Transferee authorizing its execution, delivery and performance of this Agreement, certified by the Secretary or Assistant Secretary of the Transferee;

          (4) all consents, waivers, approvals, authorizations or orders required to be obtained, and evidence of the making of all filings required to be made, by the Transferee for its authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby;

          (5) certificates evidencing the BCI Shares and the Exchange Shares in the name of the Transferor;

          (6) opinion of Rudnick & Wolfe, counsel to the Transferee, substantially in the form attached as Exhibit 9.C.(6);

          (7) executed copies of the documents referenced in Section 8 hereof;

          (8) the Consideration, in exchange for all the Contributed Assets;

          (9) an Assignment and Assumption Agreement pursuant to which the Transferee shall transfer and assign to the Transferor and the Transferor shall accept and assume from the Transferee, all of the Transferee's right, title, and interest to, and duties, obligations and remedies under, the Stock Purchase Agreement and the BCI Registration Rights Agreement, including without limitation:

               (a) the Transferee's right under the Stock Purchase Agreement to receive certain price guarantees from BCI with respect to resales of the BCI Shares;

               (b) the benefit of all representations and warranties made by BCI in the Stock Purchase Agreement;

               (c) the Transferee's right under the BCI Registration Rights Agreement to register the BCI Shares with the Securities and Exchange Commission; and

               (d) all other rights, obligations and remedies of the Transferee under the terms of the Stock Purchase Agreement and the BCI Registration Rights Agreement;

          (10) instruments, in such form as are satisfactory to the Transferor, as shall be sufficient to effect the assumption by the Transferee of the Assumed Liabilities;

          (11) such further instruments of transfer and assignment and the Transferee shall take such other actions as the Transferor or the terms of the Stock Purchase Agreement and the BCI Registration Rights Agreement may require in order to effectively assign, transfer and vest in the Transferor all right, title and interest in and to the Stock Purchase Agreement and the BCI Registration Rights Agreement assigned hereby and the benefits intended to be conveyed thereby and to facilitate the consummation of all transactions contemplated therein;

          (12) a receipt acknowledging the Transferee's receipt of the Contributed Assets; and

          (13) an Assumption Agreement pursuant to which the Transferee assumes the Assumed Liabilities.

     9.D. Form of Documents.

     All documents to be furnished at the Closing shall be in form and substance reasonably satisfactory to the Transferor, the Shareholder and the Transferee.

     9.E. Further Assurances.

     At any time at or after the Closing, the parties shall execute and deliver such instruments, assignments and other documents as may be reasonably necessary to convey, assign and transfer the Contributed Assets to the Transferee or otherwise carry out the purpose of this Agreement.

10. SURVIVAL OF REPRESENTATIONS AND WARRANTIES AND COVENANTS.

     The representations and warranties contained in this Agreement and in any instrument or document delivered pursuant to this Agreement shall survive for a period of two years from the Closing Date notwithstanding any investigation at any time made by or on behalf of the Transferee and thereafter all such representations and warranties shall be extinguished; provided however that (i) the representation and warranty set forth in Section 4.G. shall survive until the Statute of Limitations Date (as below defined), and (ii) the representations and warranties set forth in Sections 4.A.; 4.B.; 4.C.; 4.I.(1); 4.X.; and 4.AB shall survive for an indefinite period (the period of such survival being referred to as the ("Survival Period")). For purposes hereof, the Statute of Limitations Date means the last day on which the applicable governmental entity may make an assessment respecting any taxes as provided in the applicable statute or ordinance. Any claim or cause of action (including, without limiting the generality of the foregoing, a claim for indemnification pursuant to Section 12.A) based upon or arising out of any inaccurate representation or warranty made hereunder or in any instrument or document delivered pursuant hereto must be made within the applicable Survival Period or the party against which such claim is made shall have no liability with respect thereto.

     Nothing contained in this Article shall affect or limit the obligations of either party to perform the obligations to be performed by it hereunder after the Closing Date.

11. CERTAIN ACTIONS AFTER THE CLOSING.

     11.A. The Transferee to Act as Agent for the Transferor.

     This Agreement shall not constitute an agreement to assign any claim, contract, license, lease, commitment, sales order or purchaser order if any attempted assignment of the same without the consent of the other party thereto would constitute a breach thereof or in any way affect the rights of the Transferor thereunder. If such consent is not obtained or if any attempted assignment would be ineffective or would affect the Transferor's rights thereunder so that the Transferee would not in fact receive all such rights, then subject to the terms and conditions of Section 11.C. hereof the Transferee shall act as the agent for the Transferor in order to obtain for the Transferee the benefits thereunder.

     11.B. Delivery of Property Received by the Transferor After Closing.

     From and after the Closing the Transferee shall have the right and authority to collect, for the account of the Transferee, all Contributed Receivables and other items which shall be transferred or are intended to be transferred to the Transferee as part of the Contributed Assets as provided in this Agreement, and to endorse with the name of the Transferor any checks or drafts received on account of any such Contributed Receivables or other items of the Contributed Assets. The Transferor and the Shareholder agree that it will transfer or deliver to the Transferee, promptly after the receipt thereof, any cash or other property which the Transferor receives after the Closing Date in respect of any claims, contracts, licenses, leases, commitments, sales orders, purchase orders, receivables of any character or any other items transferred or intended to be transferred to the Transferee as part of the Contributed Assets under this Agreement.

     11.C. The Transferee Appointed Attorney for the Transferor.

     Effective at the Closing Date, the Transferor hereby constitutes and appoints the Transferee, its successors and assigns, the true and lawful attorney of the Transferor, in the name of either the Transferee or the Transferor (as the Transferee shall determine in its sole discretion) but for the benefit and at the expense of the Transferee (except as otherwise herein provided), (i) to institute and prosecute all proceedings which the Transferee may deem proper in order to collect, assert or enforce any claim, right or title of any kind in or to the Contributed Assets as provided for in this Agreement;
(ii) to defend or compromise any and all actions, suits or proceedings in respect of any of the Contributed Assets, and to do all such acts and things in relation thereto as the Transferee shall deem advisable; and (iii) to take all action which the Transferee may reasonably deem proper in order to provide for the Transferee the benefits of the Contributed Assets where any required consent of another party to the sale or assignment thereof to the Transferee pursuant to this Agreement shall not have been obtained. The Transferor acknowledges that the foregoing powers are coupled with an interest and shall be irrevocable. The Transferee shall be entitled to retain for its own account any amounts collected pursuant to the foregoing powers, including any amounts payable as interest in respect thereof.

     11.D. Employment by the Transferee of the Transferor's Employees.

          (1) The Transferor and the Shareholder shall use their best efforts to aid the Transferee in engaging such of the Transferor's employees as are employed on the Closing Date whom the Transferee desires to engage after the Closing Date.

          (2) Except as set forth in subsection (3) below, the Transferee shall have no obligation to employ any of the persons currently employed by the Transferor or to continue, or institute any replacement or substitution for, any vacation, severance, incentive, bonus, profit sharing, pension or other employee benefit plan or program of the Transferor.

          (3) The Transferee shall employ those corporate level employees of the Transferor as set forth on Schedule 11.D. In the event the Transferee terminates any such employee without cause during the twelve (12) month period following the Closing, the Transferee shall provide each such terminated employee with reasonable out placement assistance and severance pay equal to three (3) months' salary.

     11.E. Payment of Certain Assumed Liabilities.

          (1) The Transferee shall pay, promptly after the Closing, the following Assumed Liabilities: (a) the amounts outstanding under the Line of Credit; (b) the amount set forth in Section 13.K.; (c) the outstanding indebtedness owed to Richard Lozoff in the amount of $491,000.00; and (d) the outstanding indebtedness owed to Swaden in an amount no greater than $577,000.00.

12. INDEMNIFICATION.

     12.A. Agreement by the Transferor and the Shareholder to Indemnify.

     The Transferor and the Shareholder jointly and severally agree that they will indemnify, defend and hold the Transferee harmless in respect of the aggregate of all indemnifiable damages (as defined below) of the Transferee. For this purpose, "indemnifiable damages" of the Transferee means the aggregate of all expenses, losses, costs, deficiencies, liabilities and damages (including related counsel fees and expenses) incurred or suffered by the Transferee (i) resulting from any inaccurate representation or warranty made by the Transferor or the Shareholder in or pursuant to this Agreement or any document delivered in connection herewith; (ii) resulting from any default in the performance of any of the covenants or agreements made by the Transferor or by the Shareholder in this Agreement or any document delivered in connection herewith; (iii) resulting from the failure of the Transferor to pay, discharge or perform any liability or obligation of the Transferor which is not expressly assumed by the Transferee pursuant to this Agreement or any document delivered in connection herewith or resulting from any dispute concerning any such liability or obligation; (iv) resulting from any claim, suit, cause of action, investigation or proceeding whether instituted prior to or after the Closing Date, arising out of or relating to the conduct of the business of the Transferor prior to the Closing Date; (v) resulting from any failure of either of the Transferor or the Shareholder to obtain any necessary consent from any person, entity or governmental authority to any of the transactions contemplated hereby; or (vi) arising under any applicable bulk sales laws. Without limiting the generality of the foregoing, with respect to the measurement of "indemnifiable damages," the Transferee shall have the right to be put in the same financial position as it would have been in had the events giving rise to the "indemnifiable damages" not occurred. Notwithstanding the foregoing, neither the Transferor nor the Shareholder shall be responsible to indemnify the Transferee: (i) until the aggregate of all indemnifiable damages exceeds Fifty Thousand Dollars ($50,000), and the Transferor shall only be liable for all of the indemnifiable damages in excess of such threshold; or (ii) for any indemnifiable damages in excess of an aggregate of Four Million Dollars ($4,000,000); provided, however, that such limitations shall not be applicable to indemnifiable damages arising out of (a) any inaccurate representation or warranty set forth in Sections 4.A., 4.B., 4.C., 4.I.(1), 4.X. or 4.AB. hereof, or (b) fraud or intentional misrepresentation.

     As to any indemnifiable damages payable by the Transferor and the Shareholder pursuant hereto, it is understood and agreed that such damages shall be payable as follows: (i) indemnifiable damages up to $3,000,000 shall be paid in cash; and (ii) at the option of the Transferor and the Shareholder, any indemnifiable damages payable pursuant hereto in excess of $3,000,000 shall be paid in cash or in Exchange Shares, provided that for purposes of payment of indemnifiable damages in Exchange Shares, the per share price of the Exchange Shares shall be deemed to be the greater of: (iii) $1,959.56 per share appropriately adjusted as provided for in Section 3 hereof or (iv) the fair market value thereof. If the Transferee and the Transferor are unable to agree on the fair market value of the Exchange Shares, then such fair market value shall be determined in the manner set forth in Section 3 hereof.

     12.B. Agreement by the Transferee to Indemnify.

     The Transferee shall indemnify, defend and hold the Transferor and the Shareholder harmless from and against all costs, expenses, losses, damages and liabilities (including, without limitation, reasonable attorneys' fees) incurred by the Transferor and the Shareholder with respect to or in connection with the following (collectively, the "Transferor Damages"):

          (1) the existence as of the date hereof of any fact, circumstance or condition that makes any of the representations and warranties of the Transferee contained in this Agreement untrue or otherwise inaccurate; and

          (2) the breach by the Transferee of any of its covenants or agreements contained in this Agreement.

Notwithstanding the foregoing, in the case of any claim for indemnification under clause (1) or (2) of this Section 12.B., written notice of the claim for indemnification, specifying the nature of the claim in reasonable detail and, if known, the amount of the claim, must be received by the Transferee before the end of any applicable Survival Period. Furthermore, without limiting the generality of the foregoing, with respect to the measurement of the Transferor Damages, the Transferor shall have the right to be put in the same financial position as it would have been in had each of the representations and warranties of the Transferee been true and correct and had each of the covenants of the Transferee been performed in full.

13. MISCELLANEOUS.

     13.A. Amendment and Modification.

     The parties hereto may amend, modify and supplement this Agreement in such manner as may be agreed upon by them in writing.

     13.B. Termination.

          (1) Anything to the contrary herein notwithstanding, this Agreement may be terminated and the transaction contemplated hereby may be abandoned:

               (a) by the mutual written consent of all of the parties hereto at any time prior to the Closing Date;

               (b) by the Transferee at any time prior to the Closing Date if there shall be a pending or threatened action or proceeding by or before any court or other governmental body which shall seek to restrain prohibit or invalidate the sale of the Contributed Assets to the Transferee or any other transaction contemplated hereby, or which might affect the right of the Transferee to own, operate in their entirety or control the Contributed Assets and which, in the judgment of the Transferee, makes it inadvisable to proceed with the transaction contemplated by this Agreement;

               (c) by any party in the event of the material breach by any other party of any provision of this Agreement, which breach is not remedied by the breaching party within 30 days after receipt of notice thereof from the terminating party;

               (d) by any party in the event the Closing of the transactions contemplated hereby does not occur on or before April 15, 1995.

     If this Agreement is terminated pursuant to Section 13.B.(1)(a) or (d) no party shall have any liability for any costs, expenses, loss of anticipated profit or any further obligation for breach of warranty or otherwise to any other party to this Agreement. Any termination of this Agreement pursuant to Section 13.B.(1)(b) or (c) shall be without prejudice to any other rights or remedies of the respective parties.

     In the event this Agreement is terminated as provided herein, the parties agree the Transferor and the Transferee shall enter into a Confidentiality Agreement substantially similar to that certain Confidentiality Agreement dated December 22, 1994 between the Transferor and BCI.

          (2) The risk of any loss to the Contributed Assets to be contributed by the Transferor hereunder and all liability with respect to injury and damage occurring in connection therewith shall be the sole responsibility of the Transferor and the Shareholder until the completion of the Closing. If any material part of the Contributed Assets shall be damaged by fire or other casualty prior to the completion of the Closing hereunder, the Transferee shall have the right and option:

               (a) to terminate this Agreement, without liability to any party thereto; or

               (b) to proceed with the Closing hereunder, in which event such casualty shall not constitute a breach by the Transferor or the Shareholder of any representation, warranty or covenant in this Agreement, and the Transferee shall be entitled to receive and retain the insurance proceeds arising from such casualty and to be reimbursed by the Transferor and the Shareholder for any uninsured casualty.

     13.C. Binding Effect.

     This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns, heirs and legal representatives.

     13.D. Severability.

     The parties expressly agree that it is not the intention of any party to violate any public policy, statutory or common laws, rules, regulations, treaties or decisions of any government or agency thereof. If any provision of this Agreement is judicially or administratively interpreted or construed as being so in violation, such provision shall be inoperative and the remainder of this Agreement shall remain binding upon the parties hereto. Further, to the extent any provision hereof is deemed unenforceable by virtue of its scope but may be enforceable by limitations thereon, the parties hereto agree that the same shall be enforceable to the fullest extent permissible under the laws and public policies applied in such jurisdiction in which the enforcement is sought. The parties hereto hereby authorize any court of competent jurisdiction to modify the covenants of Section 6.G. and 6.H. to the extent necessary to make the same enforceable.

     13.E. Entire Agreement.

     This instrument and the exhibits and schedules attached hereto contain the entire agreement of the parties hereto with respect to the purchase of the Contributed Assets and the other transactions contemplated herein, and supersede all prior understandings and agreements, letters, written or oral representations or statements, confidentiality agreements and letters of the parties with respect to the subject matter hereof. Any reference herein to this Agreement shall be deemed to include the schedules and exhibits attached hereto.

     13.F. Headings.

     The descriptive headings in this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

     13.G. Execution in Counterpart.

     This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.

     13.H. Notices.

     All notices, demands and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand or by electronic transmission. If mailed, first class, certified mail, postage prepaid, or sent by reliable overnight delivery service and addressed as follows, or at such other addresses as the parties hereto may from time to time designate in writing, such notices, requests, demands, and other communications shall be deemed delivered three business days after being so duly posted or the next business day if sent by overnight delivery service:

             To Transferee:              Progressive Bagel Concepts, Inc.
                                         1526 Cole Blvd., Suite 200
                                         Golden, Colorado 80401
                                         Attention: Kyle T. Craig
                                         Facsimile: (303) 202-3360

             With a copy to:             Rudnick & Wolfe
                                         203 North LaSalle Street
                                         Suite 1800
                                         Chicago, Illinois 60601
                                         Attention: Michael G. Brennan, Esq.
                                         Facsimile: (312) 984-2299/
                                         236-7516

             To Shareholder:             Richard Lozoff
                                         832 W. 63rd Street
                                         Kansas City, Missouri 64113


             To Transferor:              Richard Lozoff
                                         832 W. 63rd Street
                                         Kansas City, Missouri 64113

             With a copy to:             Smith, Gill, Fisher & Butts
                                         One Kansas City Place
                                         35th Floor
                                         1200 Main Street
                                         Kansas City, Missouri 64105
                                         Attention: David S. Mouber, Esq.
                                         Facsimile: (816) 391-7600

Any party may change the address to which notices hereunder are to be sent to it by giving written notice of such change of address in the manner herein provided for giving notice.

     13.I. Governing Law.

     This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed therein.

     13.J. Construction.

     This Agreement shall not be construed more strictly against one party than against another merely by virtue of the fact that it may have been prepared primarily by counsel for one of the parties, it being recognized that all parties have contributed substantially and materially to the preparation of this Agreement. References in this Agreement to the Transferor's knowledge shall mean the knowledge of the Shareholder, Gail Lozoff, and Ed Brownell. Any disclosure made in any provision of this Agreement or on any one Schedule hereto shall be deemed to be made as to any other provision of this Agreement and as to any other Schedule hereto.

     13.K. Expenses.

     The Transferee shall, at or after the Closing, pay the attorneys', accountants' and investment brokers' fees incurred by the Transferor in connection with the negotiation of this Agreement and the consummation of the transactions contemplated by this Agreement, in the amounts specified in
Schedule 13.K. and aggregating $465,000.00.

     13.L. Agreement Regarding Schedules.

     The parties hereby acknowledge and agree that they have entered into this Agreement without the Schedules described herein being attached hereto. The Transferor shall prepare and deliver a proposed final set of Schedules to the Transferee on or before March 8, 1994. The Transferee shall have until the close of business on the second (2nd) full business day after its receipt of said proposed final set of Schedules (the "Review Period") to review said Schedules and determine whether to accept the proposed final set of Schedules or terminate this Agreement, such determination to be communicated to the Transferee by the expiration of the Review Period.

     IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed as of the day and year first above written.

                                             TRANSFEREE:

                                             PROGRESSIVE BAGEL CONCEPTS, INC.,
                                             a Delaware corporation

                                             By: /s/ M. David White
                                                --------------------------------
                                               Its:  Vice President
                                                   -----------------------------

                                             BAGEL & BAGEL, INC., a Missouri
                                             corporation

                                             By: /s/ Gail Lozoff
                                                 -------------------------------
                                               Its:  President
                                                   -----------------------------

                                             SHAREHOLDER:

                                             /s/ Richard Lozoff
                                             -----------------------------------
                                             Richard Lozoff

                                    EXHIBIT I

                            Stock Purchase Agreement

                            STOCK PURCHASE AGREEMENT

     THIS AGREEMENT, is made and entered into as of this     day of       ,
1995, by and between Boston Chicken, Inc., a Delaware corporation (the "Seller"), and Progressive Bagel Concepts, Inc., a Delaware corporation ("Buyer").

                                R E C I T A L S:

     Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, shares of common stock, $.01 par value per share, of Seller ("Common Stock"), upon the terms and subject to the conditions contained herein.

     For and in consideration of the premises, covenants, and agreements contained herein, the parties do covenant, agree, represent, warrant, and stipulate as follows:

                                    ARTICLE 1

                           PURCHASE AND SALE OF STOCK

     Section 1.1 Shares to be Acquired. Subject to the terms and conditions contained herein, Seller agrees to sell, assign, transfer, and convey to Buyer, free and clear of all pledges, liens, security interests, encumbrances, or other restrictions arising from Seller (except restrictions on resale under state or federal securities laws), and Buyer shall purchase from Seller, that number of shares of Common Stock equal to: (a) $5,500,000 divided by (b) the closing sales price per share of Common Stock as quoted on the NASDAQ National Market, as reported in The Wall Street Journal (Midwest Edition), on the business day immediately prior to the last business day before the Closing Date (as hereinafter defined) (the "Per-Share Price"), rounded up to the nearest whole share (the "Shares").

     Section 1.2 Closing. The closing of the purchase and sale of the Shares herein described (the "Closing") shall occur on March 15, 1995, or on a subsequent date which shall be determined by the parties (the "Closing Date"), and shall take place at the offices of the Seller, 14103 Denver West Parkway, Golden, CO 80401 at 10:00 a.m. Mountain time.

     Section 1.3 Delivery of Shares. On the Closing Date, Seller shall deliver to Buyer such certificate or certificates, in such denominations as Buyer may reasonably request, representing the Shares, issued in the name of Buyer.

                                    ARTICLE 2

                           PURCHASE PRICE AND PAYMENT

     The aggregate purchase price (the "Purchase Price") for the Shares shall be $5,500,000.00. The Purchase Price shall be payable on the Closing Date by wire transfer of immediately available funds to a bank or banks designated by Seller.

                                    ARTICLE 3

                    REPRESENTATIONS AND WARRANTIES OF SELLER

     As an inducement to Buyer to enter into this Agreement and to consummate the transactions contemplated hereby, Seller represents, warrants, covenants, and agrees as follows:

     Section 3.1 Capitalization; Validity of Shares. Seller has authorized capital stock consisting of 100,000,000 shares of Common Stock, of which 44,912,183 shares were issued and outstanding as of January 24, 1995, and 20,000,000 shares of $.01 par value preferred stock, of which no shares are issued and outstanding. All of the issued and outstanding shares of Common Stock of Seller are duly and validly authorized and issued, fully paid and nonassessable, were offered, issued, and sold in accordance with applicable federal and state securities laws and were not issued in violation of the preemptive rights of any stockholders of Seller. The Shares to be issued and delivered to Buyer, when so issued and delivered, will be duly and validly authorized and issued, fully paid and nonassessable, free and clear of any security interest, lien, encumbrance, right or restriction whatsoever arising from Seller (except restrictions on resale under state or federal securities laws). There are no outstanding options, warrants, conversion privileges, commitments or demands of any character relating to the Shares arising from Seller.

     Section 3.2 Organization and Good Standing. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

     Section 3.3 Authorization; Validity. Seller has full corporate power and authority to enter into this Agreement and to perform all of Seller's covenants and undertakings herein set forth, including, without limitation, the full corporate power and authority to issue the Shares to Buyer free and clear of any security interests, liens, encumbrances, rights, or restrictions arising from Seller. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Seller. This Agreement is the legal, valid, and binding obligation of Seller, enforceable in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, moratorium, or similar laws affecting the enforcement of creditors' rights generally, and except as enforcement of any particular remedy may be limited by the application of equitable principles. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) violate the Certificate of Incorporation or bylaws, as amended, of Seller; (ii) violate or constitute a default under any provision of, or conflict with, or result in acceleration of any obligation under, any mortgage, deed of trust note, loan, lease, or agreement to which Seller is a party or by which it or any of its properties or assets may be bound, which violation, default, or conflict would result in a material adverse effect on the business, assets, operations, or condition (including, without limitation, financial) of Seller; or (iii) violate any order, ruling, decree, judgment, arbitration award, or stipulation to which Seller is subject, which violation would result in a material adverse effect on the business, assets, operations or condition (including, without limitation, financial) of Seller.

     Section 3.4 SEC Reports and Financial Statements. Seller is subject to the reporting requirements of Section 13 of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and has delivered to Buyer copies of all reports, registration statements, and other filings filed by Seller with the Securities and Exchange Commission (the "SEC") since December 26, 1993 under the 1934 Act and any filings with the SEC under the Securities Act of 1933, as amended (the "1933 Act") (herein collectively called the "SEC Reports"). As of the date of this Agreement, Seller has filed all regular and periodic reports and proxy statements required to be filed by it with the SEC. The SEC Reports taken together in the order filed correctly describe, among other things, the business, operations, and principal properties of Seller and its subsidiaries in accordance with the requirements of the respective applicable report form. As of their respective dates of filing, none of the SEC Reports contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited consolidated financial statements included in the SEC Reports were prepared in accordance with generally accepted accounting principles (as in effect from time to time) applied on a consistent basis (except as may be indicated therein or in the notes or schedules thereto) and fairly present as of the dates thereof, the results of Seller's and its consolidated subsidiaries' operations and changes in financial position for the periods specified, subject in the case of the unaudited interim financial statements, to normal year-end audited adjustments and any other adjustments described therein or in the notes and schedules thereto.

     Section 3.5 Brokers. Seller has not dealt with any broker, finder, commission agent, or other person in connection with the purchase of the Shares and the transactions contemplated by this Agreement and is under no obligation to pay any broker's fee or commission in connection with such transactions.

     Section 3.6 Representations and Warranties; Survival. The representations, warranties and covenants of Seller shall survive for a period of one year from the Closing Date. When considered together with the SEC Reports and other information made available to Buyer, no representation, warranty, or covenant contained in this Agreement or in any written statement delivered pursuant hereto contains any untrue material statement, nor shall such representations, warranties, and covenants omit any statement necessary in order to make any material statement not misleading in light of the circumstances in which they were made.

                                    ARTICLE 4

                     REPRESENTATIONS AND WARRANTIES OF BUYER

     As an inducement to Seller to enter into this Agreement and to consummate the transactions contemplated hereby, Buyer represents, warrants, covenants, and agrees as follows:

     Section 4.1 Organization and Good Standing. Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware.

     Section 4.2 Authorization. Buyer has full corporate power and authority to enter into this Agreement and to perform all of Buyer's covenants and undertakings herein set forth. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been, or will prior to the Closing Date be, duly authorized by all necessary corporate action on the part of Buyer. This Agreement is the legal, valid, and binding obligation of Buyer, enforceable in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, moratorium, or similar laws affecting the enforcement of creditors' rights generally, and except as enforcement of any particular remedy may be limited by the application of equitable principles.

     Section 4.3 Investment. The Shares are being acquired by Buyer hereto not with a view to any distribution or resale thereof in any transaction which would be in violation of the 1933 Act, and rules promulgated thereunder, or any state securities statute. Buyer can bear the economic risk of losing its investment in the Shares and is presently able to afford the complete loss of such investment. Buyer has such knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of an investment in the Shares. Buyer has been furnished with the SEC Reports and acknowledges that it has been afforded the opportunity (i) to ask such questions as it has deemed necessary of, and to receive answers from, representatives of Seller concerning the merits and risks of investing in the Shares and (ii) to obtain such additional information which Seller possesses or can acquire without unreasonable effort or expense that is necessary to verify the accuracy and completeness of information contained in the SEC Reports. Buyer acknowledges that Seller has answered all questions and responded to all inquiries and requests for information to Buyer's satisfaction. Buyer acknowledges that it has made, independently and without reliance upon the Seller (other than the representations and warranties of the Seller set forth in Article 3 hereof) or any agent or representative of the Seller and based on its own independent analysis of the Seller and such other documents and information as it has deemed appropriate, its own investment analysis and its own business decision to enter into and consummate this Agreement and the transactions contemplated hereby.

     Section 4.4 Legend on Shares. The Buyer understands that the Shares have not been registered under the 1933 Act or any state securities laws, and that it must therefore bear the economic risk of such investment indefinitely, unless a subsequent disposition thereof is registered under the 1933 Act or is exempt from registration, and that the Shares will bear substantially the following legend:

          "The shares represented by this certificate are "Restricted Securities". As such they may not be transferred unless (i) such transfer is effected pursuant to a registration statement which has been filed under the Securities Act of 1933 (the "1933 Act") and declared effective by the Securities and Exchange Commission, or (ii) in the written opinion of counsel, acceptable to the issuer of these shares, such transfer may be effected under and is in compliance with Rule 144 under the 1933 Act, as in effect on the date of such transfer, or is otherwise exempt from the registration requirements of the 1933 Act."

     Section 4.5 Brokers. Buyer has not dealt with any broker, finder, commission agent, or other person in connection with the purchase of the Shares and the transactions contemplated by this Agreement and is under no obligation to pay any broker's fee or commission in connection with such transactions.

                                    ARTICLE 5

                             CONDITIONS: TERMINATION

     Section 5.1 Conditions to Obligations of Buyer. The obligations of Buyer are, at the option of Buyer, subject to the conditions that, at the Closing
Date:

          (a) Accuracy of Representations and Warranties. The representations or warranties of Seller contained in this Agreement shall be true and correct in all material respects.

          (b) Performance by Seller. Seller shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by it prior to or on the Closing Date.

          (c) Delivery of Certificates and Opinion. Seller shall have delivered to Buyer (i) a certificate executed by the Vice Chairman or any Vice President of Seller, as of the Closing Date, certifying to the fulfillment of the conditions specified in subparagraphs (a) and (b) hereinabove; (ii) duly adopted resolutions of the Board of Directors of Seller, certified by the Secretary or any Assistant Secretary thereof as of the Closing Date, authorizing and approving the execution of this Agreement on behalf of Seller and the consummation of the transactions contemplated herein in accordance with its terms; and (iii) an opinion of the General Counsel of the Seller, dated the Closing Date, in substantially the form attached hereto as Exhibit A.

          (d) No Adverse Changes. There shall have been no material adverse change in the properties, business, or financial condition of Seller from that reflected in the SEC Reports, and Seller shall not have suffered any substantial loss or damage to its properties or assets not otherwise covered by insurance that would materially and adversely affect or impair its ability to conduct its business.

          (e) Registration Rights Agreement. Seller shall have executed and delivered to Buyer that certain Registration Rights Agreement in substantially the form attached hereto as Exhibit B (the "Registration Rights Agreement").

     Section 5.2 Conditions to Obligations of Seller. The obligations of Seller hereunder are, at the option of Seller, subject to the conditions that at the Closing Date:

          (a) Accuracy of Representations and Warranties. The representations or warranties of Buyer contained in this Agreement shall be true and correct in all material respects.

          (b) Performance by Buyer. Buyer shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by it prior to or on the Closing Date.

          (c) Delivery of Certificates. Buyer shall have delivered to Seller (i) a certificate executed by an officer of Buyer, as of the Closing Date, certifying to the fulfillment of the conditions specified in subparagraphs
     (a) and (b) hereinabove; and (ii) duly adopted resolutions of the Board of Directors of Buyer certified by the Secretary or any Assistant Secretary thereof as of the Closing Date, authorizing and approving the execution of this Agreement on behalf of Buyer and the consummation of the transactions contemplated herein in accordance with its terms.

          (d) Registration Rights Agreement. Buyer shall have executed and delivered to Seller the Registration Rights Agreement.

     Section 5.3 Termination. This Agreement may be terminated by Buyer on the Closing Date if any condition precedent to Buyer's obligations hereunder is not fulfilled on the Closing Date. Such termination shall not prejudice any claim that Buyer may have hereunder as a consequence of any failure or default of Seller. This Agreement may be terminated by Seller on the Closing Date if any condition precedent to Seller's obligations hereunder is not fulfilled on the Closing Date. Such termination shall not prejudice any claim that Seller may have hereunder as a consequence of any failure or default of Buyer.

Seller and Buyer shall apply their reasonable best efforts to fulfill all conditions precedent necessary to consummate this Agreement.


                                    ARTICLE 6

                              SHARE PRICE GUARANTEE

     Section 6.1 Agreement to Guarantee. Seller agrees, on the terms and subject to the conditions set forth herein, to guarantee the sales price of those Shares sold by Buyer during the Guarantee Period (as hereinafter defined) (the "Guarantee Shares").

     Section 6.2 Conditions to Share Price Guarantee. Seller's obligations under
Section 6.1 hereof are subject to the following conditions:

          (a) Buyer sells the Guarantee Shares within the first forty-five days immediately following the date notification by Seller to Buyer that the SEC has declared effective the registration statement registering the Shares is received by Buyer (the "Guarantee Period");

          (b) The Guarantee Shares are sold through Merrill Lynch, Pierce, Fenner & Smith Incorporated to one or more persons not affiliated with, related to, or associated with Buyer, in which a good faith effort is made by Buyer to maximize the selling price during each trading day in which Guarantee Shares are sold;

          (c) The average price per share received in such sales, net of broker's commissions, is less than the Per-Share Price (such per-share shortfall to be referred to as the "Per-Share Shortfall");

          (d) Seller receives notice from the Buyer within 14 days of the expiration of the Guarantee Period of the amount of the Per-Share Shortfall with copies of applicable confirmation slips attached thereto ("Notice"); and

          (e) During any trading day during the Guarantee Period Buyer sells only that number of Shares that is equal to or less than 10% of the total number of Shares received by Buyer hereunder.

     Section 6.3 Payment of Per-Share Shortfall. In the event Buyer satisfies all of the conditions set forth in Section 6.2, Seller shall pay to Buyer, within three business days of receipt of the Notice, an amount in cash equal to the Per-Share Shortfall multiplied by the number of Guarantee Shares sold during the Guarantee Period.

     Section 6.4 Assignment of Share Price Guarantee. Buyer may, without Seller's consent assign its rights under this Article 6 to one or more individuals to whom it may subsequently transfer the Shares in compliance with the 1933 Act and all applicable state securities laws; provided, however, that such individuals may not further assign such rights without Seller's prior written consent. To the extent that Buyer assigns its rights under this Article 6 to more than one individual, each individual shall have such rights separately from the others with respect to the Shares transferred to him, provided that in order to have the benefit of such rights, the individual must satisfy all of the obligations set forth in Section 6.2 hereof, including, but not limited to, selling, during any trading day during the Guarantee Period, only that number of Shares that is equal to or less than 10% of the total number of Shares transferred to him.

                                    ARTICLE 7

                            MISCELLANEOUS PROVISIONS

     Section 7.1 Notices. All notices, requests, demands, and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand or by electronic transmission. If sent by reliable overnight delivery service and addressed as follows, or at such other addresses as the parties hereto may from time to time designate in writing, such notices, requests, demands, and other communications shall be deemed delivered the next business day after being so duly sent:

               To Buyer:         Progressive Bagel Concepts, Inc.
                                 1526 Cole Blvd.
                                 Suite 200
                                 Golden, Colorado 80401

                                 Attention: Chairman
                                 Facsimile: (303) 202-3360

                                 with a copy to:

                                 Rudnick & Wolfe
                                 203 North LaSalle Street
                                 Suite 1800
                                 Chicago, Illinois 60601
                                 Attention: Michael G. Brennan, Esq.
                                 Facsimile: (312) 984-2299

               to Seller:        Boston Chicken, Inc.
                                 14103 Denver West Parkway
                                 Golden, Colorado 80401
                                 Attention: General Counsel
                                 Facsimile: (303) 384-5339
                                 with a copy to:

                                 Bell, Boyd & Lloyd
                                 Three First National Plaza
                                 Suite 3200
                                 70 West Madison Street
                                 Chicago, Illinois 60602
                                 Attention: Amy S. Powers, Esq.
                                 Facsimile: (312) 372-2098

     Section 7.2 Prior Agreements. This Agreement supersedes all prior discussions and agreements between Buyer and Seller with respect to the purchase of the Shares and the other matters contained herein, and this Agreement and the agreements referred to herein contain the sole and entire agreement between the parties hereto with respect to the transactions contemplated herein.

     Section 7.3 Modifications. This Agreement may be modified or amended only by a written instrument executed by the parties hereto.

     Section 7.4 Counterparts, Headings, Etc. This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument. The headings herein set out are for convenience of reference only and shall not be deemed a part of this Agreement.

     Section 7.5 Assignment. Subject to compliance with the 1933 Act and applicable state securities laws, Buyer's rights hereunder shall be assignable, including Buyer's rights under Article 6 hereof; provided, however, that such assignee of Buyer may not further assign such rights without the prior written consent of Seller. To the extent that Buyer assigns its rights under this Agreement to more than one individual, each individual shall have such rights separately from the others with respect to the Shares transferred to him.

     Section 7.6 Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

     Section 7.7 Governing Law. The validity and effect of this Agreement and the rights and obligations of the parties hereto shall be governed by and construed and enforced in accordance with the laws of the State of Delaware.

     Section 7.8 Further Assurances. From time to time at Buyer's request (whether at or after the Closing) Seller will execute and deliver, at Seller's expense, such further instruments of conveyance and transfer and will take such other action as Buyer may reasonably request in order to more effectively vest the Shares in Buyer.

     Section 7.9 Severability. Whenever possible, each provision of this Agreement will be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

     Section 7.10 Adjustment of Shares. Seller agrees that the formulae used in determining the Shares and the Per-Share Shortfall shall be appropriately adjusted to eliminate the impact of any dividend (whether in cash, securities or other property), stock split, reclassification, recapitalization, reverse split, or similar event, announced or occurring with respect to the Shares and with a record date after execution of this Agreement and before the Closing Date.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and their seals to be affixed all as of the day and year first above written.


                                             BOSTON CHICKEN, INC.

                                             By: ____________________________

                                               Title: _______________________



                                             PROGRESSIVE BAGEL CONCEPTS, INC.

                                             By: ____________________________

                                               Title: _______________________

                                    EXHIBIT A

                           OPINION OF GENERAL COUNSEL


     1. The Seller's authorized capital consists of 100,000,000 shares of Common Stock, $0.01 par value per share, and 20,000,000 shares of preferred stock, $0.01 par value per share. All of the issued and outstanding shares of the Seller's Common Stock have been duly and validly authorized and issued, and are fully paid and nonassessable. The Shares have been duly and validly authorized and issued, and are fully paid and nonassessable, free and clear of any security interest, lien, encumbrance, right or restriction whatsoever arising from the Seller (except restrictions on resale under state or federal securities laws), and there are no outstanding options, warrants, conversion privileges, commitments or demands of any character relating to the Shares arising from the Seller.

     2. The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Seller has full corporate power and authority to enter into the Stock Purchase Agreement in accordance with its terms and such Stock Purchase Agreement and all transactions required thereunder have been duly authorized and approved by all necessary corporate action of the Seller.

     3. Each of the Stock Purchase Agreement and the Registration Rights Agreement is the legal, valid and binding obligation of Seller, enforceable in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, moratorium or similar laws affecting the enforcement of creditors' rights generally, and except as enforcement of any particular remedy may be limited by the application of equitable principles.

     4. Neither the execution and delivery of the Stock Purchase Agreement or the Registration Rights Agreement nor the consummation of the transactions contemplated thereby will (i) violate the Certificate of Incorporation or bylaws, as amended, of the Seller; (ii) violate or constitute an occurrence of default under any provision of, or conflict with, or result in acceleration of any obligation under, any mortgage, deed or trust, note, loan, lease or agreement to which it or any of its properties or assets may be bound; or (iii) violate any order, ruling, decree, judgment, arbitration award or stipulation to which the Seller is subject.

     5. Buyer's counsel may rely on this opinion in connection with any resale of the Shares and assignment of its rights and obligations under the Stock Purchase Agreement and Registration Rights Agreement.

                                    EXHIBIT B

                          REGISTRATION RIGHTS AGREEMENT


     THIS REGISTRATION RIGHTS AGREEMENT (the "Agreement") is entered into as of __________, 1995, between BOSTON CHICKEN, INC., a Delaware corporation ("BCI"), and PROGRESSIVE BAGEL CONCEPTS, INC., a Delaware corporation ("PBC").

SECTION 1. Piggyback Registration.

     A. Registrable Securities. "Registrable Securities" shall mean those restricted shares of BCI common stock, $.01 par value, acquired by PBC pursuant to the Stock Purchase Agreement of even date herewith, by and between BCI and PBC, with respect to PBC's purchase of that number of shares of BCI common stock equal to $5,500,000.00 as set forth therein (the "BCI Stock Purchase Agreement").

     B. Right to Piggyback. BCI hereby agrees to effect a registration of certain of its outstanding securities, including the Registrable Securities, under the Securities Act of 1933, as amended (the "Act"), on Form S-3 (the "Registration Statement") within 30 days of the closing of the transactions contemplated by the BCI Stock Purchase Agreement (the "Closing"). BCI will also include in such Registration Statement all BCI securities ("Earlier Securities") desired to be registered by persons or entities having superior registration rights pursuant to that certain Second Amended and Restated Piggyback Registration Rights Agreement dated November 8, 1993 (the "Superior Agreement"), in accordance with the terms and conditions of the Superior Agreement (together with the registration of the Registrable Securities, the "Piggyback Registration").

SECTION 2. Registration Procedures.

     A. BCI will prepare and file with the Securities and Exchange Commission (the "Commission") the Registration Statement within 30 days of the Closing and will include therein the Registrable Securities and such Earlier Securities as comply with the procedures of the Superior Agreement, will prepare and file all amendments, post-effective amendments and supplements to the Registration Statement as may be necessary under the Act and the regulations thereunder to permit the sale of such Earlier Securities and Registrable Securities to the public, and will use its reasonable best efforts to cause such Registration Statement to become effective and remain effective for a period of not less than two years or until such time as all of the securities covered by the Registration Statement have been sold (provided that before filing the Registration Statement, BCI will furnish to counsel selected by the holders of Registrable Securities copies of the Registration Statement for review by such counsel).

     B. BCI will use its reasonable best efforts to (i) register or qualify such Earlier Securities and Registrable Securities under such other securities or blue sky laws of such jurisdictions as any of the sellers of such Earlier Securities and Registrable Securities (collectively, the "Sellers" and individually, a "Seller") reasonably request, and (ii) do any and all other acts and things which may be reasonably necessary to allow Sellers to consummate the disposition in such jurisdictions of such Earlier Securities and Registrable Securities owned by such Sellers; provided, however, that BCI will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph
(b), (ii) subject itself to taxation in any such jurisdiction, or (iii) consent to general service of process in any such jurisdiction.

     C. BCI will use its reasonable efforts to cause all such Earlier Securities and Registrable Securities to be included for quotation on the NASDAQ National Market.

     D. Upon the request of BCI, each Seller of Registrable Securities will promptly furnish to BCI in writing, during the period within which BCI is required to effect such registration, all information and affidavits as may be reasonably requested by BCI in connection with items required to be included in the Registration Statement, or any amendment or supplement thereto. To the extent BCI reasonably requests such information and affidavits and the Seller does not provide such information or affidavits in a timely manner, then, BCI's obligation to register such Seller's Registrable Securities hereunder shall be null and void.

     E. BCI will furnish to each Seller of Registrable Securities such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such Seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Seller.

     F. BCI will notify each Seller of such Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of any such Seller, the Company will prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

     G. BCI will provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of the Registration Statement.

     H. BCI hereby represents and warrants that it is eligible to file the Registration Statement on Form S-3 pursuant to the rules and regulations pertaining thereto under the Securities Act.

SECTION 3. Registration Expenses. The Sellers of Registrable Securities under this Agreement will bear all underwriting discounts and commissions, if any, and the fees and disbursements of their legal counsel and accountants. BCI will bear all other expenses in connection with any registration or qualification of the Registrable Securities pursuant to this Agreement.

SECTION 4. Indemnification.

     A. BCI agrees to indemnify, to the extent permitted by law, each Seller of Registrable Securities, and each person, if any, who controls such Seller within the meaning of the Act, against any and all losses, claims, damages or liabilities to which the Sellers of Registrable Securities may become subject under the Act or any other statute or common law by reason of its offer and sale of Registrable Securities pursuant to the Registration Statement, and to reimburse the Sellers of Registrable Securities for any reasonable legal or other expenses actually and reasonably incurred in connection with investigating any claims and defending any actions, insofar as such losses, claims, damages, liabilities or actions arise out of, or are based upon:

     (i) any untrue statement of a material fact or any alleged untrue statement of a material fact contained in or incorporated by reference in the Registration Statement or any post-effective amendment thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; or

     (ii) any untrue statement of a material fact or any alleged untrue statement of a material fact contained or incorporated by reference in the prospectus (as amended or supplemented if BCI shall have filed with the Commission any amendment or supplement thereto), if used within the period during which BCI is required to keep the Registration Statement in which such prospectus is contained current pursuant to the terms of this Agreement, or the omission or alleged omission to state therein a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading;

provided, however, that the indemnification agreement contained herein shall not apply to losses, claims, damages, liabilities or actions arising out of, or based upon, any such untrue statement or any such omission or alleged omission, if such statement or omission was made in reliance upon, and in conformity with, information furnished to BCI by or on behalf of the Seller of Registrable Securities for use in connection with the preparation of the Registration Statement or any prospectus contained in the Registration Statement or any such amendment or supplement thereto.

     B. The Sellers of Registrable Securities shall (in the same manner and to the same extent as set forth in Section 4(a)), severally indemnify, to the extent permitted by law, BCI, each person, if any, who controls BCI within the meaning of the Act, and their directors and officers, if such statement or omission was made in reliance upon and in conformity with information furnished to BCI by or on behalf of any Seller of Registrable Securities for use in connection with the preparation of the Registration Statement or any amendment or supplement thereto.

     C. Any person entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided, however, that any failure by a person entitled to indemnification hereunder to give such prompt written notice shall not adversely affect such person's rights hereunder unless such failure prejudices the rights of the indemnifying party hereunder) and (ii) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of such counsel a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

SECTION 5. Registration Rights of Other Security Holders. The registration rights granted pursuant to this Agreement are granted subject to any and all registration rights granted by the Company to holders of its securities prior to the date hereof, and no provision herein shall be interpreted so as to be superior to, inconsistent with, or adversely effect, any such previously granted registration rights.

SECTION 6. Miscellaneous.

     A. Amendments. The provisions of this Agreement may be amended only upon the written consent of BCI and PBC, or in the event there is more than one holder of Registrable Securities, only upon the written consent of BCI and the holders of a majority of the Registrable Securities.

     B. Assignment. This Agreement is binding upon the parties hereto and their respective successors and assigns. Subject to compliance with the Act, PBC's rights hereunder shall be assignable; provided, however, that such assignee of PBC may not further assign such rights without the prior written consent of BCI. To the extent that PBC assigns its rights under this Agreement to more than one individual, each individual shall have such rights separately from the others with respect to the Registrable Securities owned by him.

     C. Counterparts. This Agreement may be executed in separate counterparts, each of which will be an original and constitute one and the same agreement.

     D. Notices. All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given when delivered if delivered by hand or by electronic transmission. If sent by reliable overnight delivery service and addressed as follows, or at such other addresses as the parties hereto may from time to time designate in writing, such notices, requests, demands, and other communications shall be deemed delivered the next business day after being so duly sent:

              To BCI:                 Boston Chicken, Inc.
                                      14103 Denver West Parkway
                                      Golden, Colorado 80401-4086
                                      Attn: Legal Department

              To PBC:                 Progressive Bagel Concepts, Inc.
                                      1526 Cole Boulevard
                                      Suite 200
                                      Golden, Colorado 80401
                                      Attn: Chairman
                                      Facsimile: (303) 202-3360

     E. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

     IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement on the day and year first above written.


                                       BOSTON CHICKEN, INC.


                                       By: _____________________________________

                                           Its: ________________________________




                                       PROGRESSIVE BAGEL CONCEPTS, INC.


                                       By: _____________________________________

                                           Its: ________________________________

                                   EXHIBIT 7.D


                 PBCI/Shareholders Registration Rights Agreement

                          REGISTRATION RIGHTS AGREEMENT



     THIS REGISTRATION RIGHTS AGREEMENT is made as of the ________________ day of February 1995 (this "Agreement"), by and between PROGRESSIVE BAGEL CONCEPTS, INC., a Delaware corporation (the "Company"), and each owner of common stock of the Company listed on Exhibit A hereto and each owner of common stock who executes, with the written agreement of the Company, a counterpart of this Agreement (each referred to herein individually as an "Investor" and collectively referred to herein as "Investors").

                                   WITNESSETH:

     WHEREAS, the Company has agreed to provide Investors with certain registration rights as set forth herein.

     NOW, THEREFORE, in consideration of the mutual covenants and undertakings contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to and on the terms and conditions herein set forth, the parties hereto agree as follows:

                                    ARTICLE 1

                               CERTAIN DEFINITIONS

     1.1 "Business Day" means any day on which The New York Stock Exchange is open for trading.

     1.2 "Common Stock" means the common stock, $.01 par value, of the Company.

     1.3 "Eligible Registration" means any of the first four occasions the Company proposes to register any shares of Common Stock in any manner which would permit registration of Eligible Shares for public sale under the Securities Act, other than any offering described in Sections 2.1(a) through
(f). If the Company terminates any Eligible Registration prior to its effectiveness, that registration will not constitute an Eligible Registration.

     1.4 "Eligible Securities" means all or any portion of the Common Stock owned by the Investors and all other securities issued with respect thereto by reason of dividends, stock splits, combinations or similar transactions.

     As to any proposed offer or sale of Eligible Securities, such securities shall cease to be Eligible Securities with respect to such proposed offer or sale when (i) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (ii) such securities are permitted to be sold pursuant to Rule 144 (or any successor provision to such Rule) under the Securities Act
(iii) such securities shall have been otherwise transferred pursuant to an applicable exemption under the Securities Act, new certificates for such securities not bearing a legend restricting further transfer shall have been delivered by the Company and such securities shall be freely transferable to the public without registration under the Securities Act, or (iv) a written opinion of counsel of the Company addressed to Investors to the effect that shares may be sold without registration under the Securities Act has been delivered.

     1.5 "Person" means an individual, a partnership (general or limited), corporation, joint venture, business trust, cooperative, association or other form of business organization, whether or not regarded as a legal entity under applicable law, a trust (inter vivos or testamentary), an estate of a deceased, insane or incompetent person, a quasi-governmental entity, a government or any agency, authority, political subdivision or other instrumentality thereof, or any other entity.

     1.6 "Registration Expenses" means all expenses incident to the Company's performance of or compliance with the registration requirements set forth in this Agreement including, without limitation, the following: (i) the fees, disbursements and expenses of the Company's counsel(s), accountants and experts in connection with the registration of Eligible Securities to be disposed of under the Securities Act; (ii) all expenses in connection with the preparation, printing and filing of the registration statement, any preliminary prospectus or final prospectus, any other offering document and amendments and supplements thereto and the mailing and delivering of copies thereof to the underwriters and dealers; (iii) the cost of printing or producing any agreement(s) among underwriters, underwriting agreement(s) and blue sky or legal investment memoranda, any selling agreements and any other documents in connection with the offering, sale or delivery of Eligible Securities to be disposed of; (iv) SEC or blue sky registration fees attributable to Eligible Securities; (v) all expenses in connection with the qualification of Eligible Securities to be disposed of for offering and sale under state securities laws, including the fees and disbursements of counsel for the underwriters in connection with such qualification and in connection with any blue sky legal investment surveys; (v) the filing fees incident to securing any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of Eligible Securities to be disposed of; and (vi) fees and expenses incurred in connection with the listing of Eligible Securities on each securities exchange on which securities of the same class are then listed; provided, however, that Registration Expenses with respect to any Eligible Registration pursuant to this Agreement shall not include underwriting discounts or commissions attributable to Eligible Securities or transfer taxes applicable to Eligible Securities.

     1.7 "SEC" means the Securities and Exchange Commission.

     1.8 "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the relevant time.

     1.9 "Selling Investor" means any Investor requesting the registration of Eligible Securities registered pursuant to Article 2 hereof.

                                    ARTICLE 2

                            INCIDENTAL REGISTRATION

     2.1 Notice and Registration. If the Company proposes to register any shares of Common Stock for public sale under the Securities Act in an Eligible Registration, it will give prompt written notice to Investors of its intention to do so, and upon the written request of each Investor delivered to the Company within ten (10) Business Days after the giving of any such notice by the Company (which request shall specify the number of Eligible Securities intended to be disposed of by the Selling Investor and the intended method of disposition thereof) the Company will use all reasonable efforts to effect, in connection with the registration of its Common Stock in such Eligible Registration, the registration under the Securities Act of all Eligible Securities which the Company has been so requested to register by the Selling Investors, to the extent required to permit the public sale (in accordance with the intended method or methods thereof as aforesaid) of Eligible Securities so to be registered, provided that:

          (a) if, at any time after giving such written notice of its intention to register any Common Stock and prior to the effective date of the registration statement filed in connection with such Eligible Registration, the Company shall determine for any reason not to register the Common Stock, the Company may, at its election, give written notice of such determination to Investors and thereupon the Company shall be relieved of its obligation to register such Eligible Securities in connection with the registration of such Common Stock (but not from its obligation to pay Registration Expenses to the extent incurred in connection therewith as provided in Section 2.2);

          (b) The Company will not be required to effect any registration pursuant to this Article 2 if the Company shall have been advised in writing by a nationally recognized independent investment banking firm selected by the Company to act as lead underwriter in connection with the public offering of the Common Stock by the Company that, in such firm's opinion, a registration of shares of Common Stock of the Investors pursuant to this Article 2 at that time may materially and adversely affect the Company's own scheduled offering;

          (c) The Company shall not be required to effect any registration of Eligible Securities under this Article 2 incidental to the registration of any of its securities in connection with mergers, acquisitions, exchange offers, subscription offers, dividend reinvestment plans or stock opinions or other employee benefit plans.

          (d) The Company shall not be required to effect any registration of Eligible Securities under this Article 2 incidental to an initial public offering of shares of Common Stock of the Company;

          (e) The Company shall not be required to effect any registration of Eligible Securities under this Article 2 incidental to the filing of a registration statement for an offering to be made on a delayed or continuous basis pursuant to Rule 415 under the Securities Act or any similar rule that may be adopted by the SEC; and

          (f) In no event shall the Company be required to register Eligible Securities if, in the reasonable judgment of the Company, the amount of Eligible Securities for which registration has been requested does not justify the effort and/or expense to the Company of effecting such registration.

     2.2 Registration Expenses. The Company (as between the Company and the Selling Investors) shall be responsible for the payment of all Registration Expenses in connection with any registration pursuant to this Article 2.

                                   ARTICLE 3

                            REGISTRATION PROCEDURES

     3.1 Registration and Qualification.

          (a) If and whenever the Company is required to use reasonable commercial efforts to effect the registration of any Eligible Securities under the Securities Act as provided in Article 2 hereof, the Company will as promptly as is practicable register the Eligible Securities under the Securities Act and use reasonable commercial efforts to cause the Registration Statement to become effective;


          (b) The Company shall prepare and file with the SEC such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective; and comply with the provisions of the Securities Act with respect to the disposition of all Eligible Securities until the earlier of such time as all of such Eligible Securities have been disposed of in accordance with the intended methods of disposition by the Selling Investors as set forth in the Registration Statement or the expiration of thirty (30) days after such Registration Statement has become effective; provided, however, that in the event that the Company shall notify any Selling Investor of the happening of any event which would cause the prospectus included as part of such Registration Statement, as then in effect, to include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, such Selling Investor shall thereafter sell no shares under such Registration Statement until the Company has filed an amendment or supplement to the prospectus to cause the prospectus not to include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and the Company shall be obligated to continue to so amend or supplement the prospectus for such period of time as the prospectus has for an aggregate of thirty (30) days not included an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

          (c) The Company may require the Selling Investors to furnish to the Company such information regarding the Selling Investors and the distribution of the Eligible Securities as the Company may from time to time reasonably request in writing and as shall be required by law or by the SEC in connection with any registration;

          (d) The Company shall provide each Selling Investor a conformed copy of the Registration Statement and each material amendment to the Registration Statement. The Company shall provide to each Selling Investor an opportunity to review the Registration Statement prior to the filing of the Registration Statement with the Securities and Exchange Commission;

          (e) The Company shall provide to each Selling Investor such number of copies of such Registration Statement, each amendment and supplement thereto, the prospectus included in such Registration Statement (including each preliminary prospectus) and such other documents as such Selling Investor may reasonably request in order to facilitate the disposition of the Eligible Securities registered pursuant to such Registration Statement; and

          (f) The Company will provide a transfer agent and registrar for all Eligible Securities not later than the effective date of the Registration Statement.

     3.2 Underwriting. In the event that any registration pursuant to Article 2 hereof shall involve, in whole or in part, and underwritten offering, the Company may require Eligible Securities requested to be registered pursuant to
Article 2 to be included in such underwriting on the same terms and conditions as shall be applicable to the Common Stock being sold through underwriters under such registration. In such case, the holders of Eligible Securities on whose behalf Eligible Securities are to be distributed by such underwriters shall be parties to any such underwriting agreement. Such agreement shall contain such representations and warranties by the Selling Investors and such other terms and provisions as are customarily contained in underwriting agreements with respect to secondary distributions, including, without limitation, indemnities and contribution to the effect and to the extent provided in Article 4. The representations and warranties in such underwriting agreement by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of such holders of Eligible Securities.

                                    ARTICLE 4

                                 INDEMNIFICATION


     4.1 Indemnification.

          (a) In the event of any registration of any Eligible Securities hereunder, the Company will enter into customary indemnification arrangements to indemnity and hold harmless each Investor who exercises his registration rights hereunder and, to the extent applicable, its directors and officers, its partners, its trustees and each Person who controls any of such Persons, each Person who participates as an underwriter in the offering or sale of any Eligible Securities, and each Person, if any, who controls such underwriter within the meaning of the Securities Act against any losses, claims, damages, liabilities and expenses, joint or several, to which such Person may be subject under the Securities Act or otherwise insofar as such losses, claims, damages, liabilities or expenses (or actions or proceedings in respect thereof) arise out of or are based upon
     (i) any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any final prospectus included therein, or any amendment or supplement thereto, or any document incorporated by reference therein, or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company will promptly reimburse each such Person for any legal or any other expenses reasonably incurred by such Person in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any final prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company or such underwriter by such Selling Investors expressly for use in the registration statement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of Investors or any such Person and shall survive the transfer of such securities by the Investors.

          (b) The Selling Investors, by virtue of exercising their registration rights hereunder, agree and undertake to enter into customary indemnification arrangements to severally and not jointly indemnify and hold harmless (in the same manner and to the same extent as set forth in clause (a) of this Article 4) the Company, each director of the

     Company, each officer of the Company who shall sign such registration statement, and each Person who participates as an underwriter in the offering or sale of such securities, each Person, if any, who controls the Company or any such underwriter within the meaning of the Securities Act, with respect to any statement in or omission from such registration statement, any final prospectus included therein, or any amendment or supplement thereto, but only to the extent that such statement or omission was made in reliance upon and in conformity with written information furnished by such Selling Investors to the Company expressly for use in the registration statement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling Person and shall survive the transfer of the registered securities by the Selling Investors and the expiration of this Agreement.

          (c) Indemnification similar to that specified in the preceding subdivisions of this Article 4 (with appropriate modifications) shall be given by the Company and the Selling Investors with respect to any required registration or other qualification of such Eligible Securities under any federal or state law or regulation or governmental authority other than the Securities Act.

                                   ARTICLE 5

                                    BENEFITS

     5.1 Benefits of Registration Rights. Subject to the limitations of Section
2.1 hereof, Investors may severally or jointly exercise the registration rights hereunder in such manner and in such proportion as they shall agree among themselves.

     5.2 Qualification for Rule 144 Sales. Upon the written request of any Investor, the Company will deliver to such Investor a written statement as to whether it has complied with the filing requirements described in Rule 144(c)(1).

                                   ARTICLE 6

                                 MISCELLANEOUS

     6.1 Captions. The captions or headings in this Agreement are for convenience and reference only, and in no way define, describe, extend or limit the scope or intent of this Agreement.

     6.2 Severability. If any clause, provision or section of this Agreement shall be invalid or unenforceable, the invalidity or unenforceability of such clause, provision or section shall not affect the enforceability or validity of any of the remaining clauses, provisions or sections hereof to the extent permitted by applicable law.

     6.3 Governing Law. This Agreement shall be construed and enforced in accordance with the internal laws of the State of Delaware, without reference to its rules as to conflicts or choice of laws.

     6.4 Modification and Amendment. This Agreement may not be changed, modified, discharged or amended, except by an instrument signed by all of the parties hereto.

     6.5 No Inconsistent Agreements. The Company will not hereafter enter into any agreement with respect to its securities which is inconsistent with the rights granted to the holders of Eligible Securities in this Agreement.

     6.6 Counterparts. This Agreement may be executed in counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

     6.7 Entire Agreement. This Agreement constitutes the entire agreement and understanding among the parties and supersedes understandings and/or written or oral agreements among them respecting the subject matter herein.

     6.8 Notices. All notices, requests, demands, consents and other communications required or permitted to be given pursuant to this Agreement shall be in writing and delivered by hand, by overnight courier delivery service or by certified mail, return receipt requested, postage prepaid. Notices shall be deemed given when actually received, which shall be deemed to be not later than the next Business Day if sent by overnight courier or after five (5) Business Days if sent by mail. Notice to Investors shall be made to the address listed on the stock transfer records of the Company.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement or caused this Agreement to be executed as of the day and year first above written.


                              THE COMPANY:

                              PROGRESSIVE BAGEL CONCEPTS,
                              INC., a Delaware corporation



                              By:
                                 ---------------------------------------
                                Name:
                                     -----------------------------------
                                Title:
                                      ----------------------------------




                              INVESTOR:


                              -------------------------------------------

     COUNTERPART EXECUTION PAGE to the Registration Rights Agreement dated as of
the   day of February, 1995, by and between Progressive Bagel Concepts, Inc., a
Delaware corporation (the "Company"), and each owner of common stock of the Company listed on Exhibit A thereto and each owner of common stock who executes, with the written agreement of the Company, a counterpart to the Agreement.


                              THE COMPANY:

                              PROGRESSIVE BAGEL CONCEPTS,
                              INC., a Delaware corporation



                              By:
                                 ---------------------------------------
                                Name:
                                     -----------------------------------
                                Title:
                                      ----------------------------------




                              INVESTOR:


                              -------------------------------------------

                                    EXHIBIT A
                                    ---------

                            EXHIBIT 7.F

             Lozoff and Brownell Employment Agreements
             -----------------------------------------

                             EMPLOYMENT AGREEMENT

         THIS AGREEMENT is made this ____ day of ___________ , 1995, by and between Progressive Bagel Concepts, Inc., a Delaware corporation (hereinafter referred to as the "Company"), and Gail Lozoff (hereinafter referred to as "Employee").

                                    WITNESSETH:

         WHEREAS, the Company is engaged in the business of operating retail bakeries featuring bagels and other food items;

         WHEREAS, because of the abilities and expertise of Employee in said business, the Company desires to employ Employee; and

         WHEREAS, Employee is willing to accept such employment upon the terms and conditions stated herein.

         NOW, THEREFORE, in consideration of the mutual promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1. Employment. The Company hereby employs Employee to perform the duties described herein, and Employee hereby accepts such employment on the terms and conditions stated herein. Employee shall hold the position of Vice President of the Company, which shall at all times be deemed to be an executive office of the Company.

         2. Offices with Company. Employee shall be a "Founding Director" of the Company as defined in that certain Agreement to Contribute Assets by and among the Company, Bagel & Bagel, Inc. and Richard Lozoff dated as of ______________, 1995 (the "Contribution Agreement"). During the term of this Agreement, the Company shall nominate Employee to serve as a director on the Company's Board of Directors, designating her as a "Founding Director," and not oppose her election. The foregoing obligation shall expire on the date on which the Company completes an initial public offering of shares of its common stock pursuant to a registration statement filed pursuant to the Securities Act of 1933, as amended.

         3. TERM OF EMPLOYMENT. Subject to the provisions for termination set forth herein, the term of employment under this Agreement shall commence on __________ , 1995 and shall extend until August 1, 1998 (the "Term").

         4. DUTIES OF EMPLOYEE. Employee shall perform the duties commensurate with her position and experience as shall be assigned to her from time to time by the Company. Employee shall perform such duties in a diligent manner, shall devote her entire business time, attention and effort to the affairs of the Company within the scope of her employment as is reasonably necessary for the proper rendition of said services, shall diligently promote the interests of the Company, and shall be just and faithful in carrying out her duties. The Company hereby agrees that the Employee shall not be required, in connection with the performance of her duties hereunder, to obtain or maintain a residence in the State of Colorado or otherwise relocate her primary residence.

         5. COMPENSATION. The Company shall compensate Employee for all services rendered by her hereunder as follows:

          (a) salary at a yearly rate of $120,000, payable by the Company in twenty-six (26) equal installments (subject to any increases as determined by the Board of Directors from time to time in its sole discretion) after deducting therefrom all applicable FICA contributions, federal and state income tax withholding, and any other payroll taxes; and

          (b) such stock options as may be granted to Employee pursuant to the Company's 1995 Employee Stock Option Plan, as it may be amended from time to time, (the "Plan") or any option plan hereinafter adopted by the Company; and

          (c) as an inducement for Employee to execute this Agreement, Employee shall receive options under the Plan to purchase that number of shares of common stock of the Company that have a fair market value, as determined in accordance with the terms of the Plan, of $_______________________ , which options are to be granted on the date hereof; provided, however, the options granted pursuant to this Section 5(c) shall constitute Employee's option grant for 1995 under the Plan; provided further, that if the formula under the Plan provides for options in excess of those granted to Employee under Section 5(c) for 1995, Employee shall receive such additional options at the same time that options are granted under the Plan generally to employees for 1995.

         6. BENEFITS, VACATIONS AND REIMBURSEMENT OF EXPENSES. In addition to the compensation payable to Employee pursuant to Section 5 above, and all other compensation or benefits provided for hereunder, Employee shall be entitled to such reasonable periods of vacation, with full pay, as is consistent with the general policy as established by the Board of Directors for executives and business exigencies of the Company, and such benefits of a similar type and amount and to the same extent as benefits are provided to other similarly situated employees of the Company. Employee shall also be entitled to receive such additional benefits to the same extent as benefits are provided to other similarly situated employees of the Company as established by the Company's Board of Directors from time to time. The Employee shall be reimbursed for the reasonable business-related expenses incurred by her in connection with the performance of her duties hereunder.


         7. CONFIDENTIALITY. Employee agrees to execute and deliver such confidentiality agreement which is to be required to be executed and delivered by employees of the Company generally.

         8. CONFLICT OF INTEREST. Employee shall take no action, or engage in any transaction, that could be considered to conflict with the best interests of the Company, and shall at all times exercise her best judgment and efforts so as to avoid taking any action, or engaging in any transaction, that might give the appearance of being in conflict with the best interests of the Company.

         9. TERMINATION.

          (a) This Agreement and Employee's employment hereunder shall immediately terminate, without further notice or action, upon the occurrence of the death of Employee.

          (b) Additionally, the Company shall have the right to terminate this Agreement and Employee's employment with the Company hereunder, effective upon written notice to Employee of termination stating the basis for such termination, under only the following circumstances:

               (1) if Employee is permanently disabled (as defined below); or

               (2) for "cause," which shall be defined as including any of the following: (i) any misappropriation of funds or property of the Company by Employee; (ii) Employee's conviction of a felony, or of any crime involving moral turpitude, fraud, theft or conversion; (iii) Employee's failure to submit to a medical examination at the Company's expense within twenty-one (21) days after receipt of the Company's written request that Employee submit to such examination; or (iv) a breach of any other material provision contained in this Agreement.

          (c) Employee shall be deemed to be "permanently disabled" hereunder upon the first to occur of any of the following events:

               (1) The receipt by the Company of a written certificate from a physician approved by the Company and reasonably satisfactory to Employee stating that, based upon one or more examinations of Employee by such physician, it is such physician's opinion that, for a period of at least six (6) consecutive months from the date of certification, Employee is and will be substantially unable to perform her customary duties for the Company due to physical or mental infirmity. The Company may request in writing that Employee submit to such examinations by giving written notice thereof to Employee.

               (2) The adjudication of Employee as an incompetent or a disabled person and the appointment of a conservator or guardian for her person or property by a court of competent jurisdiction.


          (d) If Employee is terminated by the Company for cause, as that term is defined in Section 9(b)(2), or if Employee voluntarily terminates her employment, the Company shall not be obligated to pay Employee any other compensation with respect to any period after the date of such termination and all stock options granted to Employee, whether or not vested on the date of such termination, shall terminate and be of no further force and effect.

          (e) If Employee dies or becomes permanently disabled during the Term, or if Employee is terminated by the Company for any reason other than for cause, the Company shall pay to Employee the entire amount of the cash compensation provided for in Section 5 hereof that is payable during the remainder of the Term payable in a lump sum cash payment within thirty (30) days of the effective date of termination (provided that, in the case of death or disability of Employee, the aforementioned cash payment shall be limited to the lesser of: (i) one year's cash compensation provided for in
     Section 5, and (ii) the cash compensation provided for in Section 5 for the remaining balance of the Term), and all employee stock options granted to Employee that are vested on the effective date of such termination shall continue to be exercisable for a period of the lesser of (x) 60 days after the effective date of such termination or (y) the expiration date of the option. After the effective date of her termination Employee shall not be eligible to receive any further employee stock options.

          (f) Upon any termination of this Agreement or of the employment of Employee, or the expiration of this Agreement without renewal of Employee's employment, Employee shall be deemed automatically to have resigned from any office or directorship of the Company which she may then hold and shall promptly deliver to the Company (without retaining any copies thereof) all Company files and documents, forms, letterhead, business cards, computer disks and any other written, magnetic or printed materials relating to the business of the Company.

         10. COVENANT RESTRICTING SOLICITATION. During the term hereof and for a period of two (2) years after her employment with the Company, whether pursuant to this Agreement or otherwise, shall expire or terminate for any reason whatsoever, Employee shall not, directly or indirectly, solicit or attempt to solicit for employment or employ any person who is an employee of the Company on the date of Employee's date of termination or any person who was an employee during the six-month period prior to such date.

         11. COVENANT RESTRICTING COMPETITION. During the term hereof and for a period of two (2) years after her employment with the Company, whether pursuant to this Agreement or otherwise, shall expire or be terminated by Company for cause, Employee shall not, either directly or indirectly, on her own account, or as an employee, consultant, partner, owner, officer, director or stockholder of any other person, firm, partnership, corporation or other entity or in any other capacity, in any way, directly or indirectly, conduct, engage in, be connected with, have any interest in, or aid or assist anyone in engaging in a business which derives 20% or more of its revenues from the retail sale of bagels and/or bagel-related products, or any business in which the Company is engaged at the time of, or within one hundred eighty (180) days prior to, such expiration or termination (a "Competitive Business"); provided, however, Employee may have an interest in any Competitive Business as a passive investor in such Competitive Business provided such interest does not exceed three percent (3%) of the outstanding equity securities of any company which has a class of securities registered under

Section 12 of the Securities Exchange Act of 1934, as amended, or which is traded on a national securities exchange.



         12. REMEDIES. Employee agrees that the period of time provided for in Sections 10 and 11 above is the minimum period of time necessary, and that other provisions and restrictions set forth in Sections 10 and 11 and in other portions of this Agreement are necessary, to protect the Company and its successors and assigns in the protection of the business conducted by the Company. Employee agrees that the services to be performed by her for the Company are special and unique, that damages cannot compensate the Company in the event of a violation of the restrictive covenants contained in Sections 10 and 11 hereof, and that injunctive relief shall be essential for the protection of the Company and its successors and assigns. Accordingly, Employee agrees and consents that, in the event she shall violate or breach any of said restrictive covenants the Company shall be entitled to obtain (and she hereby consents to) such injunctive relief against Employee, without bond, in addition to such further or other relief as may appertain equity or law. The exercise or enforcement by the Company of any right or remedy hereunder shall not preclude the exercise or enforcement by the Company of any other right or remedy hereunder or which the Company has the right to enforce under applicable law.

         13. EMPLOYEE REPRESENTATIONS. Employee represents and warrants to the Company that (i) she is free to enter into this Agreement and (ii) this Agreement does not violate the terms of any other agreement to which Employee is a party or by which she is bound.

         14. WAVIER. Failure by either party to insist upon strict compliance with any of the terms, covenants or conditions hereof shall not be deemed a waiver of such term, covenant or condition, nor shall any waiver or relinquishment of any right or remedy hereunder at any one or more times be deemed a waiver or relinquishment of such right or remedy at any other time or times.


         15. SEVERABILITY. Each section, paragraph, term and provision of this Agreement, and any portion thereof, shall be considered severable and if for any reason any such portion of this Agreement is held to be invalid, contrary to, or in conflict with any applicable present or future law or regulation in a final, unappealable ruling issued by any court, agency or tribunal with competent jurisdiction in a proceeding to which the Company is a party, that ruling shall not impair the operation of, or have any other effect upon, such other portions of this Agreement as may remain otherwise intelligible, which shall continue to be given full force and effect and bind the parties hereto. Employee agrees that if any provisions hereof shall be adjudicated to be invalid or unenforceable in whole or in part, such modifications made to this Agreement as a result of such adjudication shall be effective only in the particular jurisdiction in which such adjudication is made. To the extent any provision hereof is deemed unenforceable by virtue of its scope but may be enforceable by limitations thereon, the parties hereto agree that the same shall be enforceable to the fullest extent permissible under the laws and public policies applied in such jurisdiction in which the enforcement is sought. The parties hereto hereby authorize any court of competent jurisdiction to modify the restrictive covenants to the extent necessary to make the same enforceable.

         16. BENEFIT. This Agreement shall inure to the benefit of and be binding upon the Company, its successors and assigns. The rights and benefits of Employee under this Agreement are personal to her, and are not subject to voluntary or involuntary alienation, assignment or transfer by her.

         17. ENTIRE Agreement. This Agreement contains the entire agreement between the parties concerning Employee's employment with the Company, and may not be modified or rescinded except by a written agreement to such effect signed by both parties.

         18. NOTICES. All notices, requests, demands, and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand or by electronic transmission. If mailed, first class, certified mail, postage prepaid, or sent by reliable overnight delivery service and addressed as follows, or at such other addresses as the parties hereto may from time to time designate in writing, such notices, requests, demands, and other communications shall be deemed delivered three (3) business days after being so duly posted:


           to the Company:                     Progressive Bagel Concepts, Inc.
                                               1526 Cole Blvd. Suite 200
                                               Golden, CO 80401
                                               Attention: Kyle T. Craig
                                               Facsimile: (303) 202-3360

           with a copy to:                     Rudnick & Wolfe
                                               203 North LaSalle Street
                                               Suite 1800
                                               Chicago, IL 60601
                                               Attention: Michael G. Brennan
                                               Facsimile: (312) 984-2299

           to Employee:                        Gail Lozoff
                                               [address]

           with a copy to:                     Smith, Gill, Fisher & Butts
                                               One Kansas City Place
                                               35th Floor
                                               1200 Main Street
                                               Kansas City, Missouri 64105
                                               Attention: David S. Mouber, Esq.
                                               Facsimile: (816) 391-7600

         19. GOVERNING LAW. This Agreement and the rights and obligations of the parties hereunder shall be governed by and construed in accordance with the laws of the State of Colorado applicable to contracts made and to be performed therein.

         20. CONFLICT WITH PLAN. The parties acknowledge that to the extent any provision of this Agreement is inconsistent with any provision of the Plan, the provisions of this Agreement shall control.

         21. SURVIVAL. The parties acknowledge and agree that the covenants contained in Sections 10 and 11 of this Agreement shall survive the termination or expiration of Employee's employment with the Company, whether pursuant to this Agreement or otherwise.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.




EMPLOYEE:                          PROGRESSIVE BAGEL CONCEPTS,
                                   INC., a Delaware corporation


____________________________       By:__________________________
Gail Lozoff                        Its:_________________________

                                   EXHIBIT 8.C

                           BCI Secured Loan Agreement

                             SECURED LOAN AGREEMENT

     This secured loan agreement (the "Agreement") is made and entered into this _____ day of February, 1995 between Progressive Bagel Concepts, Inc., a Delaware corporation (the "Company"), and Boston Chicken, Inc., a Delaware corporation ("Boston Chicken").

                                    Recitals

     The Company desires to borrow up to $80,000,000 from Boston Chicken in order to provide funds for development of retail food service outlets specializing in the sale of bagels and bagel related products (the "Stores"), and Boston Chicken has agreed to make such loan to the Company, upon the terms and subject to the conditions set forth herein.

                                    Covenants

     In consideration of the mutual representations, warranties, and covenants set forth herein, and in consideration of any advances made hereunder to or for the benefit of the Company by Boston Chicken, the parties hereto agree as follows:

                                    ARTICLE I

                                    The Loan

     1.1 The Loan; Promissory Note. Boston Chicken agrees, on the terms and subject to the conditions hereinafter set forth, including, but not limited to the limitation on the amount available from time to time to be borrowed set forth in Section 1.2 hereto, to advance at any time and from time to time during
the period commencing on the date hereof and ending on March   , 1998 (the "Draw
Loan Termination Date"), amounts requested by the Company in an aggregate principal amount not to exceed $80,000,000 (the "Loan"), in integral multiples of $100,000. Each advance of the Loan (an "Advance") shall be made by wire transfer of Boston Chicken to the account of the Company or by regular check of Boston Chicken payable to the Company and forwarded to the Company by overnight air express to its address as set forth herein for delivery on the next regular business day. The Loan shall be evidenced by a promissory note (the "Note") of even date herewith in the form attached hereto as Exhibit A.

     1.2 Maximum Principal Balance. The aggregate outstanding principal balance of the Loan shall not exceed the following amounts at any time: (a) $20,000,000 from the date hereof until the Company notifies Boston Chicken that it has 40 Stores open and conducting business, (b) $40,000,000 from the date the Company opens its 40th Store until the Company notifies Boston Chicken that it has 80 Stores open and conducting business, (c) $60,000,000 from the date the Company opens its 80th Store until the Company notifies Boston Chicken that it has

120 Stores open and conducting business, and (d) $80,000,000 at any time thereafter, less, in each instance, the principal amount of conversions under
Section 1.7 and option exercises under Section 1.8 ("Maximum Principal
Balance").

     1.3 The Loan Account. Boston Chicken shall maintain a loan account on its books in which shall be recorded all advances made by Boston Chicken to the Company pursuant to this Agreement, and all payments made by the Company with respect to the Loan; provided, however, that failure to maintain such account or record any advances therein shall not relieve the Company of its obligations to repay the outstanding principal amount of the Loan, all accrued interest thereon, and any amount payable with respect thereto in accordance with the terms of this Agreement and the Note.

     1.4 Interest Rate and Payment. (a) Interest shall accrue daily on the aggregate outstanding principal balance of the Loan, for the period commencing on the date the Loan is made until the Loan is paid in full, at a per annum rate equal to the rate designated and announced by Bank of America Illinois or its successor in interest (the "Bank") from time to time as its "reference rate" in effect at its principal office in Chicago, Illinois, plus 1%. The interest rate shall be adjusted, from time to time, on the same day on which the Bank adjusts its "reference rate." As of the date of this Agreement, the Bank's reference rate is ___%. Interest on the outstanding principal amount of the Loan shall be payable in arrears on the dates set forth herein and at maturity (whether at stated maturity, by acceleration or otherwise).

     (b) During the Interest Payment Period (as defined below) the Company shall pay to Boston Chicken interest on the outstanding principal balance of the Loan on the first day of each Retail Period, commencing on the first day of the Retail Period immediately following the first Retail Period in which the Company initially draws on the Loan under this Agreement through and including the Draw Loan Termination Date (the "Interest Payment Period"). Thereafter the Company shall pay principal and interest as provided in Section 1.5.

     (c) Interest shall be computed on the basis of a 360-day year and the actual number of days elapsed.

     (d) Any principal payment due under the Note not paid when due, whether at stated maturity, by notice of repayment, by acceleration or otherwise, shall, to the extent permitted by applicable law, thereafter bear interest (compounded monthly and payable upon demand) at a rate which is 2% per annum in excess of the rate of interest otherwise payable under this Agreement in respect of such principal amount until such unpaid amount has been paid in full (whether before or after judgment).

     1.5 Repayment of the Loan. If not earlier paid with the consent of Boston Chicken, or if not accelerated for payment, the outstanding principal amount of the Loan shall, at the close of business on the Draw Loan Termination Date, thereafter become an amortized term Loan payable as follows: the principal balance of the Loan shall be payable to Boston Chicken in

65 substantially equal periodic installments of principal (the amount of which periodic installments of principal shall be determined at the close of business on the Draw Loan Termination Date based on a schedule amortizing such outstanding principal balance of the Loan as of such date in 130 substantially equal periodic installments of principal), plus accrued but unpaid interest, on the first day of each of Boston Chicken's 13 consecutive four-week accounting periods used for accounting purposes (each a "Retail Period"), commencing on the first day of the fifth Retail Period in Boston Chicken's fiscal year 1998 and continuing until the first day of the fifth Retail Period in Boston Chicken's fiscal year 2003, when the entire remaining principal balance of the Loan and all interest accrued thereon shall be due and payable.

     1.6 Term of this Agreement. This Agreement shall be effective as of the date of its execution (the "Closing Date") and shall continue in effect until the last to occur of (i) the exercise, expiration, or other termination of all remaining option rights granted in Section 1.8 hereof, (ii) the exercise, expiration, or other termination of all of the remaining conversion rights granted in Section 1.7 hereof, (iii) the date on which there is no amount (principal or interest) remaining outstanding under the Note and (iv) the date on which Boston Chicken no longer has an obligation to make any advances hereunder if the Company were to make a valid request for an advance pursuant to and in accordance with Article III hereof

     1.7 Convertibility. (a) On the terms and subject to the conditions set forth in the Note, any portion of the outstanding principal balance of the Loan is convertible at the election of the holder of the Note into shares of common stock of the Company, $.01 par value per share, at any time and from time to time after the earlier of any acceleration of the Loan or March 15, 1996 [12 1/2 months after Closing Date] and up to the later of the date on which the Company has properly repaid the outstanding principal balance of the Loan and all accrued interest thereon in full or the first day of the eleventh Retail Period in Boston Chicken's fiscal year 2003. Upon such conversion, that portion of principal so converted shall be deemed to be paid in full upon the delivery to the holder of the Note of a certificate or certificates representing the proper number of shares of common stock of the Company to be issued to the holder of the Note upon such conversion. Conversion of any portion of the principal balance of the Loan shall not relieve the Company of its obligation to pay any accrued but unpaid interest on the portion of the principal balance of the Loan so converted. In no event shall interest be convertible into shares of common stock in the Company.

     (b) Upon any conversion under this Section 1.7, Boston Chicken's obligation to make additional advances to the Company under this Agreement shall be reduced by an amount equal to such conversion amount.

     1.8 Option. (a) Boston Chicken shall have the option, at any time and from time to time after the earlier of the acceleration of the Loan or March 15, 1996 [12 1/2 months after Closing Date] and up to the later of the date on which the Company has properly repaid the outstanding principal balance of the Loan and all accrued interest thereon in full or the first day of the eleventh Retail Period in Boston Chicken's fiscal year 2003 to purchase at the Conversion Price (as defined in the Note) up to that number of shares of common stock of the Company equal to the (i) the Option Amount, divided by (ii) the Conversion Price (the "Option"). For purposes of this Section 1.8, the Option Amount shall mean (x) the Maximum Principal Balance, less (y) the sum of (1) the dollar amount of the outstanding principal balance of the Loan (whether such amount is the result of a reduction in principal due to the repayment of the Loan or the failure by the Company to request advances hereunder or otherwise) and (2) the dollar amount of all previous conversions under Section 1.7 hereof and exercises of the Option under this Section 1.8, in each case on the date Boston Chicken notifies the Company of its intention to exercise the Option.

     (b) Upon exercise of any portion of the Option under this Section 1.8, Boston Chicken's obligations to make additional advances to the Company under this Agreement shall be reduced by an amount equal to the amount of such option exercise.

     1.9 One Obligation. All advances made hereunder, and all interest accrued thereon, shall constitute one obligation of the Company secured by the security interests granted by this Agreement and by all other security interests, liens, claims, and encumbrances from time to time hereafter granted to Boston Chicken by the Company.

     1.10 Credit Resources. The Company acknowledges that Boston Chicken has informed it that Boston Chicken does not currently and may not from time to time in the future have cash, cash equivalents, and credit resources sufficient to permit Boston Chicken to necessarily make all requested advances under this Agreement and all other similar agreements with financed area developers and franchisees while maintaining sufficient working capital for Boston Chicken's operating needs, and the Company agrees that in the event Boston Chicken shall fail to fund the Loan as and to the extent required hereby and such failure shall constitute a breach of this Agreement (a "Funding Default"), such Funding Default shall not (a) constitute fraud (by any person or entity, including Boston Chicken and its Successors and Assignees) and (b) give rise to any liability of any person or entity (other than Boston Chicken and its Successors and Assignees) in any other tort, and the Company further agrees that it shall be limited to its remedies in contract and in tort as specified in clause (b) above against Boston Chicken. Boston Chicken and the Company agree that this
Section 1.10 shall not diminish or otherwise affect in any way the amount of damages for which Boston Chicken may be liable to the Company in a contract or non-fraud tort action for a Funding Default.

     1.11 Payment Method. All payments to be made by the Company hereunder shall be made in lawful money of the United States, in immediately available funds, without set off, counterclaims, deduction or withholding of any type.

                                   ARTICLE II

                             Security and Collateral

     2.1 Security Interest. To secure payment and performance of the Company's obligations hereunder and under the Note, and any and all other indebtedness, obligations or liabilities of any kind of the Company to Boston Chicken, whether now existing or hereafter arising, direct or indirect, absolute or contingent, joint and/or several, arising by operation of law or otherwise, the Company hereby grants to Boston Chicken a continuing security interest in and to the following property and interests in property, whether now owned or hereafter acquired by the Company and wheresoever located:

     (a) all of the Company's real estate, accounts, equipment (including, but not limited to machinery, furniture, fixtures, tools, vehicles, and other tangible property), inventory, leasehold improvements, contract rights (including its rights as lessee under all leases of real property), general intangibles, deposit accounts, tax refunds, chattel paper, instruments, notes, letters of credit, documents, and documents of title, capital stock or other ownership interests of all Subsidiaries (as defined in Section 6.11 hereof), but specifically excluding the BCI Common Stock (defined in Section 5.6 hereof);

     (b) all insurance proceeds of or relating to any of the foregoing;

     (c) all of the Company's books, records, and computer programs and data relating to any of the foregoing; and

     (d) all accessories and additions to, substitutions for, and replacements, products, and proceeds of, any of the foregoing (all of the foregoing, and all of the security described in Sections 2.2 and 2.3, being referred to collectively as the "Collateral").

     2.2 Pledge of Stock. To evidence the security interest granted by the Company to Boston Chicken under Section 2.1 in all capital stock of the Subsidiaries of the Company existing on the date of this Agreement, the Company shall execute a subsidiary stock pledge agreement substantially in the form attached hereto as Exhibit C (the "Pledge Agreement").

     2.3 Subsidiary Security Documents. (a) To secure the obligations of the Company hereunder and under the Note and all other obligations of the Company to Boston Chicken, the Company shall cause each Subsidiary of the Company existing on the date of this Agreement to execute and deliver to Boston Chicken a security agreement substantially in the form attached hereto as Exhibit D (the "Subsidiary Security Agreement").

     (b) The Company shall cause each person or entity becoming a Subsidiary of the Company from time to time to execute and deliver to Boston Chicken, within five days after such person or entity becomes a Subsidiary, a security agreement substantially in the form attached hereto as Exhibit D and modified appropriately, together with all financing statements and other related documents (including real estate mortgages) as Boston Chicken may request and such closing documents with respect to such Subsidiary of the type described in
Article VII as Boston Chicken may request, sufficient to grant to Boston Chicken liens and security interests in all assets of each Subsidiary of the type described in Section 2.1. The Company shall from time to time execute and deliver to Boston Chicken, within five days after a person or entity becomes a Subsidiary of the Company, a stock pledge agreement substantially in the form of Exhibit C and modified appropriately, pursuant to which the Company shall grant a security interest in favor of Boston Chicken in and to all shares of capital stock of such Subsidiary, together with the stock certificates evidencing such stock ownership and accompanied by a stock power executed in blank. Any such pledge agreements executed by the Company and security agreements and other documents executed by a Subsidiary of the Company from time to time shall be included in the term "Security Instruments" used herein and the stock and assets of such Subsidiary covered by such Security Instruments shall be included in the term "Collateral" used herein.

     2.4 Preservation of Collateral and Perfection of Security Interests Therein. (a) The Company shall execute and deliver to Boston Chicken, concurrently with the execution of this Agreement, and shall execute and deliver or cause any Subsidiary of the Company to execute and deliver to Boston Chicken at any time or times hereafter at the request of Boston Chicken or the Agent (as defined below), all financing statements or other documents, including mortgages on real estate owned by the Company or its Subsidiaries and Subsidiary security agreements (the "Security Instruments") (and pay the cost of filing or recording the same in all public offices deemed necessary by Boston Chicken), as Boston Chicken or the Agent may request, in forms satisfactory to Boston Chicken, and take all further action that Boston Chicken or the Agent may request, or which may be reasonably necessary or desirable, to perfect and keep perfected the security interest in the Collateral granted by the Company to Boston Chicken, to create and perfect the security interests in the assets of any Subsidiaries of the Company provided in Section 2.3 hereof, or otherwise to protect and preserve the Collateral and Boston Chicken's security interest therein. Should the Company fail to do so, Boston Chicken is authorized to sign any such Security Instruments as the Company's agent.

     (b) The Company will furnish to Boston Chicken from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as Boston Chicken may reasonably request, all in reasonable detail.

     (c) The Company shall notify Boston Chicken, within five days after the occurrence thereof, of the acquisition of any property by the Company that is not subject to the existing liens and security interests, in favor of Boston Chicken, of any person or entity's becoming a Subsidiary, and of any other event or condition that may require additional action of any nature in order to create, preserve, or perfect the liens and security interests of Boston Chicken.

     (d) The Company shall, and shall cause each Subsidiary to, cause all tangible Collateral to be maintained and preserved in the same condition, repair and working order as when new, ordinary wear and tear excepted, and in accordance with any manufacturer's manual.

     2.5 Alternate Security and Pledge Agreements. If requested by Boston Chicken in order for the transactions contemplated by this Agreement to comply with the limitations and restrictions of that certain Amended and Restated Credit Agreement, dated as of

May 18, 1994 among Boston Chicken, the lenders named therein, and the Bank as agent for the lenders ("Agent"), as it may be amended from time to time (the "BC Credit Line"), or to obtain a waiver therefrom, the Company hereby agrees that a security interest as referred to in Section 2.1 hereof, a pledge of shares as referred to in Section 2.2 hereof, and the additional security interests described in Sections 2.3 and 2.4 hereof may be granted directly to the Agent in lieu of or in addition to such grants to Boston Chicken, in which event appropriate alterations may be made to this Article II and to the form of Pledge Agreement, and references herein to such security, pledges, and deliveries thereof to Boston Chicken may be deemed to refer to the Agent, as appropriate.

                                   ARTICLE III

                             Conditions of Advances

     Notwithstanding any other provisions contained in this Agreement, the making of any Advance (including the initial Advance) provided for in Section
1.1 shall be conditioned upon the following:

     3.1 The Company's Written Request. Boston Chicken shall have received, at least five (5) business days prior to the day an Advance is to be made hereunder, (i) a written request from an authorized officer of the Company for an Advance in a specific amount, (ii) a certificate of the Company in the form attached hereto as Exhibit B, which shall be signed by the president, chief financial officer or other authorized officer of the Company, (iii) copies of all other documents required to be delivered to Boston Chicken under section 5.1 below or otherwise reasonably requested.

     3.2 No Material Adverse Change. No material adverse change, as determined by Boston Chicken in its sole discretion, in the financial condition, results of operations, assets, or business of the Company, shall have occurred at any time or times subsequent to the date hereof.

     3.3 No Default. Neither a Default (as that term is defined in Article VIII hereof) nor any event which, through the passage of time or the service of notice or both, would mature into a Default (an "Event of Default") shall have occurred and be continuing.

     3.4 Representation and Warranties. The representations and warranties contained in Article IV hereof and in the Pledge Agreement and the other Security Instruments shall be true and correct on and as of the date such Advance is made.

     3.5 Service Agreements. Each of the Service Agreements (as defined in
Section 7.3(c) hereof) between the Company and Boston Chicken shall be in full force and effect, and no default shall have occurred or notice of termination shall have been given thereunder.

     3.6 Other Requirements. Boston Chicken shall have received, in form and substance satisfactory to it, all certificates, consents, affidavits, schedules, instruments, and other documents which the Company is obligated to provide to Boston Chicken hereunder or which Boston Chicken may at any time reasonably request.

                                   ARTICLE IV

                         Representations and Warranties

     The Company represents and warrants that:

     4.1 Financial Statements. The financial statements to be furnished to Boston Chicken or the Agent in accordance with Section 5.1 below will be prepared in conformity with generally accepted accounting principles consistently applied throughout the periods involved, and will fairly present the financial condition of the Company and its Subsidiaries at the dates thereof and its results of operations for the periods indicated.

     4.2 Capital Stock. The Company's authorized capital stock (subject to increases in accordance with Section 5.8 hereof) consists solely of 1,200,000 shares of capital stock, of which 1,000,000 shares are common stock, $.01 par value per share, and 200,000 shares are preferred stock, $.01 par value per share. As of the date hereof, of the Company's authorized capital stock, (i)
        shares of common stock are issued and outstanding, (ii)          shares
of common stock are reserved for issuance upon the conversion of the Note or
exercise of the Option, and (iii)        shares of common stock are reserved for
issuance upon the exercise of options granted under the Company's 1995 Employee Stock Option Plan. Such issued and outstanding shares are fully paid and non-assessable and are free and clear of all liens, claims, and encumbrances of any kind, other than those arising hereunder. The shares to be issued and delivered to the holder of the Note upon any conversion of the Note or exercise of the Option, when so issued and delivered, will be fully paid and non-assessable and free and clear of all liens, claims, and encumbrances of any kind. Except for options granted under the Company's 1995 Employee Stock Option Plan and except as otherwise provided herein and in the Note, there are no outstanding options, warrants, rights, contracts, or agreements of any kind for the issuance or sale of any shares of capital stock of the Company or for the issuance or sale of any other securities or obligations of the Company or for the purchase by the Company of any of its shares.

     4.3 No Material Adverse Change. Since the date hereof, there has been no material adverse change in the financial condition, results of operations, assets, or business of the Company and its Subsidiaries, taken as a whole.

     4.4 No Pending Material Litigation or Proceedings. There are no actions, suits, investigations or proceedings pending or, to the knowledge of the Company or its Subsidiaries, threatened against or affecting the Company or its Subsidiaries or the business or properties of the Company or its Subsidiaries, in any court or before or by any governmental department, commission, board, agency or instrumentality, or any arbitrator. Neither the

Company nor any of its Subsidiaries is in default with respect to any order, writ, injunction, or decree of any court or arbitrator or governmental agency.

     4.5 Valid Organization; Due Authorization; Valid and Binding Agreement. (a) The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, with corporate power and authority to enter into and perform this Agreement and to issue the Note and incur the indebtedness to be evidenced thereby. The Company is qualified to do business as a foreign corporation and is in good standing in the States of Utah and Colorado and in each jurisdiction in which failure to so qualify could have a material adverse effect on its property, business, operations, or prospects.

     (b) This Agreement, the Note and the Service Agreements have each been duly authorized by all required corporate action on the part of the Company, and each of this Agreement, the Note and the Service Agreements has been duly executed and delivered by the Company and constitutes the legal, valid, and binding obligation of the Company enforceable in accordance with its terms.

     (c) The execution and delivery of this Agreement and the Note and the performance by the Company of its obligations hereunder and thereunder are not in contravention of any law, rule or regulation, including without limitation Regulation G, T, U, or X of the Board of Governors of the Federal Reserve System, and will not conflict with or result in any breach of any of the provisions, or constitute a default under or result in the creation or imposition of any lien or encumbrance (except as expressly provided herein) upon any of the property of the Company pursuant to any of the provisions of the Certificate of Incorporation or bylaws of the Company or any agreement or instrument to which the Company is a party or by which it or its assets is bound.

     (d) No consent, authorization, approval, or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other person, which has not been obtained or taken, is required for the execution and delivery of, or the performance by the Company of its obligations under, this Agreement or the Note.

     4.6 Conduct of Business. Since their inception, the Company and each Subsidiary has conducted its business and operations in a manner consistent with that of a multi-unit food service establishment and has not engaged in any business other than the business of establishing, opening, and operating Stores.

     4.7 Absence of Material Liabilities. Neither the Company nor any Subsidiary has any material liabilities or obligations, either accrued, absolute, contingent, or otherwise, except (a) as set forth in its most recent unaudited balance sheet, (b) normal liabilities and obligations incurred in the ordinary course of business since the date of its most recent unaudited balance sheet, and (c) obligations under contracts and agreements entered into in the ordinary course of business.

     4.8 Tax Matters. The Company and its Subsidiaries have filed all federal, state, and local tax returns which are required to be filed, except for extensions duly obtained, and has paid, or made provisions for the payment of, all taxes which have become due pursuant to such returns or pursuant to any assessment received by the Company or any Subsidiary, except such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided.

     4.9 Ownership of Collateral; Security Interest Priority. At the time any Collateral becomes subject to a security interest of Boston Chicken hereunder, unless Boston Chicken shall otherwise consent, (a) the Company or a Subsidiary shall be the lawful owner of such Collateral and have the right and authority to subject the same to the security interest of Boston Chicken, (b) none of the Collateral shall be subject to any lien or encumbrance other than that in favor of Boston Chicken, and (c) there shall be no effective financing statement covering any of the Collateral on file in any public office, other than in favor of Boston Chicken. This Agreement creates in favor of Boston Chicken a valid and perfected first-priority security interest in the Collateral enforceable against the Company or its Subsidiary, as the case may be, and all third parties and secures the payment of the Company's obligations hereunder and under the Note, and all other obligations of the Company to Boston Chicken, whether now existing or hereafter arising, and all filings and other actions necessary or desirable to create, preserve, or perfect such security interest have been duly taken. Notwithstanding the foregoing provisions of this Section 4.9, clause (b) and (c) and the immediately preceding sentence of this Section 4.9 shall not be inaccurate by reason of any purchase money security interest (including pursuant to a financing lease) in any equipment for the Company's Stores.

     4.10 Location of Offices, Records, and Facilities. The Company's chief executive office and chief place of business and the office where the Company keeps its records concerning its accounts, contract rights, chattel papers, instruments, general intangibles, and other obligations arising out of or in connection with the operation of its business or otherwise ("Receivables"), and all originals of all leases and other chattel paper which evidence Receivables, are located in the State of Colorado, at the address of the Company set forth in
Section 9.4 hereof (as such address may be changed from time to time in accordance therewith). The federal tax identification number of the Company is _________. The name of the Company is "Progressive Bagel Concepts, Inc." and the Company operates under no other names other than ["Brackman Bros. Bagels"].

     4.11 Location of Inventory, Fixtures, Machinery, and Equipment. (a) All Collateral consisting of inventory, fixtures, machinery, or equipment is located in the States of Utah and Colorado and at no other locations without the prior written consent of Boston Chicken.

     (b) If the Collateral described in clause (a) is kept at leased locations, the Company has used its best efforts to obtain appropriate landlord lien waivers or subordination satisfactory to Boston Chicken, unless such has been waived in writing by Boston Chicken for the particular instance.

     (c) If the Collateral described in clause (a) is warehoused, the Company has sent appropriate warehousemen's notices, each satisfactory to Boston Chicken, unless such has been waived by Boston Chicken for the particular instance.

     4.12 Investment Company Act. The Company is not an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

     4.13 Public Utility Holding Company Act. The Company is not a "holding company", or an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     4.14 Subsidiaries. Schedule 4.14 hereto correctly sets forth the corporate name, jurisdiction of incorporation and ownership of each Subsidiary of the Company. Each such Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and is duly qualified to do business in each additional jurisdiction where such qualification is or may be necessary under applicable law. Each Subsidiary of the Company has all requisite corporate power to own or lease the properties used in its business and to carry on its business as now being conducted and as proposed to be conducted. All outstanding shares of capital stock of each class of each Subsidiary of the Company have been validly issued and are fully paid and nonassessable and are owned, beneficially and of record, by the Company free and clear of any liens, except liens in favor of Boston Chicken.

                                    ARTICLE V

                              AFFIRMATIVE COVENANTS

     The Company covenants and agrees that so long as this Agreement remains in effect:

     5.1 Financial Statements. (a) The Company shall cause to be furnished to Boston Chicken and, at Boston Chicken's request, to the Agent: (i) as soon as practicable and in any event within 20 days after the end of each interim calendar quarter, statements of income and cash flows of the Company and its Subsidiaries for such period and for the period from the beginning of the then current fiscal year to the end of such quarter and a balance sheet of the Company and its Subsidiaries as of the end of such quarter, setting forth in each case, in comparative form, figures for the corresponding periods in the preceding fiscal year, certified as accurate by the chief financial officer or treasurer of the Company, subject to changes resulting from normal, recurring year-end adjustments; (ii) as soon as practicable and in any event within 60 days after the end of each fiscal year, statements of income and cash flows of the Company and its Subsidiaries for such year, and a balance sheet of the Company and its Subsidiaries as of the end of such year, setting forth in each case, in comparative form, corresponding figures for the preceding fiscal year and as of the end of the preceding fiscal year, audited by independent certified public accountants selected by Boston Chicken and reasonably satisfactory to the Company; and (iii) as soon as practicable (but in any event not more than five business days after the president or chief financial officer of the Company obtains knowledge of the occurrence of an event or the existence of a circumstance giving rise to an Event of Default or a Default), notice of any and all Events of Default or Defaults hereunder.

     (b) All financial statements delivered to Boston Chicken, and if applicable, the Agent pursuant to the requirements of Section 5.1(a) shall be prepared in accordance with generally accepted accounting principles consistently applied. Together with each delivery of financial statements required by Section 5.1(a), the Company shall deliver to Boston Chicken an officer's certificate stating that there exists no Default or Event of Default, or, if any Default or Event of Default exists, specifying the nature thereof, the period of existence thereof and what action the Company proposes to take or has taken with respect thereto. Together with each delivery of financial statements required by Section 5.1(a)(ii) above, the Company shall deliver to Boston Chicken a certificate of the accountants who performed the audit in connection with such statements stating that in making the audit necessary to the issuance of a report on such financial statements, they have obtained no knowledge of any Default or Event of Default, or, if such accountants have obtained knowledge of a Default or Event of Default, specifying the nature and period of existence thereof. Such accountants shall not be liable by reason of any failure to obtain knowledge of any Default or Event of Default which would not be disclosed in the ordinary course of an audit. The Company authorizes Boston Chicken to discuss the financial condition of the Company with the Company's independent public accountants and agrees that such discussion or communication shall be without liability to either Boston Chicken or the Company's independent public accountants.

     5.2 Inspection. Boston Chicken, or any person designated from time to time by Boston Chicken, shall have the right, from time to time hereafter, to call at the Company's or its Subsidiaries' place or places of business during ordinary business hours, and, without hindrance or delay, (a) to inspect, audit, check, and make copies of and extracts from the Company's and its Subsidiaries' books, records, journals, orders, receipts, and any correspondence and other data relating to the business of the Company or its Subsidiaries or to any transactions between the parties hereto, and (b) to discuss the affairs, finances, and business of the Company and its Subsidiaries with the officers of the Company and its Subsidiaries.

     5.3 Conduct of Business. (a) The Company shall, and shall cause each Subsidiary to (i) maintain its corporate existence and qualification to do business in good standing in each jurisdiction where the failure to be so qualified would have a material adverse effect on the financial condition of the Company or its Subsidiaries, (ii) maintain in full force and effect all licenses, bonds, franchises, leases, patents, contracts, and other rights necessary to the conduct of its business, and (iii) comply with all applicable laws and regulations of any federal, state, or local governmental authority, including those relating to environmental matters, labor and employment laws and employee benefit matters.

     (b) The Company shall, and shall cause its Subsidiaries to, duly pay and discharge (i) all lawful claims, whether for labor, materials, supplies, services, or anything else, which might or could, if unpaid, become a lien or charge upon its property or assets, unless and to the extent only that the validity thereof is being contested in good faith and by such appropriate proceedings, (ii) all of its trade bills when due in accordance with their original terms, and (iii) all taxes.

     (c) The Company shall, and shall cause each Subsidiary to, conduct its business and operations in a manner consistent with that of a [multi-unit food service establishment], and shall not, and shall not permit any Subsidiary to, engage in any business other than the business of establishing, opening, and operating Stores in the States of Utah and Colorado.

     5.4 Insurance. (a) The Company shall keep and maintain, and shall cause its Subsidiaries to keep and maintain, at their sole cost and expense, (i) insurance on their assets for at least 80% of the full replacement value thereof against loss or damage by fire, theft, explosion, and all other hazards and risks ordinarily insured against by other owners or users of such properties in similar businesses; and (ii) public liability insurance relating to the Company's and its Subsidiaries' ownership and use of their assets.

     (b) All such policies of insurance shall be in such form and in such amounts as is customary in the case of other owners or users of like properties in similar businesses, with insurers as shall be reasonably satisfactory to Boston Chicken. Upon demand, the Company shall deliver to Boston Chicken the original (or certified) copy of each policy of insurance, and evidence of payment of all premiums for each such policy. Such policies of insurance (except those of public liability) shall contain an endorsement in form and substance acceptable to Boston Chicken, showing Boston Chicken as an additional insured. Such endorsement, or an independent instrument furnished to Boston Chicken, shall provide that all insurance companies will give Boston Chicken at least 30 days prior written notice before any such policy or policies of insurance shall be altered or canceled. The Company and each Subsidiary hereby directs all insurers under such policies of insurance (except those of public liability) to pay all proceeds payable thereunder for claims in excess of the aggregate amount of $50,000 directly to Boston Chicken, and the Company irrevocably appoints Boston Chicken (and all officers, employees, or agents designated by Boston Chicken), as the Company's and the Subsidiaries' true and lawful agent (and attorney-in-fact) for the purpose of endorsing the name of the Company or such Subsidiary on any check, draft, instrument, or other item of payment for such proceeds. Any proceeds received by Boston Chicken shall be applied to the Company's obligations hereunder, and any overage shall be paid to the Company. The Company and each Subsidiary irrevocably appoints Boston Chicken, from and after a Default or an Event of Default, as the Company's and each Subsidiary's true and lawful agent (and attorney-in-fact) for the purpose of making, settling, and adjusting claims under such policies of insurance and for making all determinations and decisions with respect to such policies of insurance. In the event the Company or any Subsidiary at any time or times hereafter shall fail to obtain or maintain any of the policies of insurance required above or to pay any premium in whole or in part relating thereto, then Boston Chicken, without waiving or releasing any Default or Event of Default hereunder, may at any time or times thereafter (but shall be under no obligation to do so) obtain and maintain such policies of insurance and pay such premium and take any other action with respect thereto which Boston Chicken deems advisable. All sums so disbursed by Boston Chicken, including reasonable attorneys' fees, court costs, expenses, and other charges relating thereto, shall be part of the Company's obligations hereunder, payable by the Company to Boston Chicken on demand.

     5.5 Notice of Suit or Adverse Change in Business. The Company shall, as soon as possible, and in any event within five business days after the Company learns of the following, give written notice to Boston Chicken of (a) any material proceeding(s) being instituted or threatened to be instituted by or against the Company or any Subsidiary in any federal, state, or local court or before any commission or other regulatory body (federal, state, or local), and
(b) any material adverse change in the financial condition, results of operations, business, or assets of the Company or any Subsidiary.

     5.6 Use of Proceeds. Except as otherwise authorized in writing by Boston Chicken, the Company shall use _________ of the initial Advance of Loan proceeds to pay the purchase price for ______ shares of Boston Chicken common stock (the "BCI Common Stock"), which BCI Common Stock will be immediately exchanged by the Company for _______ shares of the Company's own common stock, and shall use the balance of the Loan proceeds solely to finance the purchase, design, construction, and equipment of Stores and for general working capital. The Company will not, directly or indirectly, use any part of such proceeds for the purpose of purchasing or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or to extend credit to any person for the purpose of purchasing or carrying any such margin stock.

     5.7 Reservation of Common Stock. The Company covenants that it will at all times reserve and keep available, solely for the purpose of issuance upon conversion of the Note or exercise of the Option, or both, such number of shares of its common stock as would be issuable upon the conversion of, or exercise of the Option for, the Maximum Principal Balance of the Loan. The initial Conversion Price (subject to adjustment as provided in the Note) is $________ per share, which equals a conversion rate (subject to adjustment as provided in the Note) of one share of Company common stock for each $________ principal amount of the Loan. The Company covenants that if any shares of its common stock required to be reserved for issuance upon conversion of the Note or exercise of the Option require registration with or approval of any governmental authority under any Federal or state law before such shares may be issued upon such conversion or exercise, the Company will, at its expense and as expeditiously as possible, cause such shares to be duly registered or approved, as the case may be.

     5.8 Rights Regarding Future Financings. If, at any time after the Closing Date through the later of the date on which the outstanding principal balance of the Loan and all accrued interest thereon is paid in full or the expiration of the term of the Option in accordance with the provisions of Section 1.8 hereof, advances of debt and purchases of equity by Boston

Chicken under this Agreement aggregate at least $________, and the Company determines that it requires additional financing (whether debt or equity) (including, but not limited to, all capital type transactions and sale/leaseback transactions), it agrees (a) to negotiate in good faith with Boston Chicken for a period of 60 days with regard to any portion or the entire amount (at the option of Boston Chicken) of such financing prior to negotiating with any other entity with regard thereto, (b) in the event the Company has engaged in good faith negotiations under clause (a) of this Section 5.8 and such negotiations have been unsuccessful, to notify Boston Chicken of the existence of any other financing arrangement it proposes to consummate and the terms and conditions thereof and grant to Boston Chicken a right of first refusal with respect to such financing on the same terms and subject to the same conditions contained therein and upon receipt of such notice (setting forth in detail all relevant terms and conditions of such financing), Boston Chicken shall have 30 days thereafter in which to agree to assume all of the financing on the same terms and conditions, and (c) with respect to any financing other than a pure debt financing in which the debt instrument to be offered has no equity-type features, to grant to Boston Chicken a preemptive right to participate therein on a fully diluted basis for a period of 60 days. As used herein the term "fully diluted basis" shall mean Boston Chicken's ability to maintain the same percentage equity interest in the Company (calculated by including as outstanding the shares of common stock of the Company subject to all outstanding options and warrants, including shares of common stock which Boston Chicken then has a right to purchase hereunder either through conversion pursuant to Section
1.7 or the exercise of its Option pursuant to Section 1.8 hereof) after such financing is completed as it had prior to such financing. Boston Chicken acknowledges that the right of first negotiation as set forth in clause (a) above does not preclude the Company from making inquiries in the relevant marketplace to obtain information regarding the terms of a financing solely for purposes of comparison. The failure by Boston Chicken to exercise its rights under any provision of this Section 5.8 within the time period specified shall be deemed to constitute a waiver of its rights under such provision.

     5.9 BC Credit Line Compliance. The Company agrees that, at the time that it becomes a "Subsidiary" (as defined in the BC Credit Line), if ever, it will not incur any indebtedness or create any lien which would cause Boston Chicken to be in default of the BC Credit Line.

     5.10 BC Credit Line Representations. The Company agrees that, at the time that it becomes a "Subsidiary" (as defined in the BC Credit Line), if ever, it will conduct its business and take such action (or refrain from taking such action) as to cause to be true and correct at all relevant times the representations or warranties applicable to a "Subsidiary" contained in the BC Credit Line.

     5.11 Company Subsidiaries. Each corporation or other entity becoming a Subsidiary of the Company after the date hereof will be a corporation duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation and will be duly qualified to do business in each additional jurisdiction where such qualification is or may be necessary under applicable law. Each Subsidiary of the Company will have all requisite corporate power to own or lease the properties used in its business and to carry on its business as now being conducted and as proposed to be conducted. All outstanding shares of capital stock or other units of ownership interest of each class of each Subsidiary of the Company will be validly issued and will be fully paid and nonassessable and will be owned, beneficially and of record, by the Company or another Subsidiary of the Company free and clear of any liens.

     5.12 Place of Business. The Company will provide Boston Chicken with 60 days' prior written notice of any proposed change in the location of its chief executive office. The Company shall not change its name without the prior written consent of Boston Chicken.

     5.13 Location of Inventory, Fixtures, Machinery, and Equipment. (a) All Collateral consisting of inventory, fixtures, machinery, and equipment shall at all times be located in the States of Utah and Colorado and at no other locations without the prior written consent of Boston Chicken.

          (b) If the Collateral described in clause (a) is at any time kept at leased locations, the Company shall use its best efforts to obtain appropriate landlord lien waivers or subordination satisfactory to Boston Chicken, unless such has been waived in writing by Boston Chicken for a particular instance.

          (c) If the Collateral described in clause (a) is at any time warehoused, the Company shall send appropriate warehousemen's notices, each satisfactory to Boston Chicken, unless such has been waived by Boston Chicken for the particular instance.

                                   ARTICLE VI

                               Negative Covenants
                               ------------------

     The Company covenants and agrees that, so long as this Agreement remains in effect (unless Boston Chicken shall give its prior written consent thereto):

     6.1 Guarantees; etc. The Company shall not, and shall not permit any Subsidiary to, guarantee, endorse or otherwise in any way become or be responsible for obligations of any other person, whether by agreement to purchase the indebtedness of any other person or through the purchase of goods, supplies, or services, or by agreement to maintain net worth, working capital, or other balance sheet covenants or conditions, or by way of stock purchase, capital contribution, advance, or loan for the purpose of paying or discharging any indebtedness or obligation of such other person or otherwise, except endorsements of negotiable instruments for collection in the ordinary course of business.

     6.2 Disposal of Property. The Company shall not, and shall not permit any Subsidiary to, sell, lease, transfer, or otherwise dispose of any of its properties, assets, and rights (or agree to sell, lease, transfer, or otherwise dispose of any of its properties, assets, and rights) (including the Collateral) to any party except in the ordinary course of business.

     6.3 Compensation to Stockholders. Other than (a) reasonable salaries and other normal benefits (including options pursuant to the 1995 Employee Stock Option Plan) to be paid to ___________________, which salaries and benefits must be approved by Boston Chicken, and (b) amounts paid to Don Colangelo pursuant to that certain Employment Agreement of even date herewith (the "Colangelo Employment Agreement"), the Company shall not make any loans to, or pay any compensation, bonuses, fees, options, or other amounts to any stockholder or to any of the affiliates or immediate family members of any such stockholder. The Company shall not, without the prior written consent of Boston Chicken, amend its 1995 Employee Stock Option Plan or the Colangelo Employment Agreement.

     6.4 Dividends and Stock Redemptions. Other than the exchange of the BCI Common Stock for shares of the Company's stock contemplated by Section 5.6 hereof, the Company shall not, directly or indirectly, (a) redeem, purchase, or otherwise retire any of its shares of capital stock, (b) declare or pay any dividends in any fiscal year on any of its shares of capital stock or make any distributions of or with respect to its shares of capital stock or (c) return capital of the Company to its stockholders.

     6.5 Additional Indebtedness. Except as provided in Section 5.8 hereof, the Company shall not, and shall not permit any Subsidiary to, incur additional indebtedness in excess of $5,000 as to any one item and $50,000 in the aggregate without the consent of Boston Chicken.

     6.6 Mergers, Consolidations, Acquisitions, etc. The Company shall not, and shall not permit any Subsidiary to (a) be a party to any consolidation, reorganization, or merger; (b) sell or otherwise transfer any part of its assets (except in the ordinary course of business and except as part of a financing as to which Boston Chicken has waived its rights pursuant to and in accordance with
Section 5.8 hereof); (c) except as provided in Section 5.8 hereof, effect any change in its capital structure or in any of its business objectives, purposes, and operations; (d) acquire any capital in or equity ownership or the assets of another corporation, partnership, or other business organization; (e) engage in any other business than the operation of Stores; (f) make any loan or advance to or investments in any other person, corporation, partnership or other business organization; or (g) liquidate or dissolve or take any action with a view toward liquidation or dissolution.

     6.7 Certificate of Incorporation and Bylaws; Stockholders Consent. The Company shall not make any changes in or amendments to its Certificate of Incorporation or bylaws as they are in effect as of the date hereof; except that the Company may amend its Certificate of Incorporation solely to increase the number of authorized shares of its common stock by the amount necessary to consummate any financing as to which Boston Chicken has waived its rights pursuant to and in accordance with Section 5.8 hereof. The Company shall not permit its stockholders to take any action by written consent in lieu of a meeting without the prior written consent of Boston Chicken.

     6.8 Issuance of Stock. Except for (a) shares of common stock of the Company which may be issued upon (i) exercise of options granted under the Company's 1995 Employee Stock Option Plan pursuant to grants approved under clause (b) of this Section 6.8, (ii) exercise of the Option, (iii) conversion of any portion of the outstanding principal balance of the Loan as provided in the Note, and
(iv) consummation of any financing after advances of debt and purchases of equity by Boston Chicken under this Agreement aggregate at least $________ and as to which Boston Chicken has waived its rights pursuant to and in accordance with Section 5.8 hereof, and (b) options granted under the Company's 1995 Employee Stock Option Plan which are approved by Boston Chicken, in its sole discretion, the Company will not issue any additional shares of any class of its capital stock.

     6.9 Liens. The Company shall not, and shall not permit any Subsidiary to, create, incur, or suffer to exist any lien on any of the assets, rights, revenues or property, real, personal, or mixed, tangible or intangible, whether now owned or hereafter acquired, of the Company or any Subsidiary, other than liens in favor of Boston Chicken and liens otherwise permitted under Section 4.9 hereof.

     6.10 Transactions with Affiliates. The Company shall not, and shall not permit any Subsidiary to, become a party to, or become liable in respect of, any contract or undertaking with any affiliate except in the ordinary course of business and on terms not less favorable to the Company or such Subsidiary than those which could be obtained if such contract or undertaking were an arms length transaction with a person other than an affiliate.

     6.11 Subsidiaries. The Company shall not, and shall not permit any Subsidiary to, create or otherwise invest in any corporation, partnership, or other entity unless the Company or such Subsidiary owns directly 100% of the issued and outstanding equity interests therein (such 100% owned entity to be referred to herein as a "Subsidiary").

                                   ARTICLE VII

                              Conditions of Closing

     Boston Chicken's obligations hereunder shall be subject to (a) the performance by the Company prior to or on the Closing Date of all of its covenants theretofore to be performed under this Agreement, (b) the accuracy of the Company's representations and warranties contained in this Agreement on the Closing Date, and (c) the satisfaction, prior to or on the Closing Date, of the following further conditions:

     7.1 Opinion of Counsel. Boston Chicken shall have received on the Closing Date from Rudnick & Wolfe an opinion, dated the Closing Date, in the form attached hereto as Exhibit E with all blanks appropriately completed.

     7.2 Proceedings and Documents. All proceedings to be taken in connection with the transaction contemplated by this Agreement and all documents incident to such transaction shall be satisfactory in form and substance to Boston Chicken and its counsel, and Boston Chicken shall have received all documents or other evidence which it and its counsel may reasonably have requested in connection with such transaction, including copies of records of all corporate proceedings in connection with such transaction and compliance with the conditions set forth in this Article VII, in form and substance satisfactory to Boston Chicken and its counsel.

     7.3 Executed Documents. The Company and its Subsidiaries shall have each duly executed the following documents to which they are parties, and shall have delivered to Boston Chicken the following:

     (a)  this Agreement;

     (b)  the Note;

     (c) the Accounting and Administrative Services Agreement in substantially the form of Exhibit F-1 hereto, the Financial Services Agreement in substantially the form of Exhibit F-2 hereto, the Real Estate Services Agreement in substantially the form of Exhibit F-3 hereto and the Computer and Communications Systems Services Agreement in substantially the form of Exhibit F-4 hereto (such service agreements, and any other service agreements entered into between the Company and Boston Chicken are herein collectively called the "Service Agreements");

     [(d) the Investor Representation Letter set forth as Exhibit G hereto signed by each investor in the Company;]

     (e) the Pledge Agreement, together with stock certificates in form suitable for transfer and stock powers executed in blank;

     (f)  the Subsidiary Security Agreement; and

     (g) such financing statements or other documents for filing with public officials with respect to the Security Instruments as Boston Chicken may reasonably request.

     7.4 No Defaults. There shall exist no Event of Default or Default.

     7.5 Additional Deliveries. Boston Chicken shall have received, in form and substance satisfactory to it, copies of the following documents:

     (a) the Company's Certificate of Incorporation, certified as true and correct by the Secretary of State of Delaware, dated within five days prior to the Closing Date, and certified as true and correct as of the Closing Date by a duly authorized officer of the Company;

     (b) the Company's bylaws, as are in force and effect on the Closing Date, certified as true and correct by the Secretary of the Company;

     (c) certificate of good standing and corporate existence of the Company from the Secretary of State of the States of Delaware, Utah and Colorado dated within five days prior to the Closing Date; and

     (d) authorizing resolutions of the board of directors and stockholders of the Company and evidence of other corporate action taken by the Company to authorize, among other things, the execution, delivery, and performance by the Company of this Agreement, the Note, the Service Agreements, and the Security Instruments and the consummation of the transactions contemplated hereby, including resolutions reserving shares of common stock for issuance upon the conversion of the Loan and the exercise of the Option, certified as true and correct as of the Closing Date by a duly authorized officer of the Company.

     (e) the Certificate of Incorporation for each Subsidiary, certified as true and correct by the Secretary of State of Delaware, dated within five days prior to the Closing Date, and certified as true and correct as of the Closing Date by a duly authorized officer of each Subsidiary;

     (f) the bylaws of each Subsidiary, as are in force and effect on the Closing Date, certified as true and correct by the Secretary of each Subsidiary;

     (g) certificate of good standing and corporate existence of each Subsidiary from the Secretary of State of the States of Delaware, Utah and Colorado dated within five days prior to the Closing Date; and

     (h) authorizing resolutions of the board of directors of each Subsidiary and evidence of other corporate action taken by each Subsidiary to authorize, among other things, the execution, delivery, and performance by the Subsidiary of the Subsidiary Security Agreement and the consummation of the transactions contemplated hereby, certified as true and correct as of the Closing Date by a duly authorized officer of each Subsidiary.

     7.6 Opinion of Auditors. Boston Chicken shall have received on the Closing Date from Boston Chicken's independent public accountants an opinion, dated the Closing Date, in form and substance satisfactory to Boston Chicken, to the effect that the Note and the obligations incurred hereunder are deemed to be debt, and not equity, in accordance with generally accepted accounting principles.

     7.7 Stockholders' Equity. Boston Chicken shall have received evidence, satisfactory to it, that the Company has, on the Closing Date, cash or cash equivalents of at least $_______ and stockholders' equity of at least $_______.

     7.8 Compliance with BC Credit Line. Boston Chicken shall (a) determine in good faith that this Agreement complies with applicable restrictions or limitations under the BC Credit Line, (b) obtain a written waiver of noncompliance of the transactions contemplated hereby with the BC Credit Line, or (c) deliver to Agent from the Company such pledges, collateral, and other documentation as may be required to evidence compliance of the transactions contemplated hereby with the BC Credit Line.

                                   ARTICLE VIII

                 Default, Rights and Remedies of Boston Chicken

     8.1 Default. The occurrence of any of the following events or acts shall constitute a default ("Default"):

          (a) Default in the payment when due of any portion of the principal on the Note and the continuance of such default for a period of three days;

          (b) Default in the payment when due of any portion of the interest on the outstanding principal of the Note and the continuance of such default for a period of 10 days;

          (c) any representation or warranty now or hereafter made in this Agreement, the Service Agreements, the Pledge Agreement, the Subsidiary Security Agreement, the Note, any other Security Instrument, or any certificate hereunder or thereunder shall not be true, or any certificate, statement, report, financial data, or notice furnished at any time by the Company to Boston Chicken shall be materially inaccurate;

          (d) any breach of, or failure to perform or observe, any covenant, condition, or agreement contained in the Pledge Agreement, the Subsidiary Security Agreement or in any other Security Instrument, which in each case shall continue unremedied for a period of 10 calendar days following notice thereof from Boston Chicken, provided that such grace period shall not apply, and the Company shall be in Default immediately upon such breach, if, in Boston Chicken's judgment, such breach may not be reasonably cured by the Company during such cure period;

          (e) the breach of, or failure to perform or observe, any covenant, condition, or agreement contained in Sections 5.6, 6.1, 6.2, 6.4, 6.6, 6.7, 6.8, 6.10, or 6.11 of this Agreement;

          (f) any breach of, or failure to perform or observe, any other covenant, condition, or agreement contained in this Agreement or the Note which shall continue unremedied for a period of 10 calendar days following notice thereof from Boston Chicken, provided that such grace period shall not apply, and the Company shall be in Default immediately upon such breach, if, in Boston Chicken's judgment, such breach may not reasonably be cured by the Company during such cure period;

          (g) the Company or any Subsidiary shall (i) generally not, or shall be unable to, or shall admit in writing its inability to pay its debts as such debts become due, (ii) make an assignment for the benefit of creditors, petition or apply to any tribunal for the appointment of a custodian, receiver, or trustee for it or a substantial part of its assets, (iii) commence any proceeding under any bankruptcy, reorganization, arrangements, readjustment of debt, dissolution, or liquidation law or statute of any jurisdiction, whether now or hereafter in effect, (iv) have any such petition or application filed or any such proceeding commenced against it in which an order for relief is entered or adjudication or appointment is made and which remains undismissed for a period of 60 days or more, (v) by any act or omission, indicate its consent to, approval of, or knowing acquiescence in any such petition, application, or proceeding, or order for relief, or the appointment of a custodian, receiver, or trustee for all or any substantial part of its properties, or (vi) suffer any such custodianship, receivership, or trusteeship to continue undischarged for a period of 60 days or more;

          (h) _______________, or his permitted successor, dies, voluntarily terminates his employment with the Company or substantially reduces his responsibility for the Company's operations or the Company terminates him for any reason whatsoever and the Company does not replace him within 90 days thereafter with an individual with multi-unit food operating experience who is acceptable to Boston Chicken in its sole discretion;

          (i) dissolution or liquidation of the Company;

          (j) there occurs a material adverse change in the financial condition, results of operations, assets, or business of the Company and its Subsidiaries taken as a whole;

          (k) the Company or any Subsidiary shall (a) fail to pay any indebtedness for borrowed money (other than the Note) of the Company or such Subsidiary, or any interest or premium thereon, when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) and any applicable grace periods shall have expired, or (b) fail to perform or observe any term, covenant, or condition on its part to be performed or observed under any agreement or instrument relating to any such indebtedness, when required to be performed or observed, if the effect of such failure to perform or observe is to accelerate, or to permit the acceleration, after the giving of notice, of the maturity of such indebtedness, or (c) default in the performance or observance of any obligations under leases of real property;

          (l) one or more judgments, decrees or orders for the payment of money in excess of $100,000 in the aggregate shall be rendered against the Company or any of its Subsidiaries, and such judgments, decrees, or orders shall continue unsatisfied and in effect for a period of 20 consecutive days without being vacated, discharged, satisfied, escorted, stayed, or bonded pending appeal;

          (m) the Pledge Agreement, the Subsidiary Security Agreement, any other Security Instrument, or the security interests created under this Agreement shall be terminated, invalidated, or set aside or be declared ineffective or inoperative or in any way cease to give or provide to Boston Chicken the benefits purported to be created thereby.

     8.2 Default; Remedies. (a) In the event a Default shall exist or occur Boston Chicken may:

          (i) terminate its obligations under this Agreement and cease to make any further advances under Section 1.1, and shall have the right to declare the Note due and payable in full, without demand, presentment, or notice of any kind;

          (ii) in its sole and absolute discretion, exercise any one or more of the rights and remedies accruing to a secured party under the Uniform Commercial Code with respect to the Collateral and any other applicable law upon default by a debtor;

          (iii) exercise its rights under the Pledge Agreement and/or the other Security Instruments;

          (iv) convert any portion of the outstanding principal balance of the Loan into shares of common stock in the Company as provided in the Note;

          (v) exercise all or a portion of the Option;

provided, however, that in the case of any event or condition described in
Section 8.1(g) with respect to the Company or any Subsidiary, Boston Chicken's obligations under this Agreement shall automatically terminate forthwith and all amounts owed by the Company hereunder and under the Note shall automatically become immediately due and payable without notice, demand, presentment, protest, diligence, notice of dishonor, or other formality, all of which are hereby expressly waived.

          (b) In connection with the exercise of Boston Chicken's rights and remedies provided in Section 8.2(a)(ii), the Company hereby agrees to assemble the Collateral and make it available to Boston Chicken at a place to be designated by Boston Chicken which is reasonably convenient to both parties, authorizes Boston Chicken to take possession of the Collateral with or without demand and with or without process of law and to sell and dispose of the same at public or private sale and to apply the proceeds of such sale to the costs and expenses thereof (including reasonable attorneys' fees and disbursements incurred by Boston Chicken) and then to the payment and satisfaction of the Loan. Any requirement of reasonable notice shall be met if Boston Chicken sends such notice to the Company, by registered or certified mail, at least five days prior to the date of sale, disposition, or other event giving rise to a required notice. Boston Chicken may be the purchaser at any such sale. The Company expressly authorizes such sale or sales of the Collateral in advance of and to the exclusion of any sale or sales of or other realization upon any other collateral securing the Loan. Boston Chicken shall have no obligation to preserve rights against prior parties. The Company hereby waives as to Boston Chicken any right of subrogation or marshaling of such Collateral and any other collateral for the Loan. To this end, the Company hereby expressly agrees that any such collateral or other security of the Company or any other party which Boston Chicken may hold, or which may come to any of them or any of their possession, may be dealt with in all respects and particulars as though this Agreement were not in existence. The parties hereto further agree that public sale of the Collateral by auction conducted in any county in which any Collateral is located or in which Boston Chicken or the Company does business after advertisement of the time and place thereof shall, among other manners of public and private sale, be deemed to be a commercially reasonable disposition of the Collateral. The Company shall be liable for any deficiency remaining after disposition of the Collateral.

          (c) All of Boston Chicken's rights and remedies under this Agreement are cumulative and nonexclusive. Any conversion of, or exercise of the Option with respect to, less than all of the principal balance outstanding under the Note shall not affect Boston Chicken's rights and remedies with respect to any portion not so converted or exercised.

     8.3 No Waiver. Boston Chicken's failure, at any time or times hereafter, to require the Company's strict compliance with or performance of any provision of this Agreement shall not waive, affect, or diminish any right of Boston Chicken thereafter to demand such strict compliance or performance therewith. Any suspension or waiver by Boston Chicken of a Default or an Event of Default by the Company under this Agreement or the Note shall not suspend, waive, or affect any other Default or Event of Default by the Company under this Agreement or the Note, whether the same is prior or subsequent thereto and whether of the same or of a different kind or character. None of the undertakings, agreements, warranties, covenants, and representations of the Company contained in this Agreement or the Note and no Default or Event of Default by the Company under this Agreement or the Note shall be deemed to have been suspended or waived by Boston Chicken unless such suspension or waiver is in writing signed by an officer of Boston Chicken.

                                   ARTICLE IX

                                  MISCELLANEOUS

     9.1 No Oral Change. This Agreement may not be changed orally, but only by an agreement in writing and signed by the party against whom enforcement of any waiver, change, modification, or discharge is sought.

     9.2 Assignment. The Company may not assign any of its rights or delegate any of its obligations under this Agreement without Boston Chicken's written consent. Boston Chicken may assign any of its rights or delegate any of its obligations under this Agreement (including assignment of this Agreement, the Note, the Pledge Agreement and the Security Instruments), (a) without notice to the Company, (i) to any Affiliate of Boston Chicken (except the Company) or (ii) in connection with any pledge of its assets under the BC Credit Line or similar credit agreement and (b) with notice, but without any requirement of consent or approval, to any other person entity (except the Company); provided, however, that Boston Chicken shall not make any such assignment of its obligations unless at the time thereof Boston Chicken reasonably believes the assignee is able to perform such obligations. Any such assignment shall vest in the assignee all of the benefits under the documents so assigned. For purposes of this Agreement, the term Affiliate shall mean any person or entity which directly or indirectly controls or is controlled by, or is under common control with, Boston Chicken.

     9.3 Costs and Attorneys' Fees. (a) Except as provided in Section 2.4 hereof and subsection (b) or (c) of this Section 9.3, each of the parties hereto shall pay its own expenses (including accounting fees) incident to the negotiation and execution of this Agreement and to the consummation of the transactions contemplated hereby.

     (b) The Company shall pay all reasonable attorneys' fees and any costs and charges relating to or arising out of (1) the negotiation and drafting of this Agreement and all related documents and (2) the enforcement by Boston Chicken of its rights to collect any portion of the Loan.

     (c) In any action not founded solely on grounds covered by subsection (b) of this Section 9.3, the party to the action who does not prevail shall pay to the prevailing party the court costs and reasonable attorneys fees and other expenses (including, but not limited to, fees and expenses of expert witnesses or consulting experts) incurred directly or indirectly by the prevailing party in connection with its prosecution or defense of the action, as the case may be.

     9.4 Communications and Notices. All communications and notices provided for in this Agreement or under the Note shall be in writing and shall be deemed to have been duly given if delivered personally to the party to whose attention the notice is directed or sent by overnight express, facsimile transmission, express mail delivery service, or registered or certified mail, return receipt requested, postage prepaid, and properly addressed as follows:

          If to the Company:

               Progressive Bagel Concepts, Inc.
               1526 Cole Blvd.
               Suite 200
               Golden, CO 80401

               Attention: Chief Executive Officer
               Facsimile: (    )   -

          with a copy to:

               Rudnick & Wolfe
               203 N. LaSalle Street
               Suite 1800

               Chicago, IL 60601
               Attention: Michael G. Brennan, Esq.
               Facsimile: (312) 984-2299

          If to Boston Chicken:

               Boston Chicken, Inc.
               14103 Denver West Parkway
               Golden, Colorado 80401

               Attention: General Counsel
               Facsimile: (303) 384-5339

          with a copy to:

               Bell, Boyd & Lloyd
               70 West Madison Street, Suite 3300
               Chicago, Illinois 60602

               Attention: Paul A. Strasen, Esq.
               Facsimile: (312) 372-2098

Any party may change the address to which notices hereunder are to be sent to it by giving written notice of such change of address in the manner herein provided for giving notice. Any notice delivered personally shall be deemed to have been given when so delivered. Any notice delivered by facsimile transmission shall be deemed to have been given on the earlier of the date it is actually received or one day after such transmission. Any notice delivered by overnight express courier will be deemed to have been given on the next succeeding business day after the day it is sent to the intended recipient at the address set forth above, and any notice delivered by registered or certified mail or express mail delivery service shall be deemed to have been duly given on the earlier of the date it is actually received or three business days after it is sent to the intended recipient at the address set forth above.

     9.5 GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF COLORADO APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED THEREIN WITHOUT REGARD TO THE CONFLICTS OF LAW PROVISIONS THEREOF.

     9.6 Headings. The headings of the sections of this Agreement are inserted for convenience only and shall not be deemed to constitute a part of this Agreement.

     9.7 Severability. If any provision of this Agreement or the application thereof to any person or circumstance is held invalid or unenforceable, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected thereby, and the provisions of this Agreement shall be severable in any such instance.

     9.8 Avoidance. To the extent that Boston Chicken receives any payment on account of the Company's obligations hereunder, and any such payment(s) and/or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, subordinated, and/or required to be repaid to a trustee, receiver, or any other party under any bankruptcy law, state or federal law, common law, or equitable cause, then, to the extent of such payment(s) or proceeds received, the Company's obligations hereunder, or part thereof intended to be satisfied, shall be revived and continue in full force and effect, as if such payment(s) and/or proceeds had not been received by Boston Chicken.

     9.9 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute but one and the same instrument.

     9.10 Entire Agreement. This Agreement, the Note, the Pledge Agreement, the Security Instruments and the exhibits to each of the foregoing contain the entire agreement of the parties hereto with respect to the transactions contemplated herein, and collectively supersede all prior understandings and agreements of the parties with respect to the subject matter hereof.

     9.11 General Indemnity. In addition to the payments pursuant to Section 9.3, the Company agrees to indemnify, pay, and hold Boston Chicken and any holder of the Note, and the officers, directors, employees, agents, and affiliates of Boston Chicken and any such holder (collectively, the "Indemnities"), harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses, and disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for any of such Indemnities in connection with any investigative, administrative, or judicial proceeding commenced or threatened, whether or not any of such Indemnities shall be designated a party thereto) that may be imposed on, incurred by, or asserted against any Indemnitee, in any manner relating to or arising out of this Agreement, the Note, the Pledge Agreement, the Subsidiary Security Agreement, the Security Instruments and the exhibits or any other agreements or document executed and delivered by the Company in connection therewith, Boston Chicken's agreement to make the Loan hereunder, or the use or intended use of the proceeds of the Loan (the "indemnified liabilities"); provided that the Company shall have no obligation to an Indemnitee hereunder with respect to indemnified liabilities arising from the gross negligence or willful misconduct of such Indemnitee. To the extent that the undertaking to indemnify, pay, and hold harmless set forth in the preceding sentence may be unenforceable because it violates any law or public policy, the Company shall contribute the maximum portion that it is permitted to pay under applicable law to the payment and satisfaction of all indemnified liabilities incurred by the Indemnities or any of them. The provisions of the undertakings and indemnification set out in this Section 9.11 shall survive satisfaction and payment of the Company's obligations hereunder and termination of this Agreement.

     9.12 Limitation on Damages. Notwithstanding anything to the contrary herein no party hereto shall be liable for consequential, indirect, incidental, special speculative, or punitive damages (including, but not limited to, loss of revenue or profit) whether such claim alleges breach of contract, tortious conduct including, but not limited to, negligence, or any other theory, provided that nothing herein shall limit or otherwise restrict the Company's obligation to pay fees under the Service Agreements.

     9.13 Submission to Jurisdiction. The Company agrees that any legal action or proceeding with respect to this Agreement, the Note, the Pledge Agreement, the Subsidiary Security Agreement, any Service Agreement or any Security Instrument or the transactions contemplated hereby may be brought in any court of the State of Colorado, or in any court of the United States of America sitting in Colorado, and the Company hereby submits to and accepts generally and unconditionally the jurisdiction of those courts with respect to their respective person and property, and irrevocably consents to the service of process in connection with any such action or proceeding by personal delivery to the Company or by the mailing thereof by registered or certified mail, postage prepaid to the Company at the address for the Company set forth in Section 9.4. Nothing in this paragraph shall affect the right of Boston Chicken to service process in any other manner permitted by law or limit the rights of Boston Chicken to bring any such action or proceeding against the Company or property in the courts of any other jurisdiction. The Company hereby irrevocably waives any objection to the laying of venue of any such suit or proceeding in the above described courts.

     9.14 Waiver of Jury Trial. No party to this instrument, which includes any assignee, successor, heir or personal representative of a party, shall seek a jury trial in any lawsuit, proceeding, counterclaim, or any other litigation procedure based upon, or arising out of this Agreement, the Note, the Pledge Agreement, the Subsidiary Security Agreement, any Service Agreement, any Security Instrument, any related instrument, or the dealings or the relationship between the parties. If the subject matter of any such litigation is one in which the waiver of a jury trial is prohibited, if at all, under the controlling law of the applicable jurisdiction, by constitutional or statutory provision, no party hereto will present as a defense or counterclaim in such litigation any claim which would reduce or offset any amount or rights claimed under the provisions of this Agreement. No party will seek to consolidate any such action, in which a jury has been waived, with any other action in which a jury trial cannot or has not been waived.

     THE PROVISIONS OF THIS SECTION 9.14 HAVE BEEN FULLY DISCUSSED BY THE PARTIES HERETO, AND THESE PROVISIONS SHALL BE SUBJECT TO NO EXCEPTIONS. NO PARTY HAS IN ANY WAY AGREED WITH OR REPRESENTED TO ANY OTHER PARTY THAT THE PROVISIONS OF THIS PARAGRAPH WILL NOT BE FULLY ENFORCED IN ALL INSTANCES. THIS PROVISION IS A MATERIAL INDUCEMENT FOR BOSTON CHICKEN IN ENTERING INTO THIS AGREEMENT.

     IN WITNESS WHEREOF, the parties have executed this Agreement to be effective as of the date and year first above written.

                                        PROGRESSIVE BAGEL CONCEPTS, INC.

                                        By: _______________________________

                                        Title: ____________________________



                                        BOSTON CHICKEN, INC.

                                        By: _______________________________

                                        Title: ____________________________

                                    EXHIBIT A

                            CONVERTIBLE SECURED NOTE

                            CONVERTIBLE SECURED NOTE


$80,000,000                                                 Golden, Colorado
                                                            ________ __, 1995


         FOR VALUE RECEIVED, Progressive Bagel Concepts, Inc., a Delaware corporation (the "Company"), promises to pay to the order of Boston Chicken, Inc., a Delaware corporation ("Boston Chicken"), pursuant to the Loan Agreement (as hereinafter defined) at such place as Boston Chicken may from time to time designate in writing, in lawful money of the United States of America and in immediately available funds, the principal sum of eighty million dollars ($80,000,000) and any interest thereon, or, if less, the aggregate unpaid amount of the Loan made pursuant to Section 1.1 of the Loan Agreement and any interest thereon.

         This Note evidences the Loan made under, and is referred to in and is executed and delivered pursuant to, a Secured Loan Agreement dated of even date herewith between the Company and Boston Chicken (the "Loan Agreement"), to which reference is hereby made for a statement of the terms and conditions under which this Note may be repaid and accelerated and for a description of the collateral and security securing this Note. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Loan Agreement.

         Interest shall accrue daily on the aggregate outstanding principal balance of the Loan for the period commencing on the date the Loan is made until the Loan is paid in full, at a per annum rate equal to the rate designated and announced by Bank of America Illinois or its successor in interest (the "Bank") from time to time as its "reference rate" in effect at its principal office in Chicago, Illinois, plus 1%. The interest rate shall be adjusted, from time to time, on the same day on which the Bank adjusts its "reference rate." As of the date of this Note, the Bank's reference rate is __%. Interest on the outstanding principal amount of the Loan shall be payable in arrears on the first day of each Retail Period during the Interest Payment Period, as otherwise provided herein in connection with principal payments, and at maturity (whether by acceleration or otherwise).

         Interest shall be computed on the basis of a 360-day year and the actual number of days elapsed.

         Any principal payment due under this Note not paid when due, whether at stated maturity, by notice of repayment, by acceleration or otherwise, shall, to the extent permitted by applicable law, thereafter bear interest (compounded monthly and payable upon demand) at a rate which is 2% per annum in excess of the rate of interest otherwise payable under this Note in respect of such principal amount until such unpaid amount has been paid in full (whether before or after judgment).

         Except as otherwise provided in the Loan Agreement, unless accelerated, the outstanding principal amount of the Loan shall be payable to Boston Chicken in 65 substantially equal periodic installments of principal (the amount of which periodic installments of principal shall be determined at the close of business on the Draw Loan Termination Date based on a schedule amortizing such balance in 130 substantially equal periodic installments of principal), plus accrued but unpaid interest, on the first day of each Retail Period, commencing on the first day of the fifth Retail Period in Boston Chicken's fiscal year 1998 and continuing until the first day of the fifth Retail Period in Boston Chicken's fiscal year 2003, when the entire principal balance of the Loan and all interest accrued thereon shall be due and payable.

         This Note may not be prepaid at any time without the consent of Boston Chicken. All payments made hereunder shall be applied first to interest and then to outstanding principal.

         If payment hereunder becomes due and payable on a Saturday, Sunday, or legal holiday, under the laws of the State of Colorado, the due date thereof shall be extended to the next succeeding business day.

         Demand, presentment, protest, diligence, notice of dishonor, and any other formality are hereby expressly waived by the Company and any endorser or guarantor.

                                    ARTICLE I

                               Conversion of Note

         1.1 The holder of this Note shall have the right, at such holder's option, at any time after the earlier of any acceleration of this Note or March 15, 1996 [12 1/2 months after the Closing Date] and up to the later of the date on which the Company has properly repaid the outstanding principal balance of the Loan and all accrued interest thereon in full or the first day of the _____ Retail Period in Boston Chicken's fiscal year 2003 to convert, subject to the terms and provisions of this Article I, the outstanding principal balance of this Note or any portion thereof into shares of common stock, $.01 par value per share, of the Company (the "Common Stock"), at the price of $_____ per share, or, in the event an adjustment of such price has occurred pursuant to the provisions of Section 1.3, then at the price as last adjusted (referred to herein as the "Conversion Price"), upon surrender of this Note, the principal of which is so to be converted, to the Company at any time during usual business hours together with written notice (hereinafter referred to as "Conversion Notice") that the holder elects to convert this Note into such shares of Common Stock in accordance with the provisions of this Article I, and specifying the name or names in which the certificate or certificates evidencing the shares of Common Stock issuable upon such conversion shall be registered, together with the addresses of the persons so named, and, if so required by the Company, accompanied by a written instrument or instruments of transfer in form satisfactory to the Company duly executed by the registered holder or his attorney duly authorized in writing. In the event this Note is to be converted in part only, the Company shall, upon surrender of this Note, execute and deliver to the holder thereof, at the expense of the Company, a new Note in principal amount equal to the unconverted portion of this Note. In no event shall accrued interest be convertible into shares of Common Stock.

         1.2 As promptly as practicable after the surrender, as herein provided, of this Note for conversion and the receipt of the Conversion Notice relating thereto, the Company shall deliver to or upon the written order of the holder of this Note a certificate or certificates representing the number of fully-paid and non-assessable shares of Common Stock of the Company into which this Note may be converted in accordance with the provisions of this Article I and a new Note for any unconverted portion of the principal amount hereof. Subject to the following provisions of this Section 1.2, such conversion shall be deemed to have been made immediately before the close of business on the date that this Note shall have been surrendered for conversion together with the Conversion Notice, so that the rights of the holder of this Note as a Noteholder shall cease at such time and the person or persons entitled to receive the shares of Common Stock upon conversion of this Note shall be treated for all purposes as having become the record holder or holders of such shares of Common Stock at such time, and such conversion shall be at the Conversion Price in effect at such time; provided, however, that no such surrender on any date when the stock transfer books of the Company shall be closed shall be effective to constitute the person or persons entitled to receive the shares of Common Stock upon such conversion as the record holder or holders of such shares of Common Stock on such date, but such surrender shall be effective to constitute the person or persons entitled to receive such shares of Common Stock as the record holder or holders thereof for all purposes at the close of business on such next succeeding day. If the last day for the exercise of the conversion right shall not be a business day, then such conversion right may be exercised on the next succeeding business day.

         1.3 (a) In case of any reclassification or change of outstanding shares of Common Stock issuable upon conversion of this Note, or in case of any consolidation or merger of the Company with or into any partnership, corporation, or other entity (other than a merger in which the Company is the surviving corporation and which does not result in any reclassification or change of outstanding shares of Common Stock, other than a change in number of shares issuable upon conversion of this Note) or in case of any sale or conveyance to any partnership, corporation, or other entity of the property of the Company as an entirety or substantially as an entirety, then the holder of this Note shall have the right thereafter to convert this Note into the kind and amount of shares of stock and other securities and property receivable upon such reclassification, change, consolidation, merger, sale, or conveyance by a holder of the number of shares of Common Stock of the Company issuable upon conversion of this Note immediately prior to such reclassification, change, consolidation, merger, sale, or conveyance, subject to adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for herein.

         (b) The Conversion Price shall be adjusted in the event the Company shall at any time (i) make a subdivision of or combine shares of Common Stock outstanding or (ii) pay a dividend or make a distribution in cash, in kind, or in securities of any kind. In the event the

Company makes a subdivision of shares of Common Stock or pays a dividend or makes a distribution in cash, in kind, or in securities of any kind, the Conversion Price in effect immediately prior to such action shall be appropriately decreased, and in the event the Company shall at any time combine the shares of Common Stock outstanding, the Conversion Price in effect immediately prior to such combination shall be appropriately increased. An adjustment made pursuant to this Section 1.3(b) shall, in the event of a subdivision or combination, become effective retroactively immediately after the effective date thereof, and shall, in the event of a dividend or distribution, become effective retroactively immediately after the record date for the determination of stockholders entitled thereto. Whenever the Conversion Price is adjusted, pursuant to this Section 1.3(b), the Company shall promptly cause a notice to be given to such holder of this Note which will state the adjusted Conversion Price.

         (c) The Company covenants that it will at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issuance upon conversion of this Note as herein provided, such number of shares of Common Stock as shall be issuable upon the conversion of the entire Maximum Principal Balance of the Loan. The Company covenants that all shares of Common Stock which shall be so issuable shall be duly and validly issued and fully-paid and non-assessable.

         (d) The Company covenants that if any shares of Common Stock to be issued upon conversion of this Note require registration with or approval of any governmental authority under any federal or state law before such shares may be issued upon conversion, the Company will, at its expense and as expeditiously as possible, cause such shares to be duly registered or approved, as the case may be.

         (e) The issuance of certificates for shares of Common Stock upon the conversion of this Note shall be made without charge to the converting Noteholder for any tax in respect of the issuance of such certificates, and such certificates shall be issued in the respective names of, or in such names as may be directed by, the holder of this Note; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificate in a name other than that of the holder of this Note, and the Company shall not be required to issue or deliver such certificates unless and until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the reasonable satisfaction of the Company that such tax has been paid.

         (f) Conversion of any portion of the principal balance of this Note shall not relieve the Company of its obligation to pay any accrued but unpaid interest on the portion of the principal balance of this Note so converted.

         (g) To the extent that any portion of this Note is not converted into shares of Common Stock, such portion shall remain a secured debt of the Company payable in accordance with the terms of the Loan Agreement.

                                   ARTICLE II

                                    Advances

         2.1 Loan advances may be made from time to time by Boston Chicken to the Company in the manner and on the terms and subject to the conditions set forth in the Loan Agreement. Upon granting each loan advance, Boston Chicken shall record the making and amount of such advance on its books in a separate loan account, and shall also record in the loan account all payments made by the Company with respect to the Loan. The aggregate amount of all loan advances recorded in the loan account, less the amounts of payment of principal made by the Company and recorded in such account, shall be the principal amount outstanding under this Note. The loan account shall be prima facie evidence of the unpaid amount of principal outstanding under this Note; provided, however, that failure to maintain such account or record any advances therein shall not relieve the Company of its obligations to repay the outstanding principal amount of the Loan, all accrued interest thereon, and any amount payable with respect thereto in accordance with the terms of this Note.

                                   ARTICLE III

                     Default, Rights and Remedies of Holder

         3.1 The occurrence of a Default shall be a default under this Note. Upon any default under this Note, the holder of this Note may declare this Note due and payable in full and exercise such other rights and remedies as are available to the holder under the Loan Agreement or applicable law.

         3.2 If there is any default under this Note, and this Note is placed in the hands of an attorney for collection, or is collected through any court, including any bankruptcy court, the Company promises to pay to the order of the holder hereof such holder's reasonable attorneys' fees and court costs incurred in collecting or attempting to collect or securing or attempting to secure this Note or enforcing the holder's rights with respect to the Collateral, to the extent allowed by the laws of the State of Colorado or any state in which any Collateral is situated.

                                   ARTICLE IV

                                  Miscellaneous

         4.1 THIS NOTE HAS BEEN DELIVERED IN, AND SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF, THE STATE OF COLORADO APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED THEREIN WITHOUT REGARD TO THE CONFLICTS OF LAW PROVISIONS THEREOF.

         4.2 The holder of this Note may with or without notice to any party, and without affecting the obligations of any maker, surety, guarantor, endorser, accommodation party, or any other party to this Note (i) extend the time for payment of either principal or interest from time to time, (ii) release or discharge any one or more parties liable on this Note, (iii) suspend the right to enforce this Note with respect to any persons, (iv) change, exchange, or release any property in which the holder has any interest securing this Note,
(v) justifiably or otherwise, impair any of the Collateral or suspend the right to enforce against any such Collateral, and (vi) at any time it deems it necessary or proper, call for and, should it be made available, accept, as additional security, the signature or signatures of additional parties or a security interest in property of any kind or description or both.

         4.3 Any provision herein, or in the Loan Agreement, or any other document executed or delivered in connection herewith or therewith, or in any other agreement or commitment, whether written or oral, expressed or implied, to the contrary notwithstanding, neither Boston Chicken nor any holder hereof shall in any event be entitled to receive or collect, nor shall any amounts received hereunder be credited, so that Boston Chicken or any holder hereof shall be paid, as interest, a sum greater than the maximum amount permitted by applicable law to be charged to the person primarily obligated to pay this Note at the time in question. If any construction of this Note or the Loan Agreement, or any and all other papers, agreements or commitments, indicate a different right given to Boston Chicken or any holder hereof to ask for, demand, or receive any larger sum as interest, such is a mistake in calculation or wording which this clause shall override and control, it being the intention of the parties that this Note, the Loan Agreement, and all other documents executed or delivered in connection herewith shall in all ways comply with applicable law and proper adjustments shall automatically be made accordingly. In the event that Boston Chicken or any holder hereof ever receives, collects, or applies as interest, any sum in excess of the maximum amount permitted by applicable law, if any, such excess amount shall be applied to the reduction of the unpaid principal balance of this Note, and if this Note is paid in full, any remaining excess shall be paid to the Company. In determining whether or not the interest paid or payable, under any specific contingency, exceeds the maximum amount permitted by applicable law, if any, the Company and any holder hereof shall, to the maximum extent permitted under applicable law: (a) characterize any non-principal payment as an expense or fee rather than as interest, and (b) "spread" the total amount of interest throughout the entire term of this Note.

         IN WITNESS WHEREOF, the Company has caused this Note to be executed in its corporate name by the undersigned officer, thereunto duly authorized.

                                           PROGRESSIVE BAGEL CONCEPTS, INC.


                                           By: ____________________________

                                           Title: __________________________

                                    EXHIBIT B

                    FORM OF CERTIFICATE TO ACCOMPANY ADVANCES

                                    EXHIBIT B

                                   CERTIFICATE



         The undersigned, the ___________________ of Progressive Bagel Concepts, Inc. (the "Company"), borrower under that certain Secured Loan Agreement dated February __, 1995 (the "Loan Agreement") between the Company and Boston Chicken, Inc. ("Boston Chicken"), hereby requests an Advance of Loan proceeds in the amount of $_________________.

         In support of this request, the Company hereby represents and warrants to Boston Chicken as follows:

         1. Such Loan amount is required and will be used by the Company for the purposes permitted under in the Loan Agreement and for no other purpose.

         2. The representations and warranties contained in Article IV of the Loan Agreement and in the Security Instruments delivered in connection therewith are true and correct on and as of the date hereof, and will be true and correct on the date such Advance is made.

         4. No Default or Event of Default has occurred and is continuing.

         5. There has been no material adverse change in the financial conditions, results of operations, assets or business of the Company since February __, 1995.

         6. The Company has ___ Stores open and conducting business as of the date hereof.

         Capitalized terms used but not defined herein have the meanings ascribed thereto in the Loan Agreement.

                                           PROGRESSIVE BAGEL CONCEPTS, INC.



                                           By:_____________________________

                                           Title:__________________________



Date:_______________, 199_

                                   EXHIBIT C-1

                       SUBSIDIARY STOCK PLEDGE AGREEMENT

                        SUBSIDIARY STOCK PLEDGE AGREEMENT


         This Subsidiary Stock Pledge Agreement ("Pledge Agreement"), dated ______ __, 1995, is made and entered into by and between Progressive Bagel Concepts, Inc., a Delaware corporation (the "Company") and Boston Chicken, Inc., a Delaware corporation ("Boston Chicken").

                                    Recitals
                                    --------

         1. The Company owns 100% of the issued and outstanding shares of capital stock of Brackman Bros., Inc., a _____________ corporation (the "Pledged Subsidiary").

         2. The Company has entered into a Secured Loan Agreement of even date herewith (the "Loan Agreement") with Boston Chicken pursuant to which Boston Chicken has agreed on the terms and subject to the conditions therein, to make a Loan (as defined in the Loan Agreement) to the Company, which Loan is evidenced by a promissory note of even date herewith from the Company to Boston Chicken (the "Note").

         3. As an inducement to Boston Chicken to enter into the Loan Agreement and as a condition to the effectiveness of Boston Chicken's obligations under the Loan Agreement, the Company has agreed, among other things, to pledge to Boston Chicken, and grant a first-priority security interest to Boston Chicken, in and to, 100% of the issued and outstanding capital stock of the Pledged Subsidiary.

         NOW, THEREFORE, the Company and Boston Chicken have agreed as follows:

         1. Certain Definitions. The capitalized terms and phrases not otherwise defined herein, shall have the meanings given them in the Loan Agreement, and the following terms or phrases shall have the following meanings.

         "Affiliate" shall mean, with respect to a specified person, any other person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the person specified.

         "Collateral" shall mean the Pledged Shares and any other property in which Boston Chicken acquires a security interest pursuant to this Pledge Agreement to secure any indebtedness or other obligation of the Company to Boston Chicken.

         "Default" shall have the meaning given it in Section 10 of this Pledge Agreement.

         "Pledged Shares" shall mean all the issued and outstanding shares of the capital stock of the Pledged Subsidiary owned by the Company, the certificates representing those shares and any stock powers executed by the Company in connection with those shares.

         "Secured Obligations" shall mean the obligations secured by this Pledge Agreement described in Section 3 of this Pledge Agreement.

         2. Grant of Security Interest. (a) The Company hereby grants to Boston Chicken a security interest in all of its right, title, and interest in and to the Pledged Shares. The Company further grant to Boston Chicken a security interest in any stock rights, rights to subscribe, liquidating dividends, dividends paid in stock, new securities, or any other property to which the Company is or may hereafter become entitled to receive whether on account of the Pledged Shares or otherwise. If the Company receives additional property of such nature, it shall immediately deliver such property to Boston Chicken to be held by Boston Chicken in the same manner as the property held pursuant to this Pledge Agreement.

         (b) The Company grants a further security interest to Boston Chicken in the proceeds or products of any sale or other disposition of the Pledged Shares.

         3. Obligations Secured. The security interest created hereby secures payment and performance of (a) the indebtedness evidenced by the Note, and all obligations contained in the Note, (b) all of the other obligations, agreements, covenants, and representations of the Company under the Loan Agreement whether or not, either on the date of this Pledge Agreement or thereafter, evidenced by any note, instrument, or other writing, and (c) any and all other indebtedness, obligation, or liability of the Company to Boston Chicken, however evidenced, whether existing on the date of this Pledge Agreement or arising thereafter, direct or indirect, absolute or contingent, joint and/or several.

         4. Representations and Warranties. To induce Boston Chicken to enter into this Pledge Agreement, the Company represents and warrants as follows:

         (a) The Company has full right, power, and capacity to enter into and perform this Pledge Agreement; and this Pledge Agreement has been duly authorized, executed and delivered and constitutes a legal, valid, and binding obligation of the Company enforceable in accordance with its terms.

         (b) The Company has good and marketable title to the Pledged Shares, and the Pledged Shares are not subject to any lien, charge, pledge, encumbrance, claim, or security interest other than the security interest created by this Pledge Agreement.

         (c) The Pledged Shares constitute one hundred percent (100%) of the issued and outstanding equity interest of the Pledged Subsidiary.

         (d) The Pledged Shares are fully paid and nonassessable.

         (e) The Company has not entered into any stock restriction or purchase agreement with respect to the Pledged Shares which would in any way restrict the sale, pledge, or other transfer of the Pledged Shares or of any interest in or to the Pledged Shares.

         5. Duration of Security Interest. Boston Chicken, its successors and assigns, shall hold the Pledged Shares and security interest created hereby upon the terms of this Pledge Agreement, and this security interest shall continue until all the Secured Obligations have been paid in full.

         6. Maintaining Freedom from Liens. The Company shall keep the Pledged Shares and other Collateral free and clear of liens and shall pay all amounts, including taxes, assessments, or charges, which might result in a lien against the Pledged Shares or other Collateral if left unpaid. If any such lien, assessment, claim, or charge shall nevertheless exist, and the Company fails to pay such amounts promptly, Boston Chicken may, but is not obligated to, pay such amounts, and such payment shall be conclusive evidence of the legality or validity thereof. The Company shall promptly reimburse Boston Chicken for any such payments, and until reimbursement, such payments shall be a part of the Secured Obligations.

         7. Certain Rights Respecting Pledged Shares.

         (a) The Company shall continue to be the owner of the Pledged Shares and other Collateral so long as no Default has occurred and is continuing and may collect and retain all cash dividends now or hereafter payable on or on account of the Pledged Shares and other Collateral which are permitted under the Loan Agreement, and, so long as no Default has occurred, may exercise voting rights with respect to the Pledged Shares and other Collateral.

         (b) The Company shall not sell, transfer, or attempt to sell or transfer the Pledged Shares or other Collateral, or any part thereof or interest therein, without the prior express written consent of Boston Chicken. Any such consent of Boston Chicken shall not constitute the release by Boston Chicken of its interest in the Pledged Shares or other Collateral, and any such sale or transfer consented to shall transfer the Pledged Shares or other Collateral subject to the security interest of Boston Chicken. Any such transfer shall be subject to the transferee stockholder's agreement to be bound by the terms and subject to the conditions of this Pledge Agreement, such agreement to be evidenced by the transferee stockholder's execution of this Pledge Agreement.

         (c) Boston Chicken, at its option upon any Default, may exercise all voting rights and privileges whatsoever with respect to the Pledged Shares and other Collateral, including, without limitation, the right to receive dividends, and to that end the Company hereby constitutes any officer of Boston Chicken as its proxy and attorney-in-fact for all purposes of voting the Pledged Shares and other Collateral after any Default at any annual regular or special meeting of the Company, and this appointment shall be deemed coupled with an interest and is and shall be irrevocable until all of the Secured Obligations have been fully paid and terminated, and all persons whatsoever shall be conclusively entitled to rely upon any oral or written certification of Boston Chicken that it is entitled to vote the Pledged Shares and other Collateral hereunder. The Company shall execute and deliver to Boston Chicken any additional proxies and powers of attorney that Boston Chicken may desire in its own name. In addition to any other voting rights, Boston Chicken may vote the Pledged Shares and other Collateral to remove the directors and officers of the Pledged Subsidiary, or any of them, and to elect new directors and officers of the Pledged Subsidiary, who may thereafter manage the affairs of the Pledged Subsidiary, operate its properties and carry on its business and otherwise take any action with respect thereto as it shall deem necessary and appropriate, and may also liquidate its business, and may authorize the borrowing of money in the name of the Pledged Subsidiary, and the pledge of its assets to secure such borrowing.

         8. Issuance or Acquisition of New Stock or Sale of Treasury Shares; Mergers, Sales and Other Disposition of Assets. The Company shall not permit the Pledged Subsidiary to (a) issue new shares of its capital stock, or any options, subscription rights, or warrants with respect thereto, (b) sell any treasury shares, (c) merge into or with or consolidate with any other entity, (d) sell or otherwise transfer any part of its assets (except in the ordinary course of business) or (e) liquidate or dissolve or take any action with a view toward liquidation or dissolution, in each case without Boston Chicken's prior written consent.

         9. Delivery of Certificates and Stock Powers. Upon execution of this Pledge Agreement, the Company shall deliver to Boston Chicken the share certificates representing the Pledged Shares in form suitable for transfer together with executed blank stock powers. If for any reason the Company acquires any interest in any additional capital stock of the Pledged Subsidiary, the Company shall immediately deliver certificates representing that stock in form suitable for transfer and blank stock powers to Boston Chicken to be held by Boston Chicken in the same manner as the Pledged Shares, and such stock shall be pledged under this Pledge Agreement and constitute a part of the Collateral.

         10. Default. At the option of Boston Chicken, the occurrence of any Default (as defined in the Loan Agreement) under the Loan Agreement shall constitute a default under this Pledge Agreement.

         11. Remedies. (a) Upon the occurrence of any Default, Boston Chicken shall have all of the rights and remedies provided by law and/or by this Pledge Agreement, including but not limited to all of the rights and remedies of a secured party under the Uniform Commercial Code, and the Company hereby authorizes Boston Chicken to hold such Pledged Shares or to sell all or any part of the Pledged Shares at public or private sale and to apply the proceeds of such sale to the costs and expenses thereof (including the reasonable attorneys' fees and disbursements incurred by Boston Chicken) and then to the payment of the other Secured Obligations. Boston Chicken may be the purchaser at any such sale. The Company expressly authorizes such sale or sales of the Pledged Shares in advance of and to the exclusion of any sale or sales of or other realization upon any other collateral securing indebtedness or other obligations owed to Boston Chicken. Boston Chicken shall be under no obligation to preserve rights against prior parties.

              (b) The Company agrees and acknowledges that because there may be no public market for the Pledged Shares and because of applicable securities laws, a public sale of the Pledged Shares may not be possible or advisable and sales at a private sale may be on terms less favorable than if such Pledged Shares were sold at a public sale and may be at a price less favorable than a public sale. The Company agrees that all such private sales made under the foregoing circumstances shall be deemed to have been made in a commercially reasonable manner.

         12. Exercise of Remedies. The rights and remedies of Boston Chicken shall be deemed to be cumulative, and any exercise of any right or remedy shall not be deemed to be an election of that right or remedy to the exclusion of any other right or remedy. Notwithstanding the foregoing, Boston Chicken shall be entitled to recover by the cumulative exercise of all remedies no more than the sum of (a) the Secured Obligations remaining outstanding at the time of the exercise of remedies, plus (b) the costs, fees, and expenses Boston Chicken is otherwise entitled to recover.

         13. Return of Collateral. Boston Chicken may at any time deliver the Pledged Shares or other Collateral, or any part thereof, to the Company. The receipt by the Company of the Pledged Shares or other Collateral, or any part thereof, shall be a complete and full discharge of Boston Chicken, and Boston Chicken shall be discharged from any liability or responsibility with respect thereto.

         14. Communications and Notices. (a) Any requirement of the Uniform Commercial Code of reasonable notice shall be met if such notice is given at least five business days before the time of sale, disposition, or other event or thing giving rise to the requirement of notice.

              (b) All communications and notices shall be in writing and shall be deemed to have been duly given if delivered personally to the party to whose attention the notice is directed or sent by overnight express, facsimile transmission, express mail delivery service, or registered or certified mail, return receipt requested, postage prepaid, and properly addressed as set forth in Section 9.4 of the Loan Agreement. Any party may change the address to which notices hereunder are to be sent to it by giving written notice of such change of address in the manner herein provided for giving notice. Any notice delivered personally shall be deemed to have been given when so delivered. Any notice delivered by facsimile transmission shall be deemed to have been given on the earlier of the date it is actually received or one day after such transmission. Any notice delivered by overnight express courier will be deemed to have been given on the next succeeding business day after the day it is sent to the intended recipient at the address set forth above, and any notice delivered by registered or certified mail or express mail delivery service shall be deemed to have been duly given on the earlier of the date it is actually received or three business days after it is sent to the intended recipient at the address set forth above.

         15. Further Assurances. The Company shall sign any such other documents or instruments, and take such other action, as Boston Chicken may request to more fully create and maintain, or to verify, ratify, or perfect the security interest intended to be created by this Pledge Agreement.

         16. Multiple Counterparts. This Pledge Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Pledge Agreement or the terms thereof to produce or account for more than one such counterpart.

         17. Miscellaneous. (a) Failure by Boston Chicken to exercise any right shall not be deemed a waiver of that right, and any single or partial exercise of any right shall not preclude the further exercise of that right. Every right of Boston Chicken shall continue in full force and effect until such right is specifically waived in writing signed by Boston Chicken.

              (b) If any provision of this Pledge Agreement or the application thereof to any person or circumstance is held invalid or unenforceable, the remainder of the Pledge Agreement and the application of such provision to other persons or circumstances shall not be affected thereby, and the provisions of this Pledge Agreement shall be severable in any such instance.

              (c) The headings of the sections of this Pledge Agreement are inserted for convenience only and shall not be deemed to constitute a part of this Pledge Agreement.

              (d) This Pledge Agreement shall benefit Boston Chicken, its successors and assigns, and all obligations of the Company shall bind their successors and assigns. The Company acknowledges that Boston Chicken may assign or otherwise transfer (in whole or in part) the Note, the Loan Agreement, or this Pledge Agreement to any other person, and such other person shall thereupon become vested with all of the benefits in respect thereof granted to Boston Chicken thereunder (including the benefits under this Pledge Agreement).

              (E) THIS PLEDGE AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF COLORADO APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED THEREIN WITHOUT REGARD TO THE CONFLICTS OF LAWS PROVISIONS THEREOF.

              (f) This Pledge Agreement and the Loan Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede all prior understandings with respect to the subject matter hereof. No change, modification, addition, or termination of this Pledge Agreement shall be enforceable unless in writing and signed by the party against whom enforcement is sought.

              (g) The Company agrees that any legal action or proceeding with respect to this Pledge Agreement or the transactions contemplated hereby may be brought in any court of the State of Colorado, or in any court of the United States of America sitting in Colorado, and the Company hereby submits to and accepts generally and unconditionally the jurisdiction of those courts with respect to their respective person and property, and irrevocably consents to the service of process in connection with any such action or proceeding by personal delivery to the Company or by the mailing thereof by registered or certified mail, postage prepaid addressed to the Company at the address for notices as provided in Section 14 hereof. Nothing in this paragraph shall affect the right of Boston Chicken to serve process in any other manner permitted by law or limit the right of Boston Chicken to bring any such action or proceeding against the Company or property in the courts of any other jurisdiction. The Company hereby irrevocably waives any objection to the laying of venue of any such suit or proceeding in the above described courts.

         18. Waiver of Jury Trial. No party to this instrument, which includes any assignee, successor, heir or personal representative of a party, shall seek a jury trial in any lawsuit, proceeding, counterclaim, or any other litigation procedure based upon, or arising out of this Agreement, any related instrument, or the dealings or the relationship between the parties. If the subject matter of any such litigation is one in which the waiver of a jury trial is prohibited, if at all, under the controlling law of the applicable jurisdiction, by constitutional or statutory provision, no party hereto will present as a defense or counterclaim in such litigation any claim which would reduce or offset any amount or right claimed under the provisions of this Pledge Agreement. No party will seek to consolidate any such action, in which a jury has been waived, with any other action in which a jury trial cannot or has not been waived.

         THE PROVISIONS OF THIS SECTION 18 HAVE BEEN FULLY DISCUSSED BY THE PARTIES HERETO, AND THESE PROVISIONS SHALL BE SUBJECT TO NO EXCEPTIONS. NO PARTY HAS IN ANY WAY AGREED WITH OR REPRESENTED TO ANY OTHER PARTY THAT THE PROVISIONS OF THIS PARAGRAPH WILL NOT BE FULLY ENFORCED IN ALL INSTANCES. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE BANK IN ENTERING INTO THIS AGREEMENT.

         IN WITNESS WHEREOF, the parties hereto executed this Pledge Agreement to be effective as of the date and year first above written.

                                           PROGRESSIVE BAGEL CONCEPTS, INC.


                                           By: ____________________________

                                               Its: _______________________


                                           BOSTON CHICKEN, INC.


                                           By: ____________________________

                                           Title: _________________________

                                    EXHIBIT D

                          SUBSIDIARY SECURITY AGREEMENT

                          SUBSIDIARY SECURITY AGREEMENT


     THIS SECURITY AGREEMENT, dated as of February, 1995 (this "Security Agreement"), is made by Brackman Bros., Inc., a Delaware corporation (the "Company"), in favor of Boston Chicken, Inc., a Delaware corporation ("Boston Chicken").

                                   WITNESSETH:

     WHEREAS, Progressive Bagel Concepts, Inc., a Delaware corporation (the "Borrower") has entered into a Secured Loan Agreement, dated as of February, 1995, (the "Loan Agreement"), with Boston Chicken and pursuant to which Boston Chicken has agreed on the terms and conditions therein, to make a Loan (as defined in the Loan Agreement) to the Borrower; and

     WHEREAS, the Company is a wholly-owned subsidiary of the Borrower;

     WHEREAS, as a condition to the effectiveness of Boston Chicken's obligations under the Loan Agreement, the Company has agreed, among other things, to grant to Boston Chicken a first-priority security interest in and to the Collateral hereinafter described;

     NOW, THEREFORE, to secure (a) the payment of the principal sum of Eighty Million Dollars ($80,000,000), together with interest thereon, in accordance with the terms of a promissory note dated February _____, 1995, issued by the Borrower pursuant to the Loan Agreement (the "Note"), (b) the performance of the covenants herein contained and any monies expended by Boston Chicken in connection therewith, (c) the payment of all obligations and performance of all covenants of the Borrower under the Loan Agreement, the Pledge Agreement and all other Security Instruments (as defined in the Loan Agreement) and any other documents, agreements or instruments between the Borrower or the Company and Boston Chicken given in connection therewith, and (d) any and all other indebtedness, obligations and liabilities of any kind of the Borrower and/or the Company to Boston Chicken now or hereafter existing, direct or indirect, absolute or contingent, joint and/or several, secured or unsecured, arising by operation of law or otherwise, and whether incurred by the Company as principal, surety, endorser, guarantor, accommodation party or otherwise (all of the aforesaid indebtedness, obligations and liabilities of the Borrower and/or the Company being herein called the "Secured Obligations", and all of the documents, agreements and instruments between the Company and Boston Chicken evidencing or securing the repayment of, or otherwise pertaining to the Secured Obligations being herein collectively called the "Operative Documents"), for value received and pursuant to the Loan Agreement, the Company hereby grants, assigns and transfers to Boston Chicken a security interest in and to the following described property whether now owned or existing or hereafter acquired or arising and wherever located (all of which is herein collectively called the "Collateral"):

     (a) all of the Company's real estate, accounts, equipment (including, but not limited to machinery, furniture, fixtures, tools, vehicles, and other tangible property), inventory, leasehold improvements, contract rights (including its rights as lessee under all leases of real property), general intangibles, deposit accounts, tax refunds, chattel paper, instruments, notes, letters of credit, documents, and documents of title;

     (b) all insurance proceeds of or relating to any of the foregoing;

     (c) all of the Company's books, records, and computer programs and data relating to any of the foregoing; and

     (d) all accessories and additions to, and substitutions for, and replacements, products and proceeds of, any of the foregoing.

     1. Representations, Warranties, Covenants and Agreements. The Company further represents, warrants, covenants, and agrees with Boston Chicken as follows:

     (a) Ownership of Collateral; Security Interest Priority. At the time any Collateral becomes subject to a security interest of Boston Chicken hereunder, unless Boston Chicken shall otherwise consent, the Company shall be deemed to have represented and warranted that (i) the Company is the lawful owner of such Collateral and has the right and authority to subject the same to the security interest of Boston Chicken; (ii) none of the Collateral is subject to any lien other than that in favor of Boston Chicken and there is no effective financing statement covering any of the Collateral on file in any public office, other than in favor of Boston Chicken. This Security Agreement creates in favor of Boston Chicken a valid and perfected first-priority security interest in the Collateral enforceable against the Company and all third parties and securing the payment of the Secured Obligations and all filings and other actions necessary or desirable to create, preserve or perfect such security interests have been duly taken.

     (b) Location of Offices, Records and Facilities. The Company's chief executive office and chief place of business and the office where the Company keeps its records concerning its accounts, contract rights, chattel papers, instruments, general intangibles and other obligations arising out of or in connection with the sale or lease of goods or the rendering of services or otherwise ("Receivables"), and all originals of all leases and other chattel paper which evidence Receivables, are located in the State of __________, County of __________ at ____________________. The Company will provide Boston Chicken with prior written notice of any proposed change in the location of its chief executive office and will not change the location of its chief executive office without the prior written consent of Boston Chicken. The federal tax identification number of the Company is ______________________. The name of the Company is ____________________, and the Company operates under no other names [except for ____________________]. The Company shall not change its name without the prior written consent of Boston Chicken.

     (c) Location of Inventory, Fixtures, Machinery and Equipment. (i) All Collateral consisting of inventory, fixtures, machinery or equipment is, and will be, located within the Development Area (as defined in the Loan Agreement), and at no other locations without the prior written consent of Boston Chicken. If the Collateral described in clauses (i) or (ii) is kept at leased locations or warehoused, the Company has obtained appropriate landlord's lien waivers or appropriate warehousemen's notices have been sent, each satisfactory to Boston Chicken, unless waived by Boston Chicken.

     (d) Liens, Etc. The Company will keep the Collateral free at all times from any and all liens, security interests or encumbrances other than those described in paragraph 1(a)(ii) and those consented to in writing by Boston Chicken. The Company will not, without the prior written consent of Boston Chicken, sell or lease, or permit or suffer to be sold or leased, any of the Collateral except inventory which is sold or, subject to Boston Chicken's security interest therein, is leased in the ordinary course of the Company's business, and tangible Collateral, which is disposed of in the ordinary course of the Company's business as being obsolete. Boston Chicken or its attorneys may at any and all reasonable times inspect the Collateral and for such purpose may enter upon any and all premises where the Collateral is or might be kept or located.

     (e) Insurance. The Company shall keep the tangible Collateral insured at all times against loss by theft, fire and other casualties and shall otherwise comply with the insurance provisions set forth in Section 5.4 of the Loan Agreement.

     (f) Taxes, Etc. The Company will pay promptly, and within the time that they can be paid without interest or penalty, any taxes, assessments and similar imposts and charges, not being contested in good faith, which are now or hereafter may become a lien, charge or encumbrance upon any of the Collateral. If the Company fails to pay any such taxes, assessments or other imposts or charges in accordance with this Section, Boston Chicken shall have the option to do so and the Company agrees to repay forthwith all amounts so expended by Boston Chicken with interest at the default rate set forth in the Loan Agreement.

     (g) Further Assurances. The Company will do all acts and things and will execute all financing statements and writings requested by Boston Chicken to establish, maintain and continue a perfected and valid security interest of Boston Chicken in the Collateral, and will promptly on demand pay all reasonable costs and expenses of filing and recording all instruments, including the costs of any searches deemed necessary by Boston Chicken to establish and determine the validity and the priority of Boston Chicken's security interests. A carbon, photographic or other reproduction of this Security Agreement or any financing statement covering the Collateral shall be sufficient as a financing statement.

     (h) Maintenance of Tangible Collateral. The Company will cause the tangible Collateral to be maintained and preserved in the same condition, repair and working order as when new, ordinary wear and tear excepted, and in accordance with any manufacturer's manual, and shall forthwith, or, in the case of any loss or damage to any of the tangible Collateral as quickly as practicable after the occurrence thereof, make or cause to be made all repairs, replacements, and other improvements made in connection therewith which are necessary or desirable to such end. The Company shall promptly furnish to Boston Chicken a statement respecting any loss or damage to any of the tangible Collateral.

     (i) Maintenance of Intangible Collateral. The Company shall preserve and maintain all rights of the Company and Boston Chicken in the intangible Collateral, including without limitation the payment of all maintenance fees and the taking of appropriate action at the Company's expense to halt the infringement of any of the intangible Collateral.

     (j) Special Rights Regarding Accounts Receivable. Boston Chicken or any of its agents may, at any time and from time to time in its sole discretion and irrespective of the existence of any event of default under this Security Agreement, verify directly with the Company's account debtors the accounts pledged hereunder in any manner. Boston Chicken or any of its agents may, at any time from time to time in its sole discretion, notify the Company's account debtors of the security interest of Boston Chicken in the Collateral and/or direct such account debtors that all payments in connection with such obligations and the Collateral be made directly to Boston Chicken in Boston Chicken's name. If Boston Chicken or any of its agents shall collect such obligations directly from the Company's account debtors, Boston Chicken or any of its agents shall have the right to resolve any disputes relating to returned goods directly with the Company's account debtors in such manner and on such terms as Boston Chicken or any of its agents shall deem appropriate. The Company directs and authorizes any and all of its present and future account debtors to comply with requests for information from Boston Chicken, Boston Chicken's designees and agents and/or auditors, relating to any and all business transactions between the Company and the Company's account debtors. The Company further directs and authorizes all of its account debtors upon receiving a notice or request sent by Boston Chicken or Boston Chicken's agents or designees to pay directly to Boston Chicken any and all sums of money or proceeds now or hereafter owing by the Company's account debtors to the Company, and any such payment shall act as a discharge of any debt of such account debtor to the Company in the same manner as if such payment had been made directly to the Company. The Company agrees to take any and all action as Boston Chicken may request to assist Boston Chicken in exercising the rights described in this Section.

     2. Events of Default. The occurrence of any Event of Default specified in the Loan Agreement shall be deemed an event of default under this Security Agreement.

     3. Remedies. Upon the occurrence of any such event of default, Boston Chicken shall have and may exercise any one or more of the rights and remedies provided to it under this Security Agreement or any of the other Operative Documents or provided by law, including but not limited to all of the rights and remedies of a secured party under the Uniform Commercial Code, and the Company hereby agrees to assemble the Collateral and make it available to Boston Chicken at a place to be designated by Boston Chicken which is reasonably convenient to both parties, authorizes Boston Chicken to take possession of the Collateral with or without demand and with or without process of law and to sell and dispose of the same at public or private sale and to apply the proceeds of such sale to the costs and expenses thereof (including reasonable attorneys' fees and disbursements, incurred by Boston Chicken) and then to the payment of the indebtedness and satisfaction of other Secured Obligations. Any requirement of reasonable notice shall be met if Boston Chicken sends such notice to the Company, by registered or certified mail, at least 5 days prior to the date of sale, disposition or other event giving rise to a required notice. Boston Chicken may be the purchaser at any such sale. The Company expressly authorizes such sale or sales of the Collateral in advance of and to the exclusion of any sale or sales of or other realization upon any other collateral securing the Secured Obligations. Boston Chicken shall have no obligation to preserve rights against prior parties. The Company hereby waives as to Boston Chicken any right of subrogation or marshaling of such Collateral and any other collateral for the Secured Obligations. To this end, the Company hereby expressly agrees that any such collateral or other security of the Company or any other party which Boston Chicken may hold, or which may come to any of them or any of their possession, may be dealt with in all respects and particulars as though this Security Agreement were not in existence. The parties hereto further agree that public sale of the Collateral by auction conducted in any county in which any Collateral is located or in which Boston Chicken or the Company does business after advertisement of the time and place thereof shall, among other manners of public and private sale, be deemed to be a commercially reasonable disposition of the Collateral. The Company shall be liable for any deficiency remaining after disposition of the Collateral.

     4. Remedies Cumulative. No right or remedy conferred upon or reserved to Boston Chicken under any Operative Document is intended to be exclusive of any other right or remedy, and every right and remedy shall be cumulative in addition to every other right or remedy given hereunder or now or hereafter existing under any applicable law. Every right and remedy of Boston Chicken under any Operative Document or under applicable law may be exercised from time to time and as is often as may be deemed expedient by Boston Chicken. To the extent that it lawfully may, the Company agrees that it will not at any time insist upon, plead, or in any manner whatever claim or take any benefit or advantage of any applicable present or future stay, extension or moratorium law, which may effect observance or performance of any provisions of any Operative Document, nor will it claim, take or insist upon any benefit or advantage of any present or future law providing for the valuation or appraisal of any security for its obligations under any Operative Document prior to any sale or sales thereof which may be made under or by virtue of any instrument governing the same; nor will it, after any such sale or sales, claim or exercise any right, under any applicable law to redeem any portion of such security so sold.

     5. Conduct No Waiver. No waiver of default shall be effective unless in writing executed by Boston Chicken and waiver of any default or forbearance on the part of Boston

Chicken in enforcing any of its rights under this Security Agreement shall not operate as a waiver of any other default or of the same default on a future occasion or of such right.

     6. Governing Law; Definitions. This Security Agreement is a contract made under, and the rights and obligations of the parties hereunder shall be governed by and construed in accordance with, the laws of the State of Colorado applicable to contracts made and to be performed entirely within such State. Terms used but not defined herein shall have the respective meaning ascribed thereto in the Loan Agreement. Unless otherwise defined herein or in the Loan Agreement, terms used in Article 9 of the Uniform Commercial Code in the State of Colorado are used herein as therein defined on the date hereof. The headings of the various subdivisions hereof are for convenience of reference only and shall in no way modify any of the terms or provisions hereof.

     7. Notices. All notices, demands, requests, consents and other communications hereunder shall be delivered and shall be effective in the manner specified in Section 9.4 of the Loan Agreement.

     8. Rights Not Construed as Duties. Boston Chicken neither assumes nor shall it have any duty of performance or other responsibility under any contracts in which Boston Chicken has or obtains a security interest hereunder. If the Company fails to perform any agreement contained herein, Boston Chicken may but is in no way obligated to itself perform, or cause performance of, such agreement, and the expenses of Boston Chicken incurred in connection therewith shall be payable by the Company under paragraph 12.

     9. Amendments. None of the terms and provisions of this Security Agreement may be modified or amended in any way except by an instrument in writing executed by each of the parties hereto.

     10. Severability. If any one or more provisions of this Security Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected, impaired or prejudiced thereby.

     11. Expenses. The Company agrees to indemnify Boston Chicken from and against any and all claims, losses and liabilities growing out of or resulting from this Security Agreement (including, without limitation, enforcement of this Security Agreement), except claims, losses or liabilities resulting from the Boston Chicken's gross negligence or willful misconduct.

     12. Successors and Assigns; Termination. This Security Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until full payment and performance of the Secured Obligations (b) be binding upon the Company, its successors and assigns and (c) inure, together with the rights and remedies of Boston Chicken hereunder, to the benefit of Boston Chicken and its successors, transferees and assigns. Upon the full payment and performance of the Secured Obligations the security interests granted hereby shall terminate and all rights to the Collateral shall revert to the Company. Upon any such termination, Boston Chicken will, at the Company's expense, execute and deliver to the Company such documents as the Company shall reasonably request to evidence such termination.

     13. Submission to Jurisdiction. The Company agrees that any legal action or proceeding with respect to this Security Agreement or the transactions contemplated hereby may be brought in any court of the State of Colorado, or in any court of the United States of America sitting in Colorado, and the Company hereby submits to and accepts generally and unconditionally the jurisdiction of those courts with respect to their respective person and property, and irrevocably consents to the service of process in connection with any such action or proceeding by personal delivery to the Company or by the mailing thereof by registered or certified mail, postage prepaid addressed to the Company at the address for notices as provided in Section 7 hereof. Nothing in this paragraph shall affect the right of Boston Chicken to serve process in any other manner permitted by law or limit the right of Boston Chicken to bring any such action or proceeding against the Company or property in the courts of any other jurisdiction. The Company hereby irrevocably waives any objection to the laying of venue of any such suit or proceeding in the above described courts.

     14. Waiver of Jury Trial. No party to this instrument, which includes any assignee, successor, heir or personal representative of a party, shall seek a jury trial in any lawsuit, proceeding, counterclaim, or any other litigation procedure based upon, or arising out of this Agreement, any related instrument, or the dealings or the relationship between the parties. If the subject matter of any such litigation is one in which the waiver of a jury trial is prohibited, if at all, under the controlling law of the applicable jurisdiction, by constitutional or statutory provision, no party hereto will present as a defense or counterclaim in such litigation any claim which would reduce or offset any amount or right claimed under the provisions of this Agreement. No party will seek to consolidate any such action, in which a jury has been waived, with any other action in which a jury trial cannot or has not been waived.

     THE PROVISIONS OF THIS SECTION 14 HAVE BEEN FULLY DISCUSSED BY THE PARTIES HERETO, AND THESE PROVISIONS SHALL BE SUBJECT TO NO EXCEPTIONS. NO PARTY HAS IN ANY WAY AGREED WITH OR REPRESENTED TO ANY OTHER PARTY THAT THE PROVISIONS OF THIS PARAGRAPH WILL NOT BE FULLY ENFORCED IN ALL INSTANCES. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE BANK IN ENTERING INTO THIS AGREEMENT.

     IN WITNESS WHEREOF, the Company has caused this Security Agreement to be duly executed as of the day and year first set forth above.

                                      [NAME OF COMPANY]


                                      By:
                                           -------------------------------------
                                      Its:
                                           -------------------------------------

                                    EXHIBIT E

                           FORM OF OPINION OF COUNSEL

                          [Form of Opinion of Counsel]
                                     [Date]


Boston Chicken, Inc.
14103 Denver West Parkway
Golden, CO 80401

     Re:

Ladies and Gentlemen:

     We have acted as counsel for Progressive Bagel Concepts, Inc., a Delaware corporation (the "Company") and Brackman Bros., Inc. (the "Subsidiary"), in connection with the preparation, execution, and delivery of the Documents (as hereinafter defined). This opinion is furnished to you pursuant to Section 7.1 of the Agreement (as hereinafter defined). As used herein, the term "State" means the State of [opining jurisdiction] and the term "UCC" means the Uniform Commercial Code as in effect in the State on the date hereof. Other capitalized terms used herein and not otherwise defined herein have the meanings provided in the Agreement.

     The documents we have examined in rendering this opinion are the following:

          (i) The following, collectively called the "Documents":

               (a) the Secured Loan Agreement (the "Agreement"), of even date herewith, between the Company and Boston Chicken, Inc. ("Boston Chicken");

               (b) the Convertible Secured Note of the Company, of even date herewith and delivered pursuant to the Agreement (the "Note");

               (c) the Subsidiary Stock Pledge Agreement, dated of even date herewith, between the Company and Boston Chicken delivered pursuant to the Agreement (the "Subsidiary Pledge Agreement");

               (d) the Subsidiary Security Agreement, dated of even date herewith between Brackman Bros., Inc. and Boston Chicken pursuant to the Agreement (the "Subsidiary Security Agreement"); and

               (e) [other documents as applicable]

          (ii) A certificate of the Secretary of the Company certifying as to
     (A) the Certificate of Incorporation and bylaws of the Company and (B) resolutions adopted on ____________________ by the Board of Directors and shareholders of the Company;

          (iii) Copies of those indentures, loan or credit agreements, leases, guarantees, mortgages, security agreements, bonds, notes and other agreements or instruments, and orders, writs, judgments, awards, injunctions and decrees, which have been certified by the Secretary of the Company as those documents which affect or purport to affect the Company's right to borrow money under, or right to undertake and perform its obligations under, the Documents (collectively, the "Other Agreements and Court Orders"), a copy of which certificate is attached hereto as Exhibit A; and

          (iv) A certificate of the Secretary of State of the State of ____________________ dated _________________, attesting to the continued
     corporate existence and good standing of the Company in that state.

     We have also examined such other corporate documents and records, and other certificates, opinions and instruments and have conducted such investigation as we have deemed necessary as a basis for the opinions expressed below. As to factual matters relevant to our opinions expressed below, we have, without independent investigation, relied upon all of the foregoing, upon the factual representations made by the Company in Article IV of the Agreement, upon certificates of the officers of the Company and of public officials, and upon public records.

     Based upon and subject to the matters stated herein and upon such investigation as we have deemed necessary, we are of the opinion that:

          1. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the state of its incorporation, with corporate power and authority to enter into the Agreement and to issue the Note and incur the indebtedness to be evidenced thereby.

          2. The Subsidiary is a corporation duly organized, validly existing, and in good standing under the laws of the state of its incorporation, with corporate power and authority to enter into the Documents to which it is a party.

          3. Each of the Documents to which the Company is a party has been duly authorized by all required corporate action on the part of the Company, and each of them has been duly executed and delivered by the Company, and constitutes the legal, valid, and binding obligation of the Company, enforceable against the Company in accordance with its terms.

          4. Each of the Documents to which the Subsidiary is a party has been duly authorized by all required corporate action on the part of the Subsidiary, and each of them has been duly executed and delivered by the Subsidiary, and constitutes the legal, valid, and binding obligation of the Subsidiary, enforceable against the Subsidiary in accordance with its terms.

          5. The execution and delivery of the Documents and the performance by the Company of its obligations thereunder, will not conflict with or result in any breach of any of the provisions of, or constitute a default under, or result in the creation or imposition of any lien or encumbrance upon any of the properties of the Company pursuant to the provisions of (a) its Certificate of Incorporation or bylaws, (b) any of the Other Agreements and Court Orders, or (c) any law, rule, or regulation including without limitation Regulation G, T, U or X of the Board of Governors of the Federal Reserve.

          6. The execution and delivery of the Documents and the performance by the Subsidiary of its obligations thereunder, will not conflict with or result in any breach of any of the provisions of, or constitute a default under, or result in the creation or imposition of any lien or encumbrance upon any of the properties of the Subsidiary pursuant to the provisions of
     (a) its Certificate of Incorporation or bylaws, (b) any of the Other Agreements and Court Orders, or (c) any law, rule, or regulation including without limitation Regulation G, T, U or X of the Board of Governors of the Federal Reserve.

          7. To the best of our knowledge, no consent, authorization, appraisal, or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other person, which has not been obtained or taken, is required for the execution and delivery of, or the performance by the Company or the Subsidiary of their respective obligations under, each of the Documents.

          8. Under applicable law, the Company's Certificate of Incorporation and bylaws, and all contracts, agreements, or restrictions known by us to bind the Company, the vote of the holders of a majority of the shares of common stock of the Company is sufficient to elect the directors of the Company, approve the merger, consolidation, or sale of substantially all of the assets of the Company, or take any other action whatsoever.

          9. The Company is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

          10. The Company is not a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

          11. The Agreement creates a valid security interest in your favor as security for the payment of the obligations of the Company under the Agreement and the Note in all of the Company's right, title, and interest in and to all personal property (the "Code Collateral") included within the definition of the term Collateral (as defined in the Agreement) in which a security interest can be granted under the UCC and Non-[opining jurisdiction] Codes (as such term is hereinafter defined)./1/ We have examined the financing statements (the "Financing Statements") to be filed in the filing offices listed on Annex I attached hereto (the "Filing Offices") with respect to the security interests granted to Boston Chicken pursuant to the Agreement, and upon the filing of such Financing Statements in the Filing Offices, and assuming that the representations made in the Agreement with respect to the location of the Code Collateral and the chief executive office of the Company are and remain true and correct: (a) all filings, registrations and recordings necessary to perfect the security interest granted to you under such Agreement in respect of all Code Collateral in which a security interest may be perfected by filing a financing statement in the Filing Offices will have been accomplished; and
     (b) the security interests granted to you pursuant to such Agreement in and to such Code Collateral will be perfected to the extent that such security interests may be perfected by filing financing statements in the Filing Offices under the UCC and the Non-[opining jurisdiction] Codes.

          12. The Subsidiary Security Agreement creates a valid security interest in your favor as security for the payment of the obligations of the Company under the Agreement and the Note in all of the Subsidiary's right, title, and interest in and to all personal property (the "Code Collateral") included within the definition of the term Collateral (as defined in the Agreement) in which a security interest can be granted under the UCC and Non-[opining jurisdiction] Codes (as such term is hereinafter defined)./2/ We have examined the financing statements (the "Financing Statements") to be filed in the filing offices listed on Annex I attached hereto (the "Filing Offices") with respect to the security interests granted to Boston Chicken pursuant to the Subsidiary Security Agreement, and upon the filing of such Financing Statements in the Filing Offices, and assuming that the representations made in the Subsidiary Security Agreement with respect to the location of the Code Collateral and the chief executive office of the Subsidiary are and remain true and correct: (a) all filings, registrations and recordings necessary to perfect the security interest granted to you under such Subsidiary Security Agreement in respect of all Code Collateral in which a security interest may be perfected by filing a financing statement in the Filing Offices will have been accomplished; and
     (b) the security interests granted to you pursuant to such Subsidiary Security Agreement in and to such Code Collateral will be perfected to the extent that such security interests may be perfected by filing financing statements in the Filing Offices under the UCC and the Non-[opining jurisdiction] Codes.

          13. The Pledge Agreement creates a valid security interest in your favor as security for payment of the Secured Obligations in the Collateral (as such terms are defined in the Pledge Agreement). Assuming the continuous possession at all times hereafter by you of the Pledged Shares (as defined in the Pledge Agreement) which are evidenced by instruments or certificates, the security interests created in your favor under


- ----------

/1/* Opinion with respect to the perfection of security interests in Non-Opining Jurisdictions is only required when the Company has code Collateral or its chief executive office outside of the Non-Opining Jurisdiction.

/2/* Opinion with respect to the perfection of security interests in Non-Opining Jurisdictions is only required when the Company has code Collateral or its chief executive office outside of the Non-Opining Jurisdiction.

     the Pledge Agreement with respect to such Pledged Shares constitute perfected security interests in such Pledged Shares.

     In addition to any assumptions, qualifications and other matters set forth elsewhere herein, the opinions set forth above are subject to the following:

     (a) For the purposes of this opinion, we have assumed that the Code Collateral exists and the Company and the Subsidiary have rights or title to each item thereof, that all natural persons have legal capacity, that all items submitted to us as originals are authentic and all signatures thereon are genuine, that all items submitted to us as copies conform to the originals and each such original or copy is complete and has been duly executed and delivered by each party (other than the Company and the Subsidiary) pursuant to due authorization as such party's legal, valid, and binding obligation, enforceable against such party in accordance with its respective terms.

     (b) Our opinion with respect to the legality, validity, binding effect, and enforceability of any document or agreement is subject to the effect of any applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, or similar law affecting creditors' rights generally and to the effect of general principles of equity, including (without limitation) concepts of materiality, reasonableness, good faith, and fair dealing (regardless of whether considered in a proceeding in equity or at law).

     (c) We call your attention to the following matters (as well as those matters set out in paragraph (d) below) as to which we express no opinion:

          (i) the Company's agreement in the Agreement to indemnify you against costs, expenses, or liability notwithstanding your acts of gross negligence or willful misconduct;

          (ii) the Company's agreements in the Agreement for payment or reimbursement of costs, fees, and expenses or indemnification for claims, losses, or liabilities to the extent any such provision may be determined by a court or other tribunal to be in an unreasonable amount, to constitute a penalty, or to be contrary to public policy;

          (iii) any of the waivers or remedies contained in the Documents, whether or not any Document deems any such waiver or remedy commercially reasonable, if such waivers or remedies are determined (1) not to be commercially reasonable within the meaning of the UCC, (2) to conflict with mandatory provisions under the UCC or other applicable law, or (3) to be taken in a manner determined to be unreasonable or not performed in good faith or with fair dealing or with honesty in-fact;

          (iv) certain other provisions contained in the Documents which may be limited or rendered ineffective by applicable laws or judicial decisions governing such provisions or holding their enforcement to be unreasonable under the then-existing circumstances, but such laws and judicial decisions do not, in our opinion, render the Documents invalid as a whole or leave you without remedies; or

          (v) the priority or continued perfection of any security interest or lien granted by the Company to you under any of the Documents.

     (d) Our opinions set forth in paragraph 8 above are subject to the following further qualifications, exclusions and assumptions:

          (i) Our opinions are qualified by and subject to:

               (A) in the case of proceeds, continuation of perfection of your security interest therein is limited to the extent set forth in
          Section 9-306 of the UCC;

               (B) in the case of property which becomes collateral after the date hereof, Section 547 of the United States Bankruptcy Code (the "Bankruptcy Code") provides that a transfer is not made until the debtor has rights in the property transferred, so a security interest in after-acquired property which is security for other than a contemporaneous advance may be treated as a voidable preference under the conditions (and subject to the exceptions) provided by Section 547;

               (C) Section 552 of the Bankruptcy Code limits the extent to which property acquired by a debtor after the commencement of the case under the Bankruptcy Code may be subject to a security interest arising from a security agreement entered into by the debtor before the commencement of such case; and

               (D) Section 364 of the Bankruptcy Code provides that the extension of secured credit after the commencement of a case under the Bankruptcy Code requires court approval.

          (ii) We express no opinion as to:

               (A) the creation or perfection of any security interest in any fixtures or property excluded from the provisions of the UCC pursuant to 9-104; and

               (B) the perfection of any security interest in accounts that are an obligation of the Federal government or any agency or political subdivision thereof to the extent that any applicable laws require any actions in addition to filing of the Financing Statements.

          (iii) We have assumed with your permission that:

               (A) the Company has right, title, and interest in and to the collateral pledged by it;

               (B) all items of collateral (including, without limitation, money, shares of capital stock, or additional instruments) pledged under the Pledge Agreement, of which possession must be obtained and retained by a secured party in order to perfect its security interest pursuant to Section 9-103 and 9-304 of the UCC, are in your actual or constructive possession and not in the possession of the Company or any of its subsidiaries, affiliates, or agents;

               (C) all items of collateral constitute items which are mobile in nature and, if installed on any property, do not constitute fixtures; and

               (D) none of the collateral consists of consumer goods, farm products, crops, timber, minerals, or the like (including oil and gas), or accounts resulting from the sale thereof, receivables due from any government or agency or department thereof, beneficial interests in a trust or a decedent's estate, letters of credit, inventory which is subject of any negotiable documents of title, such as a negotiable bill of lading or warehouse receipt held by anyone other than you or on your behalf, or items which are subject to a requirement of any jurisdiction, including the State, which provides for a registration or certificate of title or a filing other than under the UCC.

     Whenever our opinion with respect to the existence or absence of facts is indicated to be based on our knowledge or awareness, we are referring solely to the actual knowledge of the particular [firm name] attorneys who have represented the Company in connection with the Documents. Except as expressly set forth herein, we have not undertaken any independent investigation to determine the existence or absence of such facts and no inference as to our knowledge concerning such facts should be drawn from the fact that such representation has been undertaken by us.

     Our opinions expressed herein are limited to the laws of the State of [opining jurisdiction], [the general corporation law of the state of the Company's and Subsidiary's incorporation if different than the opining jurisdiction] and the federal laws of the United States, and we do not express any opinion herein concerning any other law except as expressly set forth in paragraph 8 above. With respect to our opinions in paragraph 8, to the extent our opinions are not governed by federal or [opining jurisdiction] law, our opinions are based solely and exclusively on a review of Subsections 9-103(3), 9-203(1) and (2), 9-302(1), 9-303, 9-401(1) and 9-402(1) and (3) of the Uniform
Commercial Codes as reported by [Commerce Clearing House, Inc. in the Secured Transactions Guide for the states listed on Annex I] (collectively, the states listed on Annex I are sometimes referred to herein as the "Non-[opining jurisdiction] Jurisdictions" and the Uniform Commercial Codes as adopted and in effect in such Non-[opining jurisdiction] Jurisdictions are sometimes called the "Non-[opining jurisdiction] Codes"). We have not reviewed, and we express no opinion on, local custom with respect to, and any other sections of, the Non-[opining jurisdiction] Codes, including any provisions that are referred to in the sections that we have reviewed which are noted above, nor have we reviewed any other statutes of the Non-[opining jurisdiction] Jurisdictions or judicial decisions construing or interpreting the laws of the Non-[opining jurisdiction] Jurisdictions, including the Non-[opining jurisdiction] Codes. By rendering the opinions set forth in paragraph 8 we do not intend to indicate that we are experts on, or qualified to render opinions on, the laws of the Non-[opining jurisdiction] Jurisdictions. Accordingly, we caution you that the opinions in paragraph 8 could be materially affected by local custom, other provisions of the Non-[opining jurisdiction] Codes, other statutes, laws, or regulations of the Non-[opining jurisdiction] Jurisdictions or judicial decisions of courts construing or interpreting the laws of the Non-[opining jurisdiction] Jurisdictions, including the Non-[opining jurisdiction] Codes.

     This opinion is furnished to you solely in connection with the transactions described above and may not be relied upon by you (and to the extent indicated in the previous sentence, your counsel) for any other purpose or by any other person in any manner or for any purpose.


                                            Very truly yours,

                                     Annex 1



UCC-1 Financing Statement filings to perfect a security interest in collateral not constituting fixtures:

State                     Filing Office                Reporting Publication
- -----                     -------------                ---------------------

                                                                       Exhibit A
                                                                       ---------



                                  Certificate
                                  -----------


The undersigned hereby certifies that he is the duly elected Secretary of Progressive Bagel Concepts, Inc., a Delaware corporation (the "Company"), and further certifies that the following documents are the only documents to which the Company is a party that affect or purport to affect the Company's right to borrow money under, or the Company's right to undertake and perform its obligations under, the Documents (as defined in the Secured Loan Agreement, dated _____________________, between the Company and Boston Chicken, Inc.)



Date:
     ------------------------------

                                       -----------------------------------------
                                       Secretary

                                   EXHIBIT F-1

                ACCOUNTING AND ADMINISTRATIVE SERVICES AGREEMENT

                                   EXHIBIT F-2

                          FINANCIAL SERVICES AGREEMENT

                                   EXHIBIT F-3

                         REAL ESTATE SERVICES AGREEMENT

                                   EXHIBIT F-4

             COMPUTERS AND COMMUNICATION SYSTEMS SERVICES AGREEMENT

                                    EXHIBIT G

                         INVESTOR REPRESENTATION LETTER

                          LETTERHEAD OF INVESTOR GROUP


Boston Chicken, Inc.
14103 Denver West Parkway
Golden, CO 80401

Ladies and Gentlemen:

The undersigned hereby makes the following representations to Boston Chicken, Inc. ("BCI") in connection with and as an inducement to and of the consummation of certain transactions with Progressive Bagel Concepts, Inc., a Delaware corporation (the "Company"):

The undersigned has conducted an investigation of the Company, including the management and current and proposed operations of the Company, and of the locations, characteristics, and demographics of (i) the stores (the "Stores") in the States of _____________, ___________________, and ________________ (the
"Area"), (ii) the sites for Stores in the Area subject to executed leases or purchase contracts (the "Leased and Contracted Sites"), and (iii) the potential sites for Stores being negotiated in the Area (the "Sites in Progress"), in each case to be purchased by the Company from BCI. The undersigned has reviewed all of the documents, records, reports, and other available materials relating to the Company's operations, the Stores, the Leased and Contracted Sites, and the Sites in Progress, and is familiar with their content. The undersigned acknowledges that it has been given access to and has visited and examined the Company's operations and the Stores, the Leased and Contracted Sites, and the Sites and in Progress, and is satisfied with the condition thereof and that all inquiries have been answered to its satisfaction. For the purpose of conducting these investigations, the undersigned has employed the services of its own agents, representatives, experts, and consultants. In all matters affecting the undersigned's decision to invest in the Company, the undersigned is relying upon the advice and opinions of its own agents, representatives, experts, and consultants and not upon any information or statement, oral or written, of or provided by BCI or its officers, directors, agents, representatives, or attorneys.

Very truly yours,

                        EXHIBIT 9.B(a)

             Opinion of Smith, Gill, Fisher & Butts

                                  EXHIBIT __


                  [ON _____________________________ LETTERHEAD]


                             _________________, 1995


Progressive Bagel Concepts, Inc.
[insert address]


Attention:

     Re: Transfer of assets of Bagel & Bagel, Inc., a _____________ corporation (the "Company")

Dear Sirs:

     We have served as counsel for the Company and _______________________ , the owner of all the outstanding shares of the common stock of the Company (the "Shareholder") in connection with the transfer by the Company of all the assets of the Company (the "Contributed Assets") to Progressive Bagel Concepts, Inc. ("PBCI") and have been requested by the Company and the Shareholder to render our opinion to you in regard to certain matters related to said transaction. Any initially capitalized terms used but not defined in this opinion shall have the meanings assigned to such terms in that certain Agreement to Contribute Assets by and among the Company, the Shareholder and PBCI of even date herewith (the "Agreement").

     We have examined and relied and base our opinion on originals or copies, certified or otherwise identified to our satisfaction, of the following documents and records and upon such matters of law as we have deemed necessary for the purposes of this opinion:

     (i) The Articles of Incorporation, Bylaws, minute book and stock transfer ledger of the Company;

     (ii) [Insert other documents]; and

     (iii) The Agreement and all Exhibits thereto.

     The opinions set forth herein are qualified as stated herein and are qualified further by the following:

          (a) This opinion is based upon existing laws, ordinances and regulations in effect as of the date hereof and as they presently apply.

          (b) We express no opinion as to the effect of the laws of any state or jurisdiction other than the State of ____________ and the laws of the United States of America upon the transactions herein.

          (c) In rendering the opinions set forth below, we have relied, to the extent we believe appropriate, as to matters of fact, (i) upon certificates or statements of public officials and of the officers of the Company and the Shareholder and (ii) upon representations and warranties of the Company and Shareholder contained in the Agreement and we have made no independent investigation or verification of said facts. No opinion is being expressed as to the effect of any event, fact or circumstance of which we have no actual knowledge.

          (d) We have assumed the competency of the signatories to the Agreement, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the accuracy and completeness of all records made available to us.

          (e) We have assumed that (i) the Agreement has been duly authorized, executed and delivered by the parties thereto (other than our clients), are within their corporate powers, and are their legal, valid and binding obligations and that they are in compliance with all applicable laws, rules and regulations governing the conduct of their respective businesses and this transaction, (ii) the parties to the Agreement (other than our clients) and all documents to be delivered thereunder or in connection therewith are not subject to any statute, rule or regulation or any impediment that requires them or our clients to obtain the consent, or to make any declaration or filing with any governmental authority in connection with the transactions contemplated by the Agreement, and (iii) all terms, provisions and conditions relating to the transaction referred to in this opinion letter are correctly and completely reflected in the Agreement and all documents to be delivered thereunder or in connection therewith.

          (f) The opinions hereafter expressed are qualified to the extent that:
     (i) the characterization of, and the enforceability of any rights or remedies in, any agreement or instrument may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer, equitable subordination, or similar laws and doctrines affecting the rights of creditors generally and general equitable principles; (ii) the availability of specific performance, injunctive relief or any other equitable remedy is subject to the discretion of a court of competent jurisdiction; and (iii) the provisions of any document, agreement or instrument that (a) may require indemnification or contribution for liabilities under the provisions of any Federal or state securities laws or in respect to the neglect or wrongful conduct of the indemnified party or its representatives or agents, (b) purport to confer, waive or consent to the jurisdiction of any court, or
     (c) waive any right granted by common or statutory law, may be unenforceable as against public policy.

          (g) In rendering our opinion in paragraph 1 below regarding the good standing of the Company, we have relied upon a certificate of good standing dated ________, 1995 issued by the Secretary of State of ________________, which we have assumed to be accurate as of the date hereof.

          (h) In rendering our opinion, with respect to the existence or absence of facts, is qualified by the phrase "to our knowledge" or a phrase of similar import, it indicates that during the course of our representation of the Shareholders in connection with the subject transaction no information has come to the attention of our attorneys who have worked on the subject transaction which would give us current actual knowledge of the existence or absence of such facts. However, except to the extent expressly set forth herein, we have not undertaken any independent investigation to determine the existence or absence of such facts, and no inference as to our knowledge of the existence or absence of such facts should be drawn from the fact of our representation of the Shareholders or any other matter.

     Based on the foregoing, and in reliance thereon, but subject to the assumptions, limitations and qualification expressed herein, we are of the opinion that:

     1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of _______________ , and has full corporate power and authority to enter into and perform the Agreement and consummate the transactions contemplated thereby.

     2. The execution, delivery and performance of the Agreement and the consummation of the transactions contemplated thereby by the Company have been duly authorized by all necessary corporate action and the Agreement is a legal, valid and binding Agreement of the Company, and enforceable in accordance with its terms.

     3. The Shareholder is of legal age and to our knowledge the Shareholder otherwise has full legal capacity to enter into and perform the Agreement and consummate the transactions contemplated thereby.

     4. The Agreement is a legal, valid and binding agreement of the Shareholder, enforceable in accordance with its terms.

     5. The Company is authorized to issue _______ shares of capital stock, par value $ _________ per share (the "Shares"); all of the issued and outstanding Shares are owned of record by the Shareholder, and there are __________ issued and outstanding Shares.

     6. To our knowledge, (i) neither the Company nor its sole Shareholder is subject to any restriction, agreement, law, order, writ, injunction, judgment or decree which would prohibit or be violated by the execution and delivery of the Agreement or the consummation of the transactions contemplated thereby, (ii) no consent or approval is required to be obtained by the Company nor its sole Shareholder from any third party or governmental agency with respect to the Agreement or the consummation of the transactions contemplated thereby, except as disclosed in the Agreement, (iii) the Agreement or the consummation of the transaction contemplated thereby does not conflict with or violate the terms and conditions of the certificate of incorporation or the bylaws of the Company, and
(iv) neither the execution, delivery nor performance of the transactions contemplated by the Agreement, nor compliance with the terms and provisions thereof by the Company or its sole Shareholder will conflict with, violate, constitute a default under (or an event which upon notice or lapse of time or both will constitute a default under) or result in any breach of any material note, bond, mortgage, indenture, deed of trust, license, franchise, permit, lease, contract or other material agreement or instrument to which the Company or the Shareholder is a party or by which it or the Contributed Assets are bound or affected.

     7. To our knowledge, there are no actions, suits, proceedings or investigations pending or threatened against the Company or the Shareholder at law or equity before any court, governmental agency or arbitrator which reasonably could be expected to result in a materially adverse change in the business or assets of the Company or which could materially adversely affect the transactions contemplated by the Agreement, except as disclosed in the Agreement.

     8. To our knowledge, and except as described in the Agreement, the Contributed Assets are free and clear of any claim, lien, encumbrance or security interest.

     9. Except as described in the Agreement, there is no option, right or other agreement or commitment obligating the Company to sell the contributed Assets.

     We call your attention to the fact that, although we represent the Company and Shareholder in connection with the subject transaction, our engagement has been limited to specific matters as to which we have been consulted.

     This opinion is limited to the matters stated herein. We disavow any obligation to update this opinion or advise you of any changes in our opinion in the event of changes in applicable laws or facts or if additional or newly discovered information is brought to our attention. This opinion is provided to you as a legal opinion only and not as a guaranty or warranty of the matters discussed herein or in the documents referred to herein. No opinion may be inferred or implied beyond the matters expressly stated herein and no portion of this opinion may be quoted or in any other way published without the prior written consent of the undersigned. Further, this opinion may be relied upon only by the addressee hereof and not by any other party.

                                        Very truly yours,


                                        __________________________________


                                        By: ______________________________

                                 EXHIBIT 9.C(6)

                           Opinion of Rudnick & Wolfe

                             _________________, 1995

                                                      (312) 368-4000


Mr. Richard Lazoff
Bagel & Bagel, Inc.

___________________

___________________


     Re: Transfer of shares of common stock of Progressive Bagel Concepts, Inc., a Delaware corporation (the "Company") and Boston Chicken, Inc., a Delaware corporation ("BCI")

Dear Sirs:

     We have served as counsel for the Company in connection with the transfer of certain shares of common stock of the Company (the "Exchange Shares") and certain shares of common stock of BCI (the "BCI Shares") and have been requested by the Company to render our opinion to you in regard to certain matters related to said transaction. Any initially capitalized terms used but not defined in this opinion shall have the meanings assigned to such terms in that certain Agreement to Contribute Assets by and among Bagel & Bagel, Inc., the sole shareholder of Bagel & Bagel, Inc. ("Shareholder") and Progressive Bagel Concepts, Inc. of even date herewith together with the schedules and exhibits attached thereto (the "Agreement").

     We have examined and relied and base our opinion on originals or copies, certified or otherwise identified to our satisfaction, of the following documents and records and upon such matters of law as we have deemed necessary for the purposes of this opinion:

     (i) The Articles of Incorporation, Bylaws, minute book and stock transfer ledger of the Company; and

     (ii) The Agreement and all Exhibits thereto.

     The opinions set forth herein are qualified as stated therein and are qualified further by the following:

Mr. Richard Lazoff
Bagel & Bagel, Inc.
Page 2


          (a) This opinion is based upon existing laws, ordinances and regulations in effect as of the date hereof and as they presently apply.

          (b) We express no opinion as to the effect of the laws of any state or jurisdiction other than the State of Illinois, the General Corporation Law of the State of Delaware and the laws of the United States of America upon the transactions described herein.

          (c) In rendering the opinions set forth below, we have relied, to the extent we believe appropriate, as to matters of fact, (i) upon certificates or statements of public officials and of the officers of the Company and
     (ii) upon representations and warranties of the Company contained in the Agreement and we have made no independent investigation or verification of said facts. No opinion is being expressed as to the effect of any event, fact or circumstance of which we have no actual knowledge.

          (d) We have assumed the competency of the signatories to the Agreement, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the accuracy and completeness of all records made available to us.

          (e) We have assumed that (i) the Agreement has been duly authorized, executed and delivered by the parties thereto (other than our client), are their legal, valid and binding obligations and that they are in compliance with all applicable laws, rules and regulations governing the conduct of their respective businesses and this transaction, (ii) the parties to the Agreement (other than our clients), and all documents to be delivered thereunder or in connection therewith are not subject to any statute, rule or regulation or any impediment that requires them or our client to obtain the consent, or to make any declaration or filing with any governmental authority in connection with the transactions contemplated by the Agreement, and (iii) all terms, provisions and conditions relating to the transaction referred to in this opinion letter are correctly and completely reflected in the Agreement and all documents to be delivered thereunder or in connection therewith.

          (f) The opinions hereafter expressed are qualified to the extent that:
     (i) the characterization of, and the enforceability of any rights or remedies in, any agreement or instrument may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer, equitable subordination, or similar laws and doctrines affecting the rights of creditors generally and general equitable principles; (ii) the availability of specific performance, injunctive relief or any other equitable remedy is subject to the discretion of a court of competent jurisdiction and (iii) the

Mr. Richard Lazoff
Bagel & Bagel, Inc.
Page 3


     provisions of any document, agreement or instrument that (a) may require indemnification or contribution for liabilities under the provisions of any Federal or state securities laws or in respect to the neglect or wrongful conduct of the indemnified party or its representatives or agents, (b) purport to confer, waive or consent to the jurisdiction of any court, or (c) waive any right granted by common or statutory law, may be unenforceable as against public policy.

          (g) In rendering our opinion in paragraph 1 below regarding the good standing of the Company, we have relied upon a certificate of good standing dated _______________________, 1995 issued by the Secretary of State of Delaware, which we have assumed to be accurate as of the date hereof.

          (h) In rendering our opinions in Paragraph 7 below regarding the BCI Shares, we have relied solely upon an opinion rendered by counsel for BCI of even date herewith without having conducted an investigation to determine or verify the accuracy of the opinion expressed by counsel for BCI.

          (i) Whenever our opinion, with respect to the existence or absence of facts, is qualified by the phrase "to our knowledge" or a phrase of similar import, it indicates that during the course of our representation of the Company in connection with the subject transaction no information has come to the attention of our attorneys who have worked on the subject transaction which would give current actual knowledge of the existence or absence of such facts. However, except to the extent expressly set forth herein, we have not undertaken any independent investigation to determine the existence or absence of such facts, and no inference as to our knowledge of the existence or absence of such facts should be drawn from the fact of our representation of the Company or any other matter.

     Based on the foregoing, and in reliance thereon, but subject to the assumptions, limitations and qualifications expressed herein, we are of the opinion that:

          1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has full corporate power and authority to enter into and perform under the Agreement and consummate the transactions contemplated thereby. The execution, delivery and performance of the Agreement and the consummation of the transactions contemplated thereby by the Company have been duly authorized by all necessary corporate action and the Agreement are valid and binding agreements of the Company, enforceable in accordance with its terms.

 Mr. Richard Lazoff
 Bagel & Bagel, Inc.
 Page 4


          2. To our knowledge, the Company is not subject to any restriction, agreement, law, judgment or decree which would prohibit or be violated by the execution and delivery of the agreement or the consummation of the transactions contemplated hereby, and no consent or approval is required to be obtained by the Company from any third party or governmental agency with respect to the Agreement or the consummation of the transactions contemplated thereby.

          3. To our knowledge, there are no actions, suits or proceedings pending or threatened against the Company.

          4. With respect to the Exchange Shares, (a) the Company is authorized to issue ________________ shares of Exchange Shares (par value $.01 per share); (b) prior to delivery and issuance of the Exchange Shares pursuant to the Agreement, there were no issued and outstanding shares of Exchange Shares; and (c) except as disclosed in the Agreement and the Offering Letter dated ____________ , 1995 and the attached Confidential Private Placement Memorandum dated February 21, 1995, relating to the offering of the 13,480 shares of common stock of the Company (the "Offering Letter"), there are no other issued and outstanding shares of capital stock in the Company.

          5. Upon issuance and the delivery thereof to Bagel & Bagel, Inc. pursuant to the terms of the Agreement, the Exchange Shares (a) will be duly and validly authorized and issued, fully paid and nonassessable; (b) will not have been issued in violation of any preemptive right of any shareholder of the Company; and (c) to our knowledge, and except as described in the Agreement or the Offering Letter, will be free and clear of any claim, lien, encumbrance or security interest.

          6. Except as described in the Agreement or the Offering Letter, there is no option, warrant, right, call, subscription or other agreement or commitment obligating the Company to issue or sell, or to purchase or redeem, any shares of the Exchange Shares.

          7. The BCI's authorized capital consists of 100,000,000 shares of Common Stock, $0.01 par value per share, and 20,000,000 shares of preferred stock, $0.01 par value per share. All of the issued and outstanding shares of the BCI's Common Stock have been duly and validly authorized and issued, and are fully paid and nonassessable. The BCI Shares have been duly and validly authorized and issued, and are fully paid and nonassessable, free and clear of any security interest, lien, encumbrance, right or restriction whatsoever arising from the BCI (except restrictions on resale under state or federal securities laws), and there are no outstanding options, warrants, conversion

Mr. Richard Lazoff
Bagel & Bagel, Inc.
Page 5


     privileges, commitments or demands of any character relating to the Shares arising from the Seller.

          8. BCI is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. BCI has full corporate power and authority to enter into the Stock Purchase Agreement in accordance with its terms and such Stock Purchase Agreement and all transactions required thereunder have been duly authorized and approved by all necessary corporate action of the Seller.

          9. Each of the Stock Purchase Agreement and the Registration Rights Agreement is the legal, valid and binding obligation of BCI, enforceable in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, moratorium or similar laws affecting the enforcement of creditors' rights generally, and except as enforcement of any particular remedy may be limited by the application of equitable principles.

          10. Neither the execution and delivery of the Stock Purchase Agreement or the Registration Rights Agreement nor the consummation of the transactions contemplated thereby will (i) violate the Certificate of Incorporation or bylaws, as amended, of the BCI; (ii) violate or constitute an occurrence of default under any provision of, or conflict with, or result in acceleration of any obligation under, any mortgage, deed or trust, note, loan, lease or agreement to which it or any of its properties or assets may be bound; or (iii) violate any order, ruling, decree, judgment, arbitration award or stipulation to which BCI is subject.

          11. Bagel & Bagel, Inc. and Richard Lozoff's counsel may rely on this opinion in connection with any resale of the BCI Shares and assignment of its rights and obligations under the Stock Purchase Agreement and Registration Rights Agreement

          We call your attention to the fact that, although we represent the Company in connection with the subject transaction, our engagement has been limited to specific matters as to which we have been consulted.

     This opinion is limited to the matters stated herein. We disavow any obligation to update this opinion or advise you of any changes in our opinion in the event of changes in applicable laws or facts or if additional or newly discovered information is brought to our attention. This opinion is provided to you as a legal opinion only and not as a guaranty or warranty of the matters discussed herein or in the documents referred to herein. No opinion may be inferred or implied beyond the matters expressly stated herein and no portion of this opinion may be quoted or in any other way published without the prior written consent of the undersigned.

Mr. Richard Lazoff
Bagel & Bagel, Inc.
Page 6


Further, this opinion may be relied upon only by the addressee hereof and not by any other party.


                                        Very truly yours,

                                        RUDNICK & WOLFE


                                        By: ________________________________

cc:  Joel M. Alam
bcc: Janice M. Harris
JKM0230

                                    EXHIBIT A

                                 The Transferors